Exhibit 4.1

                                                               Execution Version





                          -----------------------------

                            NewWest Mezzanine Fund LP
                             KCEP Ventures II, L.P.
                       Convergent Capital Partners I, L.P.
             James F. Seifert Management Trust dated October 8, 1992



                                 Note Agreement


                            Dated as of May 12, 2003


                  $7,308,000 Senior Secured Subordinated Notes
                               Due April 30, 2006

                       ACT Teleconferencing Services, Inc.


                                       and


                              Warrants to Purchase
                                  Common Stock

                           ACT Teleconferencing, Inc.

                                TABLE OF CONTENTS

                                                                                    Page
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
SECTION 1.     DEFINITIONS; INTERPRETATION OF AGREEMENT.........................       1
   1.1.   Definitions...........................................................       1
   1.2.   Accounting Principles.................................................       1
   1.3.   Directly or Indirectly................................................       2
   1.4.   Construction..........................................................       2
SECTION 2.     DESCRIPTION OF NOTE AND COMMITMENT...............................       2
   2.1.   Description of Note, Security Agreement and Guarantee.................       2
   2.2.   Maximum Interest Rate.................................................       3
   2.3.   Warrants..............................................................       3
   2.4.   Commitment, Closing Date..............................................       4
   2.5.   Appointment of Collateral Agent.......................................       4
SECTION 3.     PAYMENTS ON THE NOTE.............................................       5
   3.1.   Optional Prepayments..................................................       5
   3.2.   Notice of Optional Prepayments........................................       5
   3.3.   Mandatory Prepayments.................................................       5
   3.4.   Direct Payment........................................................       5
   3.5.   Time and Manner of Payment............................................       6
   3.6.   Payments on the Note..................................................       6
   3.7.   Royalty Payments......................................................       6
SECTION 4.     REPRESENTATIONS..................................................       6
   4.1.   Representations of Borrower and Holdings..............................       6
   4.2.   Representations of the Investors......................................       6
SECTION 5.     CLOSING CONDITIONS...............................................       7
   5.1.   Conditions............................................................       7
   5.2.   Waiver of Conditions..................................................       8
SECTION 6.     BORROWER'S COVENANTS.............................................       9
   6.1.   Existence, Etc........................................................       9
   6.2.   Insurance; Maintenance of Properties..................................       9
   6.3.   Taxes, Claims for Labor and Materials, Compliance with Laws...........       9
   6.4.   Further Assurances....................................................      10
   6.5.   Nature of Business....................................................      10
   6.6.   Financial Statements, Reports and Rights of Inspection................      10
   6.7.   Indebtedness..........................................................      13
   6.8.   Transfers, Mergers, Leases and Limitations on Liens...................      13
   6.9.   Restricted Junior Payments............................................      15
   6.10.     Investments........................................................      15
   6.11.     Guarantees.........................................................      16
   6.12.     Bank Indebtedness..................................................      16
   6.13.     Transactions with Affiliates.......................................      16
   6.14.     Plans..............................................................      16
   6.15.     Financial Covenants................................................      16
   6.16.     SBA Matters........................................................      17
   6.17.     Preferred Stock; Use of Proceeds...................................      17
   6.18.     Holdings' and Borrower's Boards of Directors.......................      17
SECTION 7.     EVENTS OF DEFAULT AND REMEDIES...................................      17
   7.1.   Events of Default.....................................................      17
   7.2.   Notice to Purchaser...................................................      18
   7.3.   Acceleration of Maturities............................................      18
   7.4.   Remedies..............................................................      19

   7.5.      Application of Proceeds............................................      19
   7.6.      Waivers, Non-Exclusive Remedies....................................      19
   7.7.      Marshaling; Payments et Aside......................................      19
SECTION 8.     MISCELLANEOUS....................................................      20
   8.1.   Action by Purchaser; Amendments and Waivers...........................      20
   8.2.   Powers and Rights Not Waived..........................................      20
   8.3.   Expenses and Other Fees...............................................      20
   8.4.   Future Financings.....................................................      20
   8.5.   Indemnification.......................................................      21
   8.6.   No Fiduciary Relationship.............................................      21
   8.7.   Loss, Theft, Etc. of Note.............................................      22
   8.8.   Notices...............................................................      22
   8.9.   Successors and Assigns................................................      22
   8.10.     Survival of Covenants and Representations..........................      22
   8.11.     Headings; Counterparts.............................................      22
   8.12.     Governing Law......................................................      23
   8.13.     Consent to Jurisdiction............................................      23
   8.14.     Waiver of Jury Trial...............................................      23


Schedules:

Purchasers
Definitions
Representations and Warranties
Use of Proceeds
SBA Matters
Indebtedness
Financial Covenants
Fee
Capitalization
Projections
Financial Forms


Exhibits:

Exhibit A         Form of Note
Exhibit B         Form of Warrant and Warrant Agreement
Exhibit C         Form of Security Agreements
Exhibit D         Form of Closing Certificate
Exhibit E         Form of Legal Opinion
Exhibit F         Form of Guarantee
Exhibit G         Form of Pledge

                                 Note Agreement

         This Note Agreement (which, together with the Schedules and Exhibits which are attached and incorporated in this Agreement by reference, is referred to as the "Agreement") is effective as of May 12, 2003, among NewWest Mezzanine Fund LP, a Colorado limited partnership, KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (each, individually, an "Investor" and collectively, the "Purchaser"), ACT Teleconferencing, Inc., a Colorado corporation ("Holdings"), and ACT Teleconferencing Services, Inc., a Minnesota corporation (the "Company") and the Co-Borrowers listed on the signature page of this Agreement (the "Co-Borrowers" and, together with the Company, the "Borrower").

         In consideration of the premises and the respective promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the parties agree as follows:

SECTION 1.   DEFINTIONS; INTERPRETATION OF AGREEMENT.

             1.1. Definitions. Unless the context clearly requires otherwise, the terms set forth in the Definitions Schedule to this Agreement, when used in this Agreement, shall have the meanings set forth in such Schedule and such definitions shall be equally applicable to both the singular and plural forms of any of the terms defined in this Agreement.

             1.2. Accounting Principles. For purposes of this Agreement, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in conformity with GAAP. Any consolidation or other accounting computation required to be made for the purposes of this Agreement shall be done in accordance with GAAP, including determination of the character or amount of any asset or liability or item of income or expense. Financial statements and other information furnished to the Purchaser pursuant to this Agreement shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes materially affect financial covenants, standards or terms in this Agreement, then Borrower, on the one hand, and the Purchaser, on the other, agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and the Majority Purchaser (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) the Company shall prepare footnotes to each certificate and the financial statements required to be delivered under this Agreement that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting

Changes" means changes in accounting principles implemented by the Company, whether such changes are required by GAAP or recommended by the Company's certified public accountants or otherwise adopted by the Company.

            1.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

            1.4 Construction. As defined in this Agreement, the term "Borrower" includes the Company and each of the Co-Borrowers. Accordingly, unless otherwise provided in this Agreement to the contrary, (a) each of the representations, warranties and covenants made and each of the actions required to be taken by Borrower pursuant to this Agreement, including but not limited to Borrower's obligation to issue and sell the Note to the Purchaser, to make payments of principal, royalties, if any, premium, if any, and interest on the Note, and to indemnify and pay expenses of the Purchaser in connection with the transactions contemplated by the Financing Documents, shall be deemed to be the representations, warranties, covenants and actions of the Company and each Co-Borrower and (b) each of the rights and benefits conferred on Borrower pursuant to this Agreement shall be deemed to be the rights and benefits of the Company and each Co-Borrower. Also as defined in this Agreement, the term "Purchaser" includes each of the Investors. Accordingly, unless otherwise provided in this Agreement to the contrary, (a) the representations, warranties and covenants made and each of the actions required to be taken by the Purchaser pursuant to this Agreement, including the Purchaser's obligation to purchase the Note and the Warrant, shall be deemed to be the several and not joint representations, warranties, covenants and actions of the Investors and (b) each of the rights of and benefits conferred upon the Purchaser pursuant to this Agreement, including its right to receive principal, royalties, if any, premium, if any, and interest on its Note, to receive notice of Defaults and other specified events, and to require prepayment of its Note upon the occurrence of a Triggering Event, shall be deemed to be the rights and benefits of each of the Investors. As used in this Agreement and the other Financing Documents, the term "including" means "including, without limitation" unless the context clearly requires otherwise.

SECTION 2.  DESCRIPTION OF NOTE AND COMMITMENT.

            2.1. Description of Note, Security Agreement and Guarantee.
Borrower shall authorize the issuance and sale to the Purchaser of one or more of its Senior Secured Subordinated Notes in the aggregate principal amount of $7,308,000 (collectively, the "Note") to be dated the date of initial funding, to bear interest from the date of funding at the rate of 12% per annum, payable monthly in arrears on the first day of each month (commencing June 1, 2003) and at maturity, and, during the continuance of an Event of Default, to bear interest on the principal and (to the extent legally enforceable) on any overdue installment of interest or royalties at the rate of 15% per annum, compounded monthly, with principal to be payable in one installment, together with accrued interest thereon to the date of full and final payment of the Note, on April 30, 2006, and to be substantially in the form attached to this Agreement as Exhibit
A. The Notes shall be issued with original issue discount at an aggregate price to the Purchaser and proceeds to the Borrower of $7,000,000. Interest on the Note shall accrue and be computed on the basis of a 360-day year of twelve 30-day months. The Note is not subject to prepayment or redemption at the option of Borrower prior to its expressed maturity date, except upon the terms and conditions set forth in (S)3. To secure the prompt and complete payment, performance and observance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of such Obligations, Borrower hereby grants to the Collateral Agent on behalf of the Purchaser a continuing security interest, lien and mortgage in and to all right, title and interest of Borrower in all assets and property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"), pursuant to the terms and conditions of the Security Agreement set forth as Exhibit C. The Purchaser's Lien on the Collateral shall be superior to all other Liens securing Indebtedness other than Permitted Liens described in clauses (e), (f) and (g) of the definition of Permitted Liens.

         Holdings and each of ACT Teleconferencing of Bermuda Limited (100% owned, Hamilton, Bermuda), ACT Teleconferencing of Canada Inc. (100% owned, Kanata, Ontario, Canada), ACT Teleconferencing Limited (100% owned, Harrow, Middlesex, UK), ACT Business Solutions Limited (97.7% owned, Slough, Berkshire,
UK), ACT Teleconferencing France SA (100% owned, Nanterre, France), ACT Teleconferencing BV, (100% owned, Heerlen, Netherlands), ACT Teleconferencing Belgium SA (100% owned, Brussels, Belgium), ACT Teleconferencing GmbH (100% owned, Frankfurt, Germany), ACT Teleconferencing (Pty) Limited (100% owned, Sydney, Australia), ACT Teleconferencing Singapore PTE Limited (100% owned, Singapore), and ACT Teleconferencing Hong Kong Limited (100% owned, Hong Kong) (collectively, the "Foreign Subsidiaries") will unconditionally guarantee the payment and performance when due of all of Borrower's Obligations under the Note and the other Financing Documents pursuant to a Guarantee (the "Guarantee") to be substantially in the form attached to this Agreement as Exhibit F, and, in the case of Holdings, secure such Guarantee by a pledge to be substantially in the form attached to this Agreement as Exhibit G.

             2.2. Maximum Interest Rate. The Purchaser and Borrower do not intend for the Purchaser to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Borrower under applicable law, but if, notwithstanding such intention, interest in excess of the maximum rate shall be paid under this Agreement, the excess shall be, at the option of the Purchaser, except as prohibited by law: (a) applied as a credit against the outstanding principal balance of the Note, or (b) refunded to the Purchaser. In such case, the interest rate on the Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided in this Agreement would exceed the maximum permitted under applicable law.

             2.3. Warrants. Holdings shall authorize the issuance and sale to the Purchaser of one or more of its Warrants (collectively, the "Warrant"), substantially in the form of Exhibit B to this Agreement, to purchase up to an aggregate of 2,333,334 Shares (subject to adjustment as set forth in the Warrant). The purchase price for the Warrant shall be a total of $100 for each Investor. Both GAAP and regulations of the Internal Revenue Service now in effect require a determination of the value of the Warrant. After taking into account the general condition of the bond market at this time (including prevailing interest rates), the exercise price of the Warrant, the period of time during which the Warrant cannot be exercised, the restrictions on transfer and all other matters concerning the Note and the Warrant, the Company is of the opinion and understands that the Purchaser is of the opinion that the Warrant it is purchasing from the Company would have a value of not more than $1,000.

             2.4. Commitment, Closing Date.

             (a) Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth in this Agreement, on the Closing Date, Borrower shall issue and sell to the Purchaser, and the Purchaser shall purchase and receive from Borrower, the Note in the principal amount set forth opposite the name of the Purchaser under the column heading "Principal Amount of Note Purchased" on the Purchaser's Schedule to this Agreement, and Holdings shall issue and sell to the Purchaser, and the Purchaser shall purchase and receive from Holdings, a Warrant for the number of Shares set forth opposite the name of the Purchaser under the column heading "Shares Exercisable Pursuant to Warrant Purchased" on the Purchasers Schedule to this Agreement.

             (b) Delivery of the Note and the Warrant will be made at the offices of NewWest Mezzanine Fund LP in Denver, Colorado (or at such other location as agreed to by the Company and the Purchaser) on May 12, 2003, or such later date as shall mutually be agreed upon by the Company and the Purchaser (the "Closing Date"). The Note and the Warrant will be delivered to each Investor in substantially the form attached hereto as Exhibit A and Exhibit B, respectively for the full amount of its purchase (as set forth in the Purchasers Schedule to this Agreement), registered in the names set forth on the Purchaser's Schedule, all as Purchaser may specify at any time prior to the Closing Date. The Purchaser shall fund the purchase of the Note and Warrant by wire transfer of immediately available funds as follows: (i) each Investor shall fund 35% of its Note Amount and the purchase price for its Warrant on the Closing Date (which funding, in the case of James F. Seifert Management Trust dated October 8, 1992 will consist of rolling over all accured and unpaid interest and a portion of the principal advanced to Holdings in January 2003), and (ii) each Investor shall fund the remaining 65% of its Note Amount on the 10/th/ day following the Closing (or, if such date is not a Business Day, on the next Business Day following such date), provided that no Default or Event of Default exists on such date (which funding, in the case of James F. Seifert Management Trust dated October 8, 1992 will consist of rolling over the remaining portion of the interest and principal owed by Holdings as a result of the January 2003 advance and wire transferring any additional funds required).

             2.5. Appointment of Collateral Agent. Each Investor hereby agrees that NewWest Mezzanine Fund LP shall act as the initial collateral agent (the "Collateral Agent") for Purchaser in connection with the Collateral and all matters relating to any security interest, from time to time, securing the Obligations (including without limitation, the security interest granted under the Security Agreement and the Pledge Agreement), and no Investor shall have any right individually to exercise any rights or remedies with respect to the Collateral. The Collateral Agent shall be fully indemnified by each Investor, on a pro rata basis, for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, tax liabilities, broker's or finder's fees, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Collateral Agent in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Collateral Agent shall be designated a party thereto) that may be imposed on, incurred by, or asserted against the Collateral Agent, in any manner relating to or arising out of or incurred by the Collateral Agent in connection with the Collateral Agent's actions as the Purchaser's collateral agent, provided, however, that Purchaser shall have no obligation to the Collateral Agent under this Section with respect to liabilities arising from the gross negligence or willful misconduct of the Collateral Agent while acting as the collateral agent for Purchaser, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Investor shall contribute the maximum portion that such Investor is permitted to pay and satisfy under applicable law to the payment and satisfaction of all liabilities incurred by the Collateral Agent. The relationship between the Collateral Agent and Purchaser is that of agent and principal only, and nothing contained in this Agreement, any Financing Document or otherwise shall be construed to constitute the Collateral Agent as a trustee or fiduciary for any Investor. The Collateral Agent may resign at any time upon notice to the Investors and the Borrower (in which case the Majority Purchaser shall promptly appoint a replacement), and the Majority Purchaser may replace the Collateral Agent at any time upon written notice to the Collateral Agent and the Investors.

SECTION 3.  PAYMENTS ON THE NOTE.

            3.1. Optional Prepayments. Borrower may, at any time and from time to time, prepay the Indebtedness evidenced by the Note, in whole (or in parts with a minimum principal amount of $50,000) by complying with (S)3.2 and making such prepayment, together with accrued interest on the Note to the date of prepayment. All optional prepayments shall be applied first to any fees, expenses or penalties owing, second to any interest owing and then to any accrued royalties and principal (pro rata based on accrued royalties and principal then owed). Any amounts paid on the Note, whether pursuant to optional prepayments or required prepayments or payments, shall not be reborrowed.

            3.2. Notice of Optional Prepayments. Borrower shall give the Purchaser notice of any optional prepayment of any Note pursuant to (S)3.1 not less than ten (10) Business Days nor more than forty-five (45) Business Days before the date fixed for such optional prepayment. Such notice shall certify
(a) the prepayment date, (b) the principal amount of the Note to be prepaid, (c) the accrued interest applicable to the prepayment, (d) any royalties or other amounts to be prepaid, and (e) all facts, if any, that are conditions precedent to any such prepayment. Upon giving such notice of prepayment, Borrower shall be obligated to pay the amount of the prepayment (together with accrued interest thereon) and such amount shall become due and payable on the prepayment date specified in such notice.

            3.3. Mandatory Prepayments. Upon the occurrence of a Triggering Event, Borrower shall promptly, but in any event within five (5) Business Days, notify the Purchaser of such event, specifying in such notice (a) the date of the Triggering Event, (b) that the Majority Purchaser may elect to require prepayment of all or part of the Note, (c) the accrued interest applicable to the prepayment, and (d) a reasonably detailed summary of the Triggering Event. The Majority Purchaser may elect, by giving Borrower written notice of such election within 30 days after receiving Borrower's notice, to require Borrower to prepay, on a date specified by the Purchaser in its notice to Borrower, all or part of the principal Indebtedness evidenced by the Note held by the Purchaser, together with all accrued interest and royalties on the Note to the date of prepayment. All mandatory prepayments pursuant to this (S)3.3 shall be applied first to any fees, expenses or penalties owing, second to any interest owing and then to any accrued royalties and principal (pro rata based on accrued royalties and principal then owed).

            3.4. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Note, Borrower shall, upon notice from any holder of the Note, make all future payments due on such holder's Note (a) directly to such holder or its nominee or (b) directly to an account in a United States bank designated by such holder.

             3.5. Time and Manner of Payment. Unless otherwise agreed by the Company and the Purchaser, all payments required by this Agreement or by the Note shall be in immediately available funds and delivered to the holder of the Note as provided in such holder's Note not later than 2:00 p.m., Denver time; funds received by the Purchaser after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day. If any payment is otherwise due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest, royalties, fees or penalties due under this Agreement.

             3.6. Payments on the Note. Notwithstanding anything in this Agreement to the contrary, if there is more than one Note outstanding, then such Notes shall be pari-passu and any payments on the Notes shall be prorata among the Notes, based on all amounts then owed in connection with such obligations.

             3.7. Royalty Payments. In addition to principal, interest and other amounts owing on the Note, upon maturity of the Note, Borrower shall pay to the holders of the Notes (prorata based on the initial principal amounts of the Notes) a royalty amount, up to a maximum of $1,250,000, determined on the basis of $1 in royalty payments for each $2 in additional annual revenue of Holdings during its 2003, 2004 and 2005 calendar years above revenue amounts of Holdings during the year ended December 31, 2002. Revenue amounts shall be determined on the basis of GAAP and based on Holdings' audited financial statements for 2003, 2004 and 2005. If all interest, principal and other amounts owing on the Notes are paid prior to the final determination of any royalty amounts owing, then the obligation of Borrower to pay royalty amounts pursuant to this (S)3.7 shall survive such payment until final determination and payment in full of any royalty amounts. If Borrower disposes of any operations after the date of this Agreement, the annual revenue target for the calendar year ended December 31, 2002 will be appropriately adjusted to delete the revenues in 2002 attributable to the disposed operations.

SECTION 4.   REPRESENTATIONS.

             4.1. Representations of Borrower and Holdings. Borrower and Holdings represent and warrant that all representations and warranties set forth in the Representations and Warranties Schedule are true and correct as of the date of this Agreement and the Closing Date and are incorporated in this Agreement by reference with the same force and effect as though in this Agreement set forth in full. The representations and warranties of the Company, the Co-Borrowers and Holdings under this Agreement are joint and several.

             4.2. Representations of the Investors. Each Investor represents and warrants, and in entering into this Agreement Borrower understands, that such Investor is acquiring the Investor's Note and Warrant for its own account with the present intention of holding such securities for the purposes of investment, that it is an accredited investor as that term is defined in Rule 501 under the Securities Act and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The representations and warranties of the Investors under this Agreement are several and not joint.

SECTION 5.   CLOSING CONDITIONS.

             5.1. Conditions. The Purchaser's obligation to advance funds to the Borrower as provided in (S)2.4(b) shall be subject to the performance by Borrower of its agreements that by their terms are to be performed at or prior to the time of such funding and to the following further conditions precedent:

             (a) Closing Certificates. The Purchaser shall have received a certificate substantially in the form of Exhibit D, dated the Closing Date, signed on behalf of Borrower by an executive officer, the truth and accuracy of which shall be a condition to the Purchaser's obligation to purchase the Note and the Warrant.

             (b) Legal Opinion. The Purchaser shall have received from counsel to the Company, its opinion dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, and covering the matters set forth in Exhibit E.

             (c) Application of Proceeds. Upon the issuance and sale of the Note and the Warrants to the Purchaser, Borrower shall use the proceeds from the Note and the Warrants as set forth on the Use of Proceeds Schedule.

             (d) Certain Expenses. Concurrently with the delivery of the Note and the Warrant on the Closing Date, Borrower shall have paid the balance of the fees and costs that Holdings and the Company agreed to pay to the Purchaser, as set forth on the Fee Schedule attached to this Agreement. Upon receipt from time to time of one or more supplemental statements, Borrower shall promptly pay such additional costs as were not included in amounts paid to the Purchaser on or prior to the Closing Date.

             (e) SBA Matters. The Company shall have executed and delivered on the Closing Date SBA Forms 480, 652D and 1031 concerning size status, nondiscrimination requirements, and portfolio financing, respectively.

             (f) Execution of Financing Documents. Borrower shall have duly executed, acknowledged and delivered on the Closing Date the Financing Documents to which it is a party (including, without limitation, the Security Agreement attached as Exhibit C and any related financing statements) and the Financing Documents shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by the Purchaser or its counsel to perfect the Lien thereof as against creditors of or purchasers from Borrower. Without limiting the foregoing, all taxes, fees and other charges in connection with the execution, delivery, recording and filing of the foregoing instruments shall have been paid by Borrower.

             (g) Execution of Guarantees and Pledge Agreement. Holdings and the Foreign Subsidiaries shall have duly executed and delivered on the Closing Date a Guarantee substantially in the form of Exhibit F to this Agreement guaranteeing the performance and payment by Borrower when due of all of its Obligations under the Note, this Agreement and the other Financing Documents, and Holdings shall have duly executed and delivered a Pledge Agreement substantially in the form of Exhibit G to this Agreement securing the performance and payment by Holdings when due of all obligations under the Guarantee and all of Borrower's Obligations under the Note, this Agreement and the other Financing Documents.

             (h) Subordination Agreements. Each of Equitas L.P. ("Equitas") and the holders of the Holden Debt (as defined in (S)5.1(j) below) shall have entered into a subordination agreement on terms satisfactory to the Purchaser, and such agreements shall be in full force and effect.

             (i) Insurance. Borrower shall have delivered to the Purchaser on the Closing Date evidence of the collateral assignment of the insurance arrangements required by (S)6.2.

             (j) Indebtedness. Payments shall have been rescheduled in a manner satisfactory to the Purchaser on the Indebtedness evidenced by Holdings' (Pounds)1,172,000 convertible secured A loan notes and (Pounds)2,980,000 convertible secured B loan notes held by David L. Holden and others (the "Holden Debt"). Holdings shall have advised the Purchaser concerning any plan by Holdings or the Borrower with respect to Holdings' loans to each of Gerald Van Eeckhout and Gene Warren, and Purchaser shall be satisfied with any such plan.

             (k) Employment and Noncompete Agreements. Holdings shall have entered into employment, noncompete and confidentiality agreements with each of Messrs. Van Eeckhout, Thomson and Warren, in each case on terms and conditions reasonably satisfactory to the Purchaser, and such agreements shall remain in full force and effect (the "Employee Agreements").

             (l) Limitations. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Purchaser from entering into this Agreement or Borrower from issuing the Note.

             (m) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof (including the charter and bylaws of Borrower), shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

             5.2. Waiver of Conditions. If on the Closing Date Borrower fails to tender the Note and the Warrant to the Purchaser or if any of the conditions specified in (S)5.1 have not been fulfilled, the Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if any of the conditions specified in (S)5.1 have not been fulfilled, the Purchaser may waive compliance by the Company with any such condition to such extent as the Purchaser may in its sole discretion determine. Nothing in this (S)5.2 shall operate to relieve Borrower of any of its obligations under this Agreement or to waive any of the Purchaser's rights against Borrower.

SECTION 6.   BORROWER'S COVENANTS.

             Except with prior approval of the Majority Purchaser, from and after the Closing Date, and continuing so long as any amount remains unpaid on the Note, Holdings and Borrower covenant and agree with the Purchaser as follows:

             6.1. Existence, Etc. Each of Holdings and Borrower shall preserve and keep in full force and effect, and shall cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, except to the extent permitted by (S)6.8(b). Neither Holdings nor Borrower shall, and neither shall permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify (a) any term or provision of their respective charters or bylaws, or (b) the Employee Agreements, except in each case to the extent such amendment, restatement, supplement or modification would not have a Material Adverse Effect and would not otherwise have a material adverse effect on any right or remedies of the Purchaser under this Agreement or the other Financing Documents. Holdings shall comply, and shall cause its Subsidiaries to comply, with all covenants and conditions agreed to by Holdings in the Employee Agreements.

             6.2. Insurance; Maintenance of Properties. Holdings and Borrower shall, and shall cause their Subsidiaries to, maintain insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties, including (i) business interruption insurance in an amount of at least $2,000,000, (ii) directors and officers insurance in an amount of at least $1,000,000 (provided that such amount shall be increased to at least $2,000,000 within 30 days after the Closing), and (iii) such other insurance as may be required by any of the Financing Documents. Borrower shall obtain, within 30 days of the Closing, key man life insurance coverage on each of Messrs Van Eeckhout, Thomson and Warren in the amount of at least $1,500,000. The proceeds of such policies shall be collaterally assigned to the Purchaser, and, except as otherwise determined by the Purchaser, be applied in whole (up to the amount of the Obligations) or in part to prepay the principal Indebtedness evidenced by the Note, in whole or in part, together with accrued royalties and interest to the date of prepayment. Holdings and Borrower shall, and shall cause their Subsidiaries to, maintain, preserve and keep its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time shall make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

             6.3. Taxes, Claims for Labor and Materials, Compliance with Laws.

             (a) Holdings and Borrower shall, and shall cause their Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon Holdings, Borrower and their Subsidiaries, or upon or in respect of all or any part of the property or business of Holdings, Borrower and their Subsidiaries, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of Holdings, Borrower or any of their Subsidiaries; provided that Holdings, Borrower and their Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings that will prevent the forfeiture or sale of any property of Holdings, Borrower or their Subsidiaries or any material interference with the use thereof by Holdings, Borrower and their Subsidiaries, and (ii) Holdings, Borrower and their Subsidiaries shall set aside on their books, reserves deemed by Holdings and Borrower to be adequate with respect thereto.

             (b) Holdings and Borrower shall, and shall cause their Subsidiaries to, promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject including ERISA, Environmental Laws, and the Occupational Safety and Health Act of 1970, as amended, the violation of which could reasonably be expected to have a Material Adverse Effect or would result in any Lien not permitted under (S)6.8.

             6.4. Further Assurances. Holdings and Borrower shall from time to time execute and deliver to the Purchaser such financing or continuation statements, security agreements, certificates of title, mortgages, surveys, title insurance, reports and other documents or instruments as the Purchaser at any time may reasonably request in connection with the Note and the Financing Documents in order to evidence, perfect or otherwise implement the security for repayment of the Note provided in this Agreement or otherwise carry out the intent of this Agreement.

             6.5. Nature of Business. Neither Holdings, Borrower nor any of their Subsidiaries shall engage, directly or indirectly, in any business if, as a result, the general nature of the business that would then be engaged in by Holdings, Borrower and their Subsidiaries would be changed in any material respect from the general nature of the business engaged in by Holdings, Borrower and their Subsidiaries on the date of this Agreement.

             6.6. Financial Statements, Reports and Rights of Inspection. Holdings and Borrower shall, and shall cause their Subsidiaries to, keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of Holdings, Borrower and such Subsidiaries, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Purchaser pursuant to this (S)6.6 and concurred in by the independent public accountants referred to in (S)6.6(c)), and shall furnish to each Investor so long as such Investor is the holder of such Investor's Note:

             (a) Monthly Statements. As soon as available and in any event within 30 days after the end of each monthly accounting period of each year, copies of (i) unaudited consolidated and consolidating balance sheets of Holdings as of the close of such monthly period, (ii) unaudited consolidated and consolidating statements of income of Holdings for such monthly accounting period and for the portion of the fiscal year ending with such monthly accounting period, (iii) unaudited consolidated and consolidating statements of cash flows of Holdings for such monthly period and the portion of the fiscal year ending with such monthly accounting period, (iv) a fixed cash cost report and a "financial score card" substantially in the form attached to this Agreement as the Financial Forms Schedule, and (v) accounts receivable and accounts payable aging reports, in each case setting forth in comparative form the projected budget figures for such periods and the consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct in all material respects by the Chief Financial Officer of Holdings.

              (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly accounting period of each year, copies of (i) unaudited consolidated and consolidating balance sheets of Holdings as of the close of such quarterly period, (ii) unaudited consolidated and consolidating statements of income of Holdings for such quarterly accounting period and for the portion of the fiscal year ending with such quarterly accounting period, and (iii) unaudited consolidated and consolidating statements of cash flows of Holdings for such quarterly period and the portion of the fiscal year ending with such quarterly accounting period, in each case setting forth in comparative form the projected budget figures for such periods and the consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct in all material respects by the Chief Financial Officer of Holdings.

              (c) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of Holdings, copies of (i) consolidated and consolidating balance sheets of Holdings as of the close of such fiscal year, and (ii) consolidated and consolidating statements of income and cash flows of Holdings for such fiscal year, in each case setting forth in comparative form the projected budget figures for such periods and the consolidated and consolidating figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing selected by Holdings to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Holdings as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing procedures as said accountants deemed necessary in the circumstances.

              (d) Budget and Projections. As soon as practicable and in any event prior to the commencement of each new fiscal year, Holdings' annual business plan and operating budget for such new fiscal year, including reasonably detailed statements showing projected consolidated balance sheets of Holdings as of the close of each monthly period during the next two years, consolidated statements of income of Holdings for each monthly accounting period during the next two years and for the portion of the fiscal year ending with such monthly accounting period, consolidated statements of cash flows of Holdings for each monthly period during the next two years and the portion of the fiscal year ending with such monthly accounting period, and projected Capital Expenditures for the next two years, in each case setting forth in comparative form the actual figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and approved by Holdings' Board of Directors and certified as complete and correct in all material respects by the Chief Financial Officer of Holdings.

              (e) Audit Reports. Promptly upon their becoming available, (i) one copy of each interim or special audit made by independent accountants of the books of Holdings or Borrower and any management letter received from such accountants, and (ii) one copy of any significant reports submitted to Holdings or Borrower by the independent accountants in connection with each annual, interim or special audit of the financial statements of Holdings made by such accountants, including the management letter and other recommendations or correspondence submitted by such accountants to management in connection with the annual audit and any lawyer's response letters sent to such accountants.

              (f) Income Tax Returns and Reports. As soon as practicable after filing with the Internal Revenue Service, complete copies of any federal and state income tax returns and reports (other than any schedules thereto).

              (g) SEC and Other Reports. Promptly upon receipt thereof, one copy of each financial statement, report, notice, proxy statement or other material sent by Holdings to its stockholders generally and of each regular or periodic report, registration statement, prospectus or other material filed by Holdings with NASDAQ, any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which Holdings, Borrower or their Subsidiaries is a party, issued by any governmental agency, federal, foreign, state or local.

              (h) Officer's Certificates. As soon as available and in any event within 45 days following the end of each fiscal quarter (including the fourth quarter), a certificate of Holdings' Chief Financial Officer stating that such officer has reviewed the provisions of this Agreement and setting forth the information and computations (in sufficient detail) required in order to establish whether Holdings and Borrower were in compliance with the requirements of (S)6 (including the covenants set forth in the Schedules to this Agreement) at the end of such quarterly period. As soon as available and in any event within 30 days following the end of each month (including the final month of the fiscal year), a certificate of Holdings' Chief Financial Officer stating that such officer has reviewed the provisions of this Agreement and setting forth whether there existed as of the end of such month and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the such month any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action Holdings and Borrower is taking and proposes to take with respect thereto.

              (i) Capitalization Table. As soon as available and in any event within 45 days after the close of each fiscal quarter of Holdings, copies of a current capitalization table for Holdings and for the Borrower, in the form attached as and containing the information set forth in the Capitalization Schedule, showing all equity securities issued by Holdings and the Borrower (including all options, warrants, convertible securities or other derivative securities, regardless of the conversion or exercise price).

              (j) Trade Names and Locations. Borrower shall give the Purchaser at least thirty (30) days advance written notice of (i) any change of name or of any new trade name or fictitious business name of Borrower or its Subsidiaries, (ii) any change of the Borrower's jurisdiction of incorporation or organization, and (iii) any change in Borrower's or any Subsidiary's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

              (k) Inspection. Without limiting the foregoing, upon reasonable notice Holdings and Borrower shall permit the Purchaser (or such Persons as the Purchaser may designate, including representatives of the SBA) to visit and inspect, under the Company's guidance, any of the properties of Holdings, Borrower and their Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts from such books and records and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision Holdings and Borrower authorize such accountants to discuss with the Purchaser the finances and affairs of Holdings and Borrower) all at such reasonable times and as often as may be reasonably requested. Holdings and Borrower shall reimburse the Purchaser for the reasonable out of pocket expenses for such visit and inspection.

              (l) Monthly Updates. Holdings will hold monthly meetings or telephone conference calls with the Purchaser no later than the 30th day of each month to review the preliminary results of Holdings' operations for the preceding month. Such meetings or conference calls shall also include a discussion of key operating and financial metrics concerning Holdings as mutually agreed upon by Holdings and the Purchaser.

              (m) Correspondence regarding Bank Indebtedness. Copies of any and all written notices or information regarding the Bank Indebtedness or other senior Indebtedness, promptly and in any event within five (5) Business Days of the date such notice or information is received from the Bank or any other financial institution provided financing to Holdings or Borrower, and at the same time as any such notice or information is sent by Holdings or the Borrower to the Bank or such other financial institution.

              (n) Other Information. With reasonable promptness and without duplication of information described above, such other data and information as the Purchaser may reasonably request, including monthly budgets, summaries of financial plans, information required by the SBA Schedule, all information reasonably requested by the Purchaser in order for it to prepare and file SBA Form 468 (Economic Data) and any other information reasonably requested or required by any governmental agency assessing jurisdiction over the Purchaser.

              6.7. Indebtedness. Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness (including any Indebtedness in connection with Capital Leases), other than: (a) the Obligations; (b) the Bank Indebtedness and any other Indebtedness that is senior to the Purchaser, provided that such Indebtedness is on terms and conditions reasonably satisfactory to the Majority Purchaser and the total amount of such Bank Indebtedness and other Indebtedness does not exceed $6.1 million; (c) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business; (d) Indebtedness, including equipment leases and equipment financing, secured by purchase money security interests which are Permitted Liens, provided that the purchase of any asset subject to such Lien is permitted by the provisions of (S)6.10, and provided further that the maximum amount of Indebtedness incurred pursuant to this clause (d) in any calendar year may not exceed 70% of the Borrower's actual Capital Expenditures for such year that are permitted under (S)6.10, and (e) Indebtedness outstanding on the date of this Agreement and set forth on the Indebtedness Schedule.

              6.8.   Transfers, Mergers, Leases and Limitations on Liens.

              (a) Transfers of Assets and Sale of Securities. Except as a result of condemnation or casualty loss, Holdings and Borrower will not, and will not permit any of their Subsidiaries to, sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to any of, any assets or property of, or any securities issued by, such Person, except that (i) Borrower and its Subsidiaries may sell inventory in the ordinary course of business; (ii) Holdings and its Subsidiaries may sell equipment no longer needed in the operation of Holdings' and its Subsidiaries' business, provided that such equipment is sold for fair market value on arms length terms and conditions; and (iii) any wholly-owned Subsidiary of Borrower may sell, lease or otherwise dispose of all or any part of its assets to Borrower or a wholly-owned Subsidiary of Borrower.

              (b) Mergers. Except as may be permitted by the Majority Purchaser in its reasonable discretion, Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, combine, consolidate or merge with or be a party to a merger, consolidation or similar business combination with any other Person, except that any wholly-owned Subsidiary of Borrower may merge or consolidate with or into Borrower or any other wholly-owned Subsidiary of Borrower, so long as, in any merger or consolidation involving Borrower, Borrower shall be the surviving or continuing entity, the common stock of Borrower shall be unchanged and no equity shall be issued by Borrower.

              (c) Liens. Except for Permitted Liens, Holdings and Borrower will not, and will not permit any of their Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the assets of such Person or any proceeds, income or profits therefrom.

              (d) No Negative Pledges. Holdings and Borrower will not, and will not permit any of their Subsidiaries to, enter into or assume any agreement (other than the Financing Documents and the documents related to the Bank Indebtedness) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

              (e) No Restrictions on Subsidiary Distributions. Except as provided in this Agreement and the documents relating to the Bank Indebtedness, Holdings and Borrower will not, and will not permit any of their Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any other Subsidiary of Borrower; (ii) pay any Indebtedness owed to Borrower or any other Subsidiary; (iii) make loans or advances to Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to Borrower or any other Subsidiary.

              (f) Leases. Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, become obligated, as lessee, under any lease of real or personal property if, at the time of entering into such lease and after giving effect thereto, the aggregate rent and other fixed payments payable by Holdings and its Subsidiaries on a consolidated basis in any one fiscal year thereafter under all such leases would exceed $400,000 annually.

              (g) Sale-Leasebacks. Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, enter into any arrangement whereby Holdings, Borrower or any such Subsidiary shall sell or transfer any property owned by Holdings, Borrower or any Subsidiary to any Person (other than the transfer of property owned by a wholly-owned Subsidiary of Borrower to Borrower or another wholly-owned Subsidiary of Borrower) and, following such sale or transfer, Holdings, Borrower or any Subsidiary shall lease or intend to lease, as lessee, the same property.

              6.9. Restricted Junior Payments. Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

              (a) Subsidiaries of Borrower may make Restricted Junior Payments with respect to their common stock;

              (b) Holdings and the Borrower may make regularly scheduled interest and principal payments on any Indebtedness for borrowed money, and Borrower may make Restricted Junior Payments to Holdings sufficient to permit Holdings to make such payments; provided that (i) Holdings may make principal payments of $150,000 on or after the Closing Date and monthly principal payments of $37,000 to Equitas (together with regularly scheduled interest payments), and
(ii) Holdings may make principal payments of $600,000 on or after the Closing Date, $600,000 on or after April 30, 2004, $25,000 monthly on or after the first of each month from June 1, 2003 through May 31, 2005, and $600,000 on or after June 1, 2005 to the holders of the Holden Debt (together with regularly scheduled interest payments);

              (c) Holdings and its Subsidiaries may make payments of compensation in any fiscal year to their officers and other employees so long as any such compensation to officers of Holdings is approved by the Board of Directors of Holdings;

              (d) Borrower may make Restricted Junior Payments to Holdings to permit Holdings to pay its usual and customary corporate and operating expenses, so long as no Event of Default shall have occurred and be continuing; and

              (e)    Holdings may redeem its Preferred Stock as provided in
Section 6.17, and Borrower may make Restricted Junior Payments to Holdings to permit such redemption.

              6.10.  Capital Expenditures and Investments.

              (a) Holdings and Borrower shall not, and shall not permit any Subsidiary to, make any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Holdings, Borrower and their Subsidiaries during any calendar year will exceed $1,000,000; provided, however, that so long as no Event of Default shall have occurred and be continuing, Holdings and Borrower may exceed such limits if Holdings has received the written consent of Holdings' Board of Directors and the Majority Purchaser.

              (b) Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, establish, create or acquire any subsidiary and shall not make or permit to exist investments in or loans to any other Person, except:
(i) Cash Equivalents; (ii) reasonable loans and advances to employees for moving, entertainment, travel and other similar expenses reasonably incurred in the ordinary course of business; (iii) investments received by or issued to Holdings, Borrower or any Subsidiary on account or in settlement of any claim of Holdings, Borrower or any such Subsidiary against any other Person in any bankruptcy or similar insolvency proceeding involving such Person and (iv) any of Holding's Subsidiaries may make investments in or loans to Borrower.

              (c) Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, acquire the assets or property of any Person, other than pursuant to sales of inventory and purchases of equipment in the ordinary course of business, unless Holdings or Borrower has provided at least 45 days notice of any such acquisition and afforded the Purchaser with the opportunity to review all such documentation regarding such acquisition and to make such other investigation of the proposed acquisition as the Majority Purchaser may reasonably require.

              6.11. Guarantees. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, and except for guarantees of the Bank Indebtedness, Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person (other than the Obligations), whether directly or indirectly by agreement to purchase the Indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any Indebtedness or obligation of such other Person or otherwise.

              6.12. Bank Indebtedness. Holdings and Borrower shall not cause or permit any waiver, amendment, consent or modification of the terms of the Bank Indebtedness without the prior consent of the Purchaser, except to the extent such waiver, amendment, consent or modification is permitted to be made without the consent of the Purchaser pursuant to the Intercreditor Agreement.

              6.13. Transactions with Affiliates. Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of Holdings, its Subsidiaries and Affiliates, except for (a) payments permitted under (S)6.9, (b) other transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fully disclosed to the Purchaser prior to such transaction and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person, and (c) transactions contemplated by the Financing Documents.

              6.14. Plans. Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability in excess of $50,000 (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of Holdings, Borrower or their Subsidiaries pursuant to Section 4608 of ERISA. Holdings and Borrower shall not, and shall not permit any of their Subsidiaries to, establish any new Employee Benefit Plan providing post-retirement welfare benefits or amend any such plan if the liability or increased liability resulting from such action could reasonably be expected, singly or in the aggregate with the liabilities resulting from all other such establishments or amendments, to exceed $50,000.

              6.15. Financial Covenants. Holdings and Borrower shall comply with the financial covenants set forth in the Financial Covenants Schedule.

              6.16. SBA Matters. Holdings and Borrower understand that certain of the Investors are Small Business Investment Companies licensed by the SBA, and that, in order for such Investors to acquire and hold the Note and the Warrant, such Investors must obtain from Holdings and the Borrower certain representations and rights set forth in the Representations and Warranties Schedule and an agreement to comply with certain covenants set forth in the SBA Schedule. As a material inducement to such Investors to enter into the this Agreement and to purchase the Note and the Warrant, Holdings and the Borrower make the representations and warranties set forth in the Representations and Warranties Schedule and agree to comply with the covenants set forth in the SBA Schedule.

              6.17. Preferred Stock; Use of Proceeds. Holdings shall redeem its Preferred Stock as it becomes redeemable during 2003 and may use up to $1.5 million in cash in order to fund such redemption, provided, however, that with the written consent of the Majority Purchaser, Holdings may use an additional $500,000 in cash to redeem such Preferred Stock. Holdings and Borrower shall use the proceeds from the Note and the Warrants solely as set forth in the Use of Proceeds Schedule.

              6.18. Holdings' and Borrower's Boards of Directors. Holdings and Borrower shall comply with all provisions of (S)14 of the Warrant Agreement, whether or not any Warrants or Warrant Shares are held by the Purchaser.

SECTION 7.    EVENTS OF DEFAULT AND REMEDIES.

              7.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used in this Agreement:

              (a) Default shall occur in the payment of interest on the Note and such Default shall not have been cured within 10 days of the date when such payment of interest shall have become due; or

              (b) Default shall occur in the making of any payment of the principal of or royalties on the Note and such Default shall not have been cured at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

              (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness (other than the Note) of Holdings, Borrower or any of their Subsidiaries having an aggregate principal amount of $100,000 or more and such default shall continue beyond the later of the period of grace, if any, allowed with respect thereto or 10 days; or

              (d) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness (other than the Note) of Holdings, Borrower or any of their Subsidiaries having an aggregate principal amount of $100,000 or more has been or may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of Holdings, Borrower or any of their Subsidiaries outstanding thereunder and shall not have been cured within 30 days of the date of such default or event; or

              (e) The maturity or due date of any payment on the Bank Indebtedness shall have been accelerated; or

              (f) Default shall occur in the observance or performance by Holdings, Borrower or their Subsidiaries of any covenant or agreement contained in (S)6 or any other provision of this Agreement or any other Financing Document, provided, however, that in the case of any such Default in the observance or performance by Holdings, Borrower or their Subsidiaries of any covenant or agreement contained in (S)(S)6.2, 6.3(a), 6.6(a)-(d) or 6.17, such Default is not remedied or waived within 15 days after written notice from the Purchaser; or

              (g) Any representation or warranty made by Holdings or Borrower in this Agreement (the Schedules and Exhibits to this Agreement) or in any other Financing Document, or made by Holdings or Borrower in any statement or certificate furnished by Holdings or Borrower in connection with the consummation of the issuance and delivery of the Note or the Warrant or furnished by Holdings or Borrower pursuant hereto or pursuant to any other Financing Document, is untrue as of the date of the issuance or making thereof; or

              (h) Final judgment or judgments for the payment of money aggregating in excess of $300,000 in any one calendar year is or are outstanding against Holdings or Borrower or their Subsidiaries or against any property or assets of any of them unless such judgment is fully covered by insurance and the insurer with respect thereto has admitted liability therefor; or

              (i) A custodian, liquidator, trustee or receiver is appointed for Holdings or Borrower or for the major part of its property and is not discharged within 60 days after such appointment; or

              (j) Holdings or Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or Holdings or Borrower applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for such Holdings or Borrower or for the major part of any of its property; or

              (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Holdings or Borrower and, if instituted against Holdings or Borrower, are consented to or are not dismissed within 60 days after such institution; or

              (l)    The occurrence of a Change of Control.

              7.2. Notice of Event of Default. When any Event of Default described in the foregoing (S)7.1 has occurred, Holdings and Borrower shall immediately give notice of such Event of Default to each holder of the Note.

              7.3. Acceleration of Maturities. When an Event of Default described in (S)7.1(i) through (k), inclusive, has happened and is continuing, the entire principal and all royalties and interest accrued on the Note shall be automatically and without any action on the part of the Purchaser become due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any other Event of Default has happened and is continuing, the Majority Purchaser may, by notice to Borrower, declare the entire principal and all royalties and interest accrued on the Note to be, and the Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Upon any such acceleration, Borrower will forthwith pay to the Purchaser the entire principal and royalties and interest accrued on the Note. No course of dealing on the Purchaser's part nor any delay or failure on its part to exercise any right shall operate as a waiver of such right or otherwise prejudice the Purchaser's rights, powers and remedies. Holdings and Borrower further shall, to the extent permitted by law, pay to the Purchaser all reasonable costs and expenses incurred by the Purchaser in the collection of the Purchaser's Note upon any default under this Agreement or on the Note, including expenses and reasonable fees of the Purchaser's attorneys.

              7.4. Remedies. If any Event of Default shall have occurred and be continuing, then in addition to and not in limitation of any rights or remedies available to the Purchaser at law or in equity or as provided in this Agreement or otherwise available, the Majority Purchaser may exercise, in respect of the Collateral, all other rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral).

              7.5. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Purchaser from or on behalf of Borrower, and Borrower hereby irrevocably agrees that the Majority Purchaser shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as the Majority Purchaser may deem advisable notwithstanding any previous entry by the Purchaser upon any books and records.

              7.6. Waivers, Non-Exclusive Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Purchaser of any right under this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Financing Documents are cumulative and are not exclusive of any other remedies provided by law.

              7.7. Marshaling; Payments Set Aside. The Purchaser shall not be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to the Purchaser or the Purchaser enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

SECTION 8.    MISCELLANEOUS.

              8.1. Action by Purchaser; Amendments and Waivers. Any action by Purchaser pursuant to this Agreement, including any notice, waiver, modification, supplement, variation or amendment of any provision of this Agreement, may be taken by the Majority Purchaser, pursuant to an instrument in writing signed by the Majority Purchaser (and shall only be taken by the Majority Purchaser), provided, however, that no such action shall, without the consent of all holders of the Note: (a) extend any scheduled payment or required prepayment date or extend the maturity date of the Note, (b) reduce the principal or royalty or interest rate or any premium on the Note, or (c) amend the provisions of this (S)8.1.

              8.2. Powers and Rights Not Waived. No delay or failure on the part of the Purchaser in the exercise of any power or right shall operate as a waiver thereof. No single or partial exercise of any power or right shall preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies of the Purchaser pursuant to the Note and this Agreement are cumulative to, and are not exclusive of, any rights or remedies the Purchaser would otherwise have.

              8.3. Expenses and Other Fees. In addition to the fees and costs contemplated by the Fee Schedule, Holdings and Borrower shall pay to the Purchaser and save the Purchaser harmless from all reasonable expenses relating to any proposed or actual amendment, waivers or consents pursuant to the provisions of this Agreement, including any amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by Holdings and Borrower of its obligations under this Agreement, the Note and the other Financing Documents. Holdings and Borrower also shall pay and hold the Purchaser harmless against any liability for brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement and the other Financing Documents other than fees or commissions incurred by the Purchaser. The obligations of Holdings, the Company and the Co-Borrowers to pay all reasonable expenses and any brokerage fees and commissions pursuant to this (S)8.3 are joint and several.

              8.4. Future Financings. If Holdings or Borrower authorizes the issuance or sale of any subordinated Indebtedness (the "Additional Debt"), then Holdings or Borrower shall first offer to sell the Additional Debt to the Purchaser. The Purchaser shall be entitled to purchase the Additional Debt at the most favorable price and on the most favorable terms as the Additional Debt is offered to any other Person. In order to exercise its purchase rights under this (S)8.4, within 30 days after receipt of written notice from Holdings or Borrower describing in reasonable detail the terms and conditions of the Additional Debt, the Purchaser must deliver a written notice to Holdings or Borrower describing whether it will purchase all or part of the Additional Debt under this (S)8.4. The closing of the purchase and sale of the Additional Debt pursuant to the provisions of this (S)8.4 shall occur at a place and on a date which are agreed to by Holdings or Borrower and the Purchaser, but no more than 60 days after the date of the election by the Purchaser. Upon the expiration of the 30 day offering period described above, Holdings or Borrower shall be entitled to sell the Additional Debt which the Purchaser has not elected to purchase during the 60 days following such expiration, on terms and conditions no more favorable to the purchasers than those offered to the Purchaser.

             8.5. Indemnification. In addition to the payment of expenses pursuant to (S)8.3, whether or not the transactions contemplated hereby shall be consummated, Holdings and Borrower agree to indemnify, pay and hold the Purchaser and any holder of the Note, and each of the Purchaser's and such holder's respective officers, directors, partners, employees, agents, representatives, affiliates and attorneys (collectively called the "Indemnified Persons") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, tax liabilities, broker's or finders fees, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Persons in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Person shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnified Person, in any manner relating to or arising out of (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Financing Documents,
(b) any of the transactions contemplated by the Financing Documents, (c) any breach by Holdings or Borrower of any representation, warranty, covenant, or other agreement contained in any of the Financing Documents, (d) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Material located on, about, within or affecting any of the properties or assets of Holdings, Borrower and their Subsidiaries, (e) any violation of any applicable Environmental Law for which Holdings, Borrower or their Subsidiaries is liable, (f) the statements contained in any prior agreements among the parties, (g) the Purchaser's agreement to enter into this Agreement and make the loans under this Agreement, or (h) the use or intended use of the proceeds of the Note (the liabilities specified in clauses (a) through (h) are collectively referred to as the "Indemnified Liabilities"); provided, however, that Holdings and Borrower shall have no obligation to an Indemnified Person under this Agreement with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnified Person as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Holdings and Borrower shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Persons or any of them. The obligations of Holdings, the Company and the Co-Borrowers to indemnify the Indemnified Persons against any Indemnified Liabilities pursuant to this (S)8.4 are joint and several.

             8.6. No Fiduciary Relationship.

             (a) No provision in this Agreement or in any of the other Financing Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Purchaser to Holdings or Borrower.

             (b) Neither the Purchaser, nor any of its affiliates, officers, directors, employees, attorneys, partners or agents, shall have any liability with respect to, and Holdings and Borrower hereby waive, release and agree not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by Holdings or Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated by this Agreement or any of the other Financing Documents. Notwithstanding the forgoing, each Investor shall be individually (and not jointly) liable for any breach by such Investor of any representation, warranty or covenant contained in the Financing Documents. Holdings and Borrower hereby waive, release and agree not to sue the Purchaser or any of the Purchaser's affiliates, officers, directors, employees, attorneys, partners, representatives or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated by this Agreement or any of the Financing Documents.

             (c) All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Purchaser shall have the right to act exclusively in the interest of the Purchaser and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to Holdings or Borrower or to their stockholders or any other Person; provided, however, that such limitation shall not apply to any such Person to the extent such Person is serving as a director or officer of Holdings or Borrower.

             8.7. Loss, Theft, Etc. of Note. Upon receipt of evidence satisfactory to Borrower of the loss, theft, mutilation or destruction of the Note, and, if reasonably requested by Borrower, a reasonable indemnification by the holder of the Note, Borrower shall make and deliver without expense to such holder a new Note, of like tenor and issue, in lieu of such lost, stolen, destroyed or mutilated Note.

             8.8. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Agreement shall be in writing and, except as otherwise provided in (S)8.13 be given by prepaid overnight delivery, in which case such notice shall be deemed to have been given or made one Business Day after the date sent, or (b) be given by personal delivery, confirmed telegram or confirmed facsimile transmission, in which case such notice shall be deemed to have been made or given when received. Notices given by Holdings or Borrower shall be addressed to the Purchaser at the addresses set forth on the Schedule of Purchasers, and notices given by the Purchaser shall be addressed to Holdings and Borrower at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401-8944, facsimile 303-233-0895; the Purchaser, Holdings and Borrower may each designate a different address by notice to the other in the manner provided in this
(S)8.8.

             8.9. Successors and Assigns. This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon and the successors and permitted assigns of Holdings, Borrower and the Purchaser, provided that this Agreement and such rights shall not be assigned by Holdings and Borrower without the prior written consent of the Purchaser.

             8.10. Survival of Covenants and Representations. All covenants, representations and warranties of Holdings and Borrower in this Agreement and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and delivery of this Agreement, the Note and the other Financing Documents. Notwithstanding anything in this Agreement implied by law to the contrary, the provisions of (S)8.3 and (S)8.5 shall survive the payment of the Note and the termination of this Agreement.

             8.11. Headings; Counterparts. The table of contents and the descriptive headings of sections of this Agreement are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Agreement. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

             8.12. Governing Law. This Agreement and all matters concerning this Agreement, including the Note, shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

             8.13. Consent to Jurisdiction. HOLDINGS AND BORROWER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREE THAT, SUBJECT TO THE MAJORITY PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH OF HOLDINGS AND BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. EACH OF HOLDINGS AND BORROWER SHALL MAINTAIN THE APPOINTMENT OF A REGISTERED AGENT FOR SERVICES IN COLORADO, AND AGREES THAT ITS AGENT MAY RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY HOLDINGS AND BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE PURCHASER BY REGISTERED MAIL TO HOLDINGS AND BORROWER AT THEIR ADDRESS PROVIDED IN (S)8.8 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY HOLDINGS AND BORROWER FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY HOLDINGS OR BORROWER REFUSES TO ACCEPT SERVICE, EACH OF HOLDINGS AND BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST HOLDINGS OR BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

             8.14. Waiver of Jury Trial. EACH OF HOLDINGS, BORROWER AND THE PURCHASER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE PURCHASER AND HOLDINGS OR BORROWER; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF HOLDINGS, BORROWER OR THE PURCHASER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH HOLDINGS, BORROWER OR THE PURCHASER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH OF HOLDINGS, BORROWER AND THE PURCHASER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF

HOLDINGS, BORROWER AND THE PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. EACH OF HOLDINGS, BORROWER AND THE PURCHASER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of May 12, 2003.

HOLDINGS:
ACT Teleconferencing, Inc.


By __________________________________
Its _________________________________
COMPANY:
ACT Teleconferencing Services, Inc.


By __________________________________
Its _________________________________


CO-BORROWER:
ACT VideoConferencing, Inc.


By __________________________________
Its _________________________________


CO-BORROWER:
ACT Proximity, Inc.


By __________________________________
Its _________________________________


CO-BORROWER:
ACT Research, Inc.


By __________________________________
Its _________________________________

INVESTORS:

NEWWEST MEZZANINE FUND LP
By Touchstone Capital Group LLLP,
General Partner

_____________________________________
David L. Henry, Managing General
Partner

KCEP VENTURES II, L.P.
By KCEP II, LC, General Partner


_____________________________________
Terry Matlack, Managing Director

CONVERGENT CAPITAL PARTNERS I, L.P.
By Convergent Capital, LLC, General
Partner


_____________________________________
Keith Bares, Executive Vice President

JAMES F. SEIFERT MANAGEMENT TRUST
DATED OCTOBER 8, 1992
By James F. Seifert and Nancy L.
Seifert, as  Trustees and not
individually


_____________________________________
James F. Seifert, Trustee


_____________________________________
Nancy L. Seifert, Trustee

                               Purchasers Schedule

---------------------------------------------------------------------------------------------------------------
                                            Principal amount of            Shares obtainable upon exercise of
Name and Address of Investor                Note being purchased           Warrant being purchased (subject to
                                                                           adjustment as provided in the
                                                                           Warrant)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
NewWest Mezzanine Fund LP                      $1,696,500                              541,667
1700 Lincoln Street, Suite 2000
Dever, Colorado 80203
Fax (303) 832-6154

---------------------------------------------------------------------------------------------------------------
KCEP Ventures II, L.P.                         $2,871,000                              916,667
Country Club Plaza
233 West 47/th/ Street
Kansas City, MO  64112
Fax (816) 960-1777

---------------------------------------------------------------------------------------------------------------
Convergent Capital Partners I L.P.             $1,696,500                              541,667
5353 Wayzata Blvd., Suite 205
Minneapolis, MN 55416
Fax (952) 595-8113

---------------------------------------------------------------------------------------------------------------
James F. Seifert Management Trust              $1,044,000                              333,333
dated October 8, 1992
The Law Building
225 2nd Street, S.E., Suite 300
Cedar Rapids, IA 52401-1400
Fax (319) 362-7586

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Total                                          $7,308,000                              2,333,334
---------------------------------------------------------------------------------------------------------------

                              Definitions Schedule

                        Definitions used in the Agreement

          "Affiliate" means any Person Controlling, Controlled by or under common Control with another Person. Without limiting the generality of the foregoing, each of the following shall be an Affiliate of the Company: any officer or director of the Company, any five percent (5%) or greater holder of Shares of Holdings, and any other Person with whom or which the Company has common shareholders, officers or directors. Notwithstanding the foregoing, the Purchaser shall not be deemed to be an Affiliate of the Company.

          "Bank" means Vectra Bank Colorado, National Association.

          "Bank Agreement" means the Revolving Credit and Term Loan Agreement between the Company and the Bank, dated as of 0ctober 16, 2002.

          "Bank Indebtedness" shall mean all Indebtedness to the Bank incurred in connection with the Bank Agreement, so long as the total principal amount of Indebtedness owed to the Bank does not exceed $6.1 million (as reduced by the amount of all payments of principal term loan facilities and the amount of all commitment reductions on revolving loan facilities).

          "Business Days" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or a day on which banking institutions located in Colorado are closed.

          "Capital Expenditures" means all expenditures made and liabilities incurred, in accordance with GAAP, for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one (1) year and including those arising in connection with Capital Leases.

          "Capital Lease" means any lease of property by Borrower that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

          "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services, or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the

District of Columbia having combined capital and surplus of not less than $1,000,000,000 and not subject to setoff rights in favor of such bank.

          "Change of Control" means the occurrence or existence of any change of Control of Holdings or its Subsidiaries, whether occurring through merger, sale of assets or stock, exchange of securities or otherwise, including but not limited to any two of Mr. Gerry Van Eeckhout, Mr. Gavin Thomson or Mr. Gene Warren ceasing to serve in a full-time capacity as officers of Holdings, unless a successor who is satisfactory to the Majority Purchaser in its sole discretion shall be appointed.

          "Closing Date" has the meaning set forth in (S)2.4.

          "Collateral" has the meaning set forth in (S)2.1.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise.

          "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

          "Employee Benefit Plan" means any employee benefit plan within the meaning of ERISA which is maintained for the benefit of any employees of Holdings, Borrower or their Subsidiaries.

          "Environmental Laws" means any present or future federal, state, local or foreign law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Internal Revenue Code or 1986, as amended, or
Section 4001 of ERISA.

          "Event of Default" has the meaning set forth in (S)7.1.

          "Financing Documents" means and includes this Agreement, the Warrant, the Note and all other instruments, documents, financing statements and agreements executed by or on behalf of Holdings or Borrower delivered concurrently with this Agreement or at any time hereafter to or for the benefit of the Purchaser in connection with this Agreement and the transactions contemplated by this Agreement, each as amended from time to time.

          "GAAP" means U.S. generally accepted accounting principles at the time, consistently applied.

          "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) friable asbestos or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

          "Indebtedness" means all of Holdings' and Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, including (a) the Obligations, (b) obligations and liabilities of any Person secured by a Lien upon property owned by Holdings or Borrower, even though Holdings or Borrower has not assumed or become liable for such obligations and liabilities, (c) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Holdings or Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (d) all unfunded pension fund obligations and liabilities and (e) all deferred taxes.

          "Indemnified Liabilities" has the meaning set forth in (S)8.4.

          "Indemnified Persons" has the meaning set forth in (S)8.4.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date of this Agreement, between the Bank and the Purchaser, setting forth the rights and obligations of the parties as to payments upon the Bank Indebtedness and the Note.

          "Lien" means any lien, mortgage, pledge, security interest, claim, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Majority Purchaser" means the holder or holders at the relevant time (excluding Holdings, and its Subsidiaries) of more than 50% in outstanding principal amount of the aggregate Notes held by NewWest Mezzanine Fund LP, KCEP Ventures II, L.P. and Convergent Capital Partners I, L.P.

          "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings, Borrower and their Subsidiaries taken as a whole, (b) the ability of Holdings or Borrower to perform its payment obligations under any Financing Document to which it is a party, or (c) the Purchaser to enforce or collect any of the Obligations.

          "Multiemployer Plan" has the meaning given to such term under ERISA.

          "Note" shall each have the meaning set forth in (S)2.1 and include any Note or Notes issued in exchange or in substitution therefor.

          "Obligations" means all obligations, liabilities and Indebtedness of every nature of Holdings or Borrower from time to time owed to the Purchaser under the Financing Documents, including the principal amount of all debts, claims and Indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

          "Permitted Liens" means Liens in favor of the Purchaser and the following additional Liens: (a) Liens for taxes, assessments or other governmental charges not yet due and payable (other than Liens relating to ERISA and Liens relating to claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders concerning Hazardous Materials);
(b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, provided such Liens are incurred in the ordinary course of business and are (i) for sums not more than thirty (30) days delinquent or (ii) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which appropriate reserves have been established in accordance with GAAP; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or Borrower; (e) Liens for purchase money obligations and equipment financing, provided that (i) the purchase of the asset subject to any such Lien is permitted under (S)6.10 and (ii) such Lien encumbers only the asset so purchased; (f) Liens in favor of the holder of the Bank Indebtedness or any other holder of permitted senior Indebtedness, and (g) Liens in favor of Compunetix securing equipment purchased from Compunetix.

          "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Plan" means a "pension plan" as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate, or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

          "Preferred Stock" means Holdings' 6.5% Series C Convertible Preferred Stock.

          "Projections" means Holdings' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capital expenditure statements, together with appropriate supporting details and statements of underlying assumptions.

          "Purchaser" means, collectively, each of NewWest Mezzanine Fund LP, a Colorado limited partnership, KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992.

          "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any equity securities (including warrants, options and other rights to acquire equity securities) of Holdings or any of its Subsidiaries now or hereafter outstanding; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness for borrowed money (other than the Note) of Holdings or any of its Subsidiaries now or hereafter outstanding; (c) any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity securities (including warrants, options and other rights to acquire equity securities) of Holdings or any of its Subsidiaries now or hereafter outstanding (other than the Warrant); and (d) any payment by Holdings or any of its Subsidiaries of any compensation, management fees or similar payments to any Affiliate, whether pursuant to a management agreement, employment agreement, compensation or bonus plan or otherwise.

          "SBA" means the federal Small Business Administration.

          "SBIA" means the federal Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations, Part 107.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

          "Shares" means shares of Holdings' common stock, no par value.

          "Subsidiary" means any corporation, partnership, limited liability company or other entity in which Holdings, the Company or the Co-Borrowers owns, directly or indirectly, at least 50% of the voting equity securities or at least 50% of the economic interests.

          "Triggering Event" means (a) a Change of Control, (b) any combination, consolidation or merger between Holdings and any partnership, limited liability company or corporation or other entity, unless (i) Holdings is the surviving entity and (ii) the holders of Shares immediately prior to such transaction hold, immediately after such transaction, at least a majority of the equity securities of Holdings, (c) sale of all or substantially all of the assets of Holdings in one or a series of related transactions (including any sale of any equity securities of the Company or the Co-Borrowers), (d) consummation of any public offering of equity securities by Holdings or its successors under the Securities Act in which the net proceeds to Holdings are greater than $15,000,000, or (e) the occurrence of any Event of Default.

          "UCC" shall mean the Uniform Commercial Code as in effect on the date of this Agreement in the State of Colorado, as amended from time to time, and any successor statute.

          "Warrants" shall have the meaning set forth in (S)2.3.

                     Representations and Warranties Schedule

             Representations and Warranties of Holdings and Borrower

Holdings and Borrower represents and warrants to the Purchaser as follows:

          1.   Organization and Authority. Holdings, Borrower and their
Subsidiaries:

          (a) are corporations, duly organized, validly existing and in good standing under the laws of the jurisdiction in which each was organized,

          (b) each has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted except where the failure to have such licenses and permits, either singularly or in the aggregate, would not have a Material Adverse Effect;

          (c) the Financing Documents have been duly authorized by all requisite corporate action, and the Financing Documents have been duly executed and delivered;

          (d) The execution, delivery and/or performance by Holdings and Borrower of the Financing Documents will not (i) constitute a violation of any applicable law or a breach of any provision contained in Holdings or Borrower's charter or bylaws or contained in any order of any court or other governmental agency or in any agreement, instrument or document to which Holdings or Borrower is a party or by which Holdings or Borrower or any of their assets or properties is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Holdings or Borrower's assets or properties (other than in favor of Purchaser under this Agreement); and

          (e) each is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed, qualified or in good standing, either singularly or in the aggregate, would not have a Material Adverse Effect.

          2.   Financial Information.

          (a) All financial statements concerning Holdings and its Subsidiaries which have been or will hereafter be furnished by Holdings and its Subsidiaries to the Purchaser pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections delivered and to be delivered have been and will be prepared by Holdings in light of the past operations of the business of Holdings and its Subsidiaries, and such Projections represent and will represent the good faith estimate of Holdings and its senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

          (b) Holdings and its Subsidiaries have no contingent liability or contingent obligation which is not listed in Holdings' financial statements or otherwise disclosed in writing to the Purchaser, except for liabilities arising in the ordinary course of business since the most recent date of such financial statements.

          3. Indebtedness. Holdings and its Subsidiaries have no Indebtedness as of the date of this Agreement other than Indebtedness reflected on the Indebtedness Schedule and Indebtedness to trade creditors incurred in the ordinary course of business.

          4.   Full Disclosure. None of the financial information referred to in
(S)2 of this Schedule, the Agreement, any Financing Document, and any other written statement furnished by Holdings, Borrower or their agents to the Purchaser in connection with the negotiation of the sale of the Note and the Warrants, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in this Agreement not misleading. To Holdings and Borrower's knowledge, there is no fact peculiar to Holdings or its Subsidiaries which Holdings or Borrower has not disclosed to the Purchaser in writing that could reasonably be expected to have a Material Adverse Effect. The Projections are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made. To the extent the Projections have not been prepared on a basis consistent with the historical financial statements of Holdings, Holdings has disclosed such to the Purchaser. The Projections are attached to this Agreement as the Projections Schedule.

          5. Pending Litigation. There are no proceedings pending or, to the knowledge of Holdings or Borrower, threatened against or affecting Holdings or its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal, except the CapEx litigation, the SaBell and Mancuso claims under investigation by the EEOC, and an alleged sexual harassment claim by an employee of ACT Proximity, Inc., none of which could reasonably be expected to result in a Material Adverse Effect.

          6. Title to Properties. Holdings and its Subsidiaries have good and marketable title, free and clear of all Liens, to all property each owns, including property reflected in Holdings' most recent financial statements, except as sold or otherwise disposed of in the ordinary course of business and except for Permitted Liens. Holdings and its Subsidiaries hold valid leaseholds or licenses in all property used by Holdings and its Subsidiaries that is not owned by Holdings or its Subsidiaries, and there are no actual, or, to Holdings or Borrower's knowledge, threatened or alleged, defaults with respect to any such leases or licenses.

          7. Patents and Trademarks. Holdings or its Subsidiaries owns, possesses, has applied for or has the right to use pursuant to valid licenses all of the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and projected conduct of their business, without any known conflict with the rights of others.

          8. Sale is Legal and Authorized. The sale of the Note and the Warrants by Holdings and Borrower and compliance by Holdings and Borrower with all of the provisions of the Financing Documents:

          (a)  are within its powers;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under Holdings or Borrower's charter or bylaws or any indenture or other agreement or instrument to which Holdings or its Subsidiaries is a party or by which they may be bound or result in the imposition of any Liens or encumbrances on any of their property (other than as contemplated in the Agreement and the other Financing Documents); and

          (c) have been duly authorized by proper corporate action on the part of Holdings and Borrower (no action by Holdings' shareholders being required by law, by its charter or bylaws or otherwise), and the Financing Documents constitute the legal, valid and binding obligations, contracts and agreements of Holdings and Borrower, enforceable in accordance with their respective terms.

          9. No Defaults. No Default or Event of Default has occurred and is continuing. Holdings and its Subsidiaries are not in default in the payment of principal or interest on any Indebtedness and are not in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued. No event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          10. Governmental Consent. No further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery by Holdings and Borrower of the Financing Documents or compliance with any of the Financing Documents.

          11. Taxes. All tax returns required to be filed by Holdings and its Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon any of them or upon any of their properties, income or franchises that are shown to be due and payable in such returns have been paid. Holdings and Borrower do not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no controversy in respect of additional federal or state income taxes due since such date is pending or, to the knowledge of Holdings or Borrower, threatened. The provisions for taxes on the books of Holdings and its Subsidiaries are adequate for all open years, and for its current fiscal period.

          12. ERISA. Holdings and each of its Subsidiaries and ERISA Affiliates is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all Plans. No liability has been incurred by Holdings, any of its Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Plan.

          13. Compliance with Law. Neither Holdings nor its Subsidiaries (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject, the violation of which could reasonably be expected to have a Material Adverse Effect; or (b) has failed to obtain or apply for the transfer of any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect. Holdings and its Subsidiaries are not in default with respect to any order of any court or governmental authority or arbitration board or tribunal, which default could reasonably be expected to have a Material Adverse Effect. Holdings and its Subsidiaries are not, and after giving effect to the transactions contemplated by the Agreement will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

          14. Compliance with Environmental Laws. Holdings and its Subsidiaries are not in violation of any applicable Environmental Law which could reasonably be expected to have a Material Adverse Effect. Holdings and its Subsidiaries have obtained and maintained in effect all permits, licenses or other authorizations required by applicable Environmental Laws, except to the extent any failure to obtain or maintain such would not have a Material Adverse Effect. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the knowledge of Holdings and Borrower, threatened, or judgments or orders relating to any Hazardous Materials asserted or, to the knowledge of Holdings and Borrower, threatened against Holdings or its Subsidiaries or relating to any real property currently or formerly owned, leased or operated by Holdings or its Subsidiaries.

          15. Solvency. On the date of this Agreement and after giving pro forma effect to the Indebtedness created by the Note:

          (a) On a consolidated basis, the fair saleable value of the property of the Borrower on a going concern basis is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Borrower on the date of this Agreement; and

          (b) the Borrower is able to pay all of its consolidated liabilities as they mature and does not have unreasonably small capital for the business about to be engaged.

          In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          16.  Employee Matters.

          (a) Neither Holdings nor its Subsidiaries are a party to any management, consulting, employment or other agreement with any of the shareholders, directors or officers of the Company or their respective Affiliates, other than the Employee Agreements and employment agreements with Carolyn Van Eeckhout, Richard Parlato, and Robert Kaphan.

          (b) (i) neither Holdings, its Subsidiaries nor any of their employees are subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of Holdings or its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Holdings and its Subsidiaries and (iii) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Holdings and Borrower after due inquiry, threatened between Holdings or its Subsidiaries and their employees, other than employee grievances arising in the ordinary course of business, which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          17. Use of Proceeds. Borrower shall use the proceeds from the Note and the Warrants solely as set forth in the Use of Proceeds Schedule.

          18. Ownership of Borrower. Upon closing of this Agreement, all of the issued and outstanding capital stock of Borrower will be held by Holdings. All such capital stock is duly authorized and validly issued, fully paid, nonassessable, free and clear of any liens, and issued in compliance with all applicable federal and state laws, including securities laws. Borrower has no outstanding warrants, options or other obligations to issue securities. No shareholder or other Person is entitled to any preemptive or similar rights with respect to any interest in any Borrower.

          19. Shares. When issued upon exercise in full of the Warrants, the Shares held by the Purchaser shall be validly issued, fully paid and nonassessable, and, assuming no further issuances of Shares, shall constitute in the aggregate 15.00% of the Shares, on a fully diluted basis taking into account the exercise or conversion of all outstanding derivative securities relating to the Shares. Holdings shall keep reserved the total number of Shares issuable at any time (which number shall be increased or decreased in accordance with the terms of the Warrants) upon exercise, in full or in part, of the Warrants. Any antidilution provisions included in any security issued by Holdings and that would or might be triggered by the issuance of the Warrant or the Shares to be issued upon exercise of the Warrant have been duly waived by the holders of such securities, other than the warrant held by GMN Investors II, L.P. and the Preferred Stock.

          20. Subsequent Events. Since December 31, 2002, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Holdings or Borrower and, without limiting the generality of the foregoing, since December 31, 2002, neither Holdings nor Borrower has engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business other than in connection with transactions contemplated by the Financing Documents.

          21.  Compliance with SBIA Requirements.

          (a) Borrower has not engaged in any activities and shall not hereafter engage in any activities or use directly or indirectly the proceeds from the issuance of the Note or any proceeds received from shareholders of Holdings for any purpose for which a Small Business Investment Company is prohibited from providing funds by the SBIA.

          (b) Neither Borrower nor any of its officers, directors, or shareholders or, to the best of Borrower's knowledge, its employees directly or indirectly own or control, or are related to any Person who owns or controls, any interest in, or is an officer, director, employee, shareholder, or agent of, the Purchaser or any entity in any way related to or affiliated with the Purchaser or any other Small Business Investment Company.

          (c) Neither Holdings nor any of its Subsidiaries has received, is receiving, or has any intention to apply for any assistance from the SBA or any Small Business Investment Company other than the Purchaser.

          (d) Holdings, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, (S)121.103), is a "small business concern" within the meaning of the SBIA, including Title 13, Code of Federal Regulations, (S)121.301(c). The information set forth in the SBA Forms 480, 652 and Part A of Form 1031 regarding Holdings and its affiliates, delivered to the Purchaser on or prior to the Closing Date, is accurate and complete.

          (e) Neither Holdings' nor any of its Subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither Holdings nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of Holdings and its Subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business' financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). (See 13 C.F.R. (S)107.720)

          (f) Holdings is in full compliance with, the provisions of the SBIA. The aggregate consolidated tangible net worth of Holdings and all other business entities affiliated with Holdings does not exceed $18 million and Holdings' consolidated average net income for the last two fiscal years has not exceeded $6 million.

          (g) Holdings and the Borrower have received a copy of SBA Form 793 (Notice to New SBA Borrowers).

          21. SEC Filings. Holdings has filed all required forms, reports and documents with the SEC since January 1, 2000, including (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2002, December 31, 2001 and December 30, 2000, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 2000, and
(iii) all other reports or registration statements filed by Holdings with the SEC since January 1, 2000 (collectively, the "SEC Reports"), all of which complied when filed in all material respects with all applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that Holdings' Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 was filed late. Except to the extent that information contained in any SEC Report was revised or superseded by a later filed SEC Report, none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Holdings has provided to the Purchaser copies of all other correspondence sent to or received from the SEC by Holdings and its Subsidiaries since January 1, 2000 (other than routine cover letters).

          22. Brokerage Commissions. There are no brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement and the other Financing Documents, other than a fee of 4% of committed capital plus 25,000 warrants (plus reimbursement of expenses) payable to Stifel Nicolaus & Company, Incorporated.

          23. Nasdaq Compliance. The transactions contemplated by this Agreement do not require consent of the shareholders of Holdings under the applicable rules of the Nasdaq National Market.

                            Use of Proceeds Schedule



                            ACT Teleconferencing Inc
                Schedule of Use of Proceeds (amounts in dollars)

                          SBIC Financing         Other Financing       Total
                          --------------         ---------------
Software and Platform
Development for US
operations                    2,000,000                                2,000,000
Call Center Domestic
Capex*                        2,000,000                                2,000,000
New bridges and
equipment for US
growth                          750,000                                  750,000
Working capital
growth of US audio
and video businesses            840,000                   42,000         882,000
Transaction fees and
expenses                        350,000                                  350,000
Closing fees                     60,000                                   60,000
Repay Preferred                                          333,000         333,000
Repay Picturetel
acquisition                                              625,000         625,000
                                                                               -
TOTAL                         6,000,000                1,000,000       7,000,000

                                  SBA Schedule

                 Covenants of Borrower and Remedies of Purchaser
              Relating to Small Business Investment Act Compliance

     1. Use of Proceeds. The proceeds from the sale of the Note and Warrants will be used by Holdings for the purposes described in (S)17 of the Representations and Warranties Schedule of the this Agreement. No portion of such proceeds will be used (i) to provide capital to a corporation licensed under the SBIA, (ii) to acquire farm land, (iii) to fund production of a single item or defined limited number of items, generally over a defined production period, and such production will constitute the majority of the activities of Holdings and its Subsidiaries (examples include motion pictures and electric generating plants), or (iv) for any purpose contrary to the public interest (including activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R.
(S)107.720.

     2. Regulatory Compliance Cooperation. In the event that the Purchaser determines that it has a Regulatory Problem (as defined below), Holdings and Borrower agree to take all such actions as are reasonably requested by the Purchaser in order to (i) permit the Purchaser to convert any voting securities into nonvoting securities which are convertible back into such voting securities upon such conditions as the Purchaser specifies or (ii) effectuate and facilitate any transfer by the Purchaser of any securities or derivative securities of Holdings or Borrower than held by the Purchaser to any Person designated by the Purchaser. For purposes of this Schedule, a "Regulatory Problem" means, (a) any actual or threatened assertion by any governmental regulatory agency (or any determination by the Purchaser in its sole discretion that it believes that a significant risk of such assertion may exist) that the Purchaser is not entitled to hold, or exercise any material right with respect to, all or any portion of the Note and Warrants or any other securities or derivative securities of Holdings or Borrower which the Purchaser holds or (b) circumstances pursuant to which Purchaser and its Affiliates would own, control or have power (including voting rights) or be deemed to own, control or have power over a greater quantity of securities or derivative securities of Holdings or Borrower than is permitted under any law or regulation or any requirement of any governmental authority applicable to Purchaser or to which Purchaser is subject.

     3. Sale of Securities by Subsidiaries. In the event that any Subsidiary of the Holdings offers to sell any of its securities or derivative securities to the Purchaser, then Holdings will cause such Subsidiary to enter into agreements with the Purchaser substantially similar to this Schedule.

     4. Annual Report. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), Holdings and Borrower shall provide to the Purchaser a written assessment, in form and substance reasonably satisfactory to the Purchaser, of the economic impact of the Purchaser's financing under this Agreement, specifying the full time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 C.F.R. (S)107.630(e)).

     5. Change of Business Activity. For a period of one year following the Closing Date, neither Holdings nor any of its Subsidiaries will change its business activity if such change would render

Holdings or Borrower ineligible to receive financial assistance from an Small Business Investment Company under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R. (S)(S)107.720 and 107.760(b)).

     6. Non-Discrimination. Holdings and Borrower will at all times comply with the nondiscrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

     7. Record Holders. Holdings will notify the Purchaser whenever the number of record holders of the Company's voting securities falls below 50 (see, 13 C.F.R. (S)107.865).

     8. Remedies. Holdings and Borrower understand that their violation of the covenants set forth in this Schedule or the representations and warranties set forth in the Agreement and its other Schedules may result in the Purchaser being required by the SBA to sell the Note and Warrants, and such sale may be at depressed prices due to the circumstances and timing of the sale. Therefore, in addition to all other remedies available to the Purchaser for Holdings' or Borrower's violation of the covenants set forth in this Schedule or the representations and warranties set forth in the Agreement and its other Schedules, Holdings and Borrower agree that the Purchaser shall be entitled to seek specific enforcement or other equitable relief to prevent a violation by Holdings or Borrower of the covenants set forth in this Schedule, and Holdings and Borrower waive any requirement that the Purchaser post any bond as a condition to seeking or obtaining equitable relief.

                              Indebtedness Schedule

     Indebtedness identified in Holdings' Form 10-K for the fiscal year ended December 31, 2002 is hereby incorporated by reference. Holdings and Borrower represent and warrant that no material changes to the Indebtedness as represented therein have occurred since December 31, 2002, other than a loan for $500,000 provided by director James Seifert on January 6, 2003, which loan bears interest at 12% and matured on May 6, 2003.

                          Financial Covenants Schedule

                Financial Covenants of the Borrower and Holdings

     Financial Covenants. The Borrower and Holdings shall maintain the following ratios and standards:

          1. Fixed Cash Costs. Holdings shall not permit Fixed Cash Costs to exceed $9.75 million for any calendar quarter; provided that maximum Fixed Cash Costs during any calendar quarter commencing January 1, 2005 shall be $10.725 million if Holdings' revenues during the quarter ended December 31, 2004 are $20 million or more (as determined in accordance with GAAP and as set forth in Holdings' audited financial statements).

          2. Debt Service Coverage Ratio. Holdings shall not permit its Debt Service Coverage Ratio, as determined quarterly on a rolling four (4) calendar quarter basis to fall below 1.75:1, commencing with the calendar quarter ending June 30, 2003.

          3. Minimum Net Worth. Holdings shall not permit its Minimum Net Worth to fall below the sum of (a) $19,000,000.00 plus (b) commencing with the calendar quarter ending March 31, 2003 and for each calendar quarter thereafter, an amount equal to 50% of Holding's quarterly Net Income for such calendar quarter ("Minimum Net Worth"), provided that in the event that Net Income shall be negative for any calendar quarter, Holdings' Minimum Net Worth requirement shall remain unchanged.

          4. Adjusted Debt to Net Worth Ratio. Holdings shall not cause, suffer or permit its Adjusted Debt to Net Worth Ratio to exceed 1.5:1.

     Definitions. The following terms shall have the following definitions as used in this Schedule. All other capitalized terms shall have the meanings given to them in the Agreement.

          Adjusted Debt to Net Worth Ratio shall be the quotient of dividing (a) Liabilities less Subordinated Indebtedness by (b) the difference of (i) the sum of Net Worth plus Subordinated Indebtedness and (ii) Intangible Assets.

          Assets shall have the meaning given such term in accordance with GAAP.

          Debt Service Coverage Ratio shall mean, for any period of calculation, the quotient of dividing (a) EBITDA by (b) Mandatory Debt Retirement and Interest Payments.

          EBITDA shall mean, for any period of calculation, an amount equal to the sum of (i) Net Income, (ii) federal, state and local income tax expense, (iii) Interest Expense, (iv) losses on the sale or other disposition of assets, (v) depreciation, (vi) amortization, and (vii) extraordinary losses, minus (a) gains on the sale or other disposition of assets outside of the ordinary course of business, and (b) extraordinary gains, each calculated for such period.

          Fixed Cash Costs shall mean all costs and expenses of Holdings other than (i) variable telephony costs, costs of Proximity room rentals and special events, and costs of sales of audio and video equipment, and (ii) interest expense, provision for income taxes for such period, depreciation and amortization expense, all as calculated from financial statements of Holdings prepared in accordance with GAAP and determined in a manner consistent with the schedule attached as the Financial Forms Schedule.

          Indebtedness shall mean, as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) with respect to which there is any security interest in any property of such Person; (iv) to make any payment or contribution to a Multiemployer Plan; (v) that is evidenced by a note, bond, debenture or similar instrument; and (vi) under any conditional sale agreement or title retention agreement.

          Indirect Obligation shall mean, as to any Person, (a) any guaranty by such Person of any obligation of another Person; (b) any security interest in any property of such Person that secures any obligation of another person; (c) any enforceable contractual requirement that such person (i) purchase an obligation of another Person or any property that is security for such obligation; (ii) advance or contribute funds to another Person for the payment of an obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an obligation of such other Person; (iii) purchase property, securities or services from another person for the purpose of assuring the beneficiary of any obligation of such other Person that such other Person has the ability to timely pay or discharge such obligation;
     (iv) grant a security interest in any property of such Person to secure any obligation of another Person; or (v) otherwise assure or hold harmless the beneficiary of any obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the obligation in respect to which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof as determined by such Person in good faith.

          Intangible Assets shall mean: (a) patents, copyrights, trademarks, tradenames, franchise, license agreements, goodwill, and other similar intangibles; (b) unamortized debt discount and expenses; and (c) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the date of this Agreement.

          Interest Expense shall mean, for any period of calculation, all interest, whether paid in cash or accrued as a liability, without duplication, on Indebtedness or Indirect Obligations of any Person during such period.

          Liabilities shall have the meaning given that term in accordance with GAAP.

          Mandatory Debt Retirement and Interest Payments shall mean, at any date of determination, the sum of all mandatory payments of principal and interest due during the period of twelve (12) months from the date of determination.

          Net Income shall have the meaning given that term in accordance with GAAP.

          Net Worth shall mean, as of any date, total Assets of the Person as determined in accordance with GAAP, minus Liabilities.

          Subordinated Indebtedness shall mean as of any date, any Indebtedness of Holdings that is expressly subordinated to the Indebtedness owed by Holdings to the Bank.

                                  Fee Schedule

                      Costs and Fees owing to the Purchaser

     1. The Company will reimburse NewWest Mezzanine Fund LP, KCEP Ventures II, L.P. and Convergent Capital Partners I, L.P. (the "Institutions") for all costs including, but not limited to, reasonable out of pocket legal fees, due diligence expenses and other reasonable expenses incurred in connection with entering into this Agreement and perfecting Purchaser's security interests and other rights described in this Agreement (subject to a maximum reimbursement of $60,000).

     2. The Company shall pay a $15,000 application fee to KCEP Ventures II, L.P. at Closing.

     3. The Company shall pay the Institutions a cash fee at Closing equal to $60,000. This closing fee shall be in addition to reimbursement of costs and application fees.

                             Capitalization Schedule

Fully Diluted Calculation--
based on 2002 10-K (April            Number      % fully
15, 2003)                           of Shares     diluted     Strike      Expiration     Data Source/Notes
Total Outstanding at 3-31-03       9,980,469       64.15%                                10-k cover page
Options                              254,096        1.63%   $1.00-2.20     7.44 yrs      F-19
Options                              366,700        2.36%   $2.75-3.03     7.97 yrs      F-19
Options                              329,905        2.12%   $4.25-5.25     7.46 yrs      F-19
Options                              254,925        1.64%   $5.50-6.50     5.35 yrs      F-19
Options                               70,725        0.45%   $7.00-8.00     7.59 yrs      F-19
Options                               73,456        0.47%   $9.00          5.49 yrs      F-19
Options                              340,000        2.19%   ?              ?             Jan/Feb mtg minutes
Ungranted Options (1)                 14,807        0.10%   ?              ?             F-18
Warrants From Equity
Placement                            109,912        0.71%   $7.00          Dec-03        F-17
Warrants to Underwriter                9,835        0.06%   $5.00          Feb-04        F-17
Warrants for Consulting
Services                              18,000        0.12%   $10.00         May-04        F-17
Agent Fee warrants                    10,000        0.06%   $7.00          Apr-05        F-17
Underwriter warrants                  80,000        0.51%   $6.60          May-05        F-17
Institutional/Private
Placement warrants                    46,000        0.30%   $6.05          May-05        F-17
Preferred Stock Issuance                                                                 F-17, not yet adjusted as a result of our
warrants                             400,000        2.57%   $5.86          Oct-06        transaction
Agent Fees for Preferred
Stock warrants                        50,000        0.32%   $5.00          May-07        F-17
Preferred Stock Issuance                                                                 F-17, not yet adjusted as a result of our
warrants as adjusted                 229,885        1.48%   $2.50          May-07        transaction
ESPP allocated but not
purchased                            140,098        0.90%                                F-26
Project Peach Shares                 200,000        1.29%                                Gavin's 5-5-03 email
Proximity Earnout worst case          30,000        0.19%                                Gavin's 5-5-03 email
Equitas Warrants                     216,000        1.39%   $2.50          Apr-05        Gavin's 5-5-03 email
Sub-debt Investor Warrant
Shares                             2,333,334       15.00%
      TOTAL (2)                   15,558,147      100.00%

(1)Company plan allows for 1,600,000 options. Company has granted 1,689,807 Gavin estimates 75k have been forfeited, leaving an overissuance of $14k. Therefore, assumes an increase to the option plan of 14,807
(2) Excludes conversion of the preferred or those warrants that expired in Jan-April 03

                            Financial Forms Schedule

                Form of Cash Cost Report and Financial Score Card

                                 MONTHLY REPORT

                                      North America        Europe    Asia    Video     Corporate      Adj.    Other
     Revenue
        Video
        Audio
        Equipment
        Services
        Other
           Total Revenue

     Variable Expense
        Video Telephony
        Audio Telephony
        Room Fees
        Other
           Total Variable

     Fixed Cash cost
        Salaries
           Sales
           Engineering and Technical
           Support
           Administrative
           Other

        Benefits

        Telephony Fixed

        General Office

        Rent and Utilities

        Sales and Marketing

        Discretionary
           Total Fixed Cash Costs

                        Senior Secured Subordinated Note

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            AND CANNOT BE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION
                           OR AN EXEMPTION THEREFROM.

 THIS SENIOR SECURED SUBORDINATED PROMISSORY NOTE. THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR INDEBTEDNESS AND THE RIGHTS OF THE SENIOR LENDER UPON THE TERMS OF SUBORDINATION
  SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED MAY 12, 2003, AMONG VECTRA BANK COLORADO, NATIONAL ASSOCIATION, NEWWEST MEZZANINE FUND LP, KCEP VENTURES II, L.P., CONVERGENT CAPITAL PARTNERS I, L.P., AND JAMES F. SEIFERT MANAGEMENT TRUST DATED OCTOBER 8, 1992, ACKNOWLEDGED BY ACT TELECONFERENCING SERVICES, INC., AS SUCH INTERCREDITOR AGREEMENT MAY BE AMENDED FROM TIME TO
                                     TIME.

 THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER
  OF THE COMPANY, LOCATED AT 1658 COLE BOULEVARD, SUITE 130, GOLDEN, COLORADO 80401-8944, WILL, BEGINNING NO LATER THAN TEN DAYS AFTERTHE ISSUE DATE, PROMPTLY
 MAKE AVAILABLE TO HOLDERS UPON REQUEST THE ISSUE PRICE, THE AMOUNT OF ORIGINAL
    ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE.

                          ----------------------------

                        Senior Secured Subordinated Note

                               Due April 30, 2006

$1,696,500                                                          May 12, 2003

          ACT Teleconferencing Services, Inc., a Minnesota corporation (the "Company") and ACT VideoConferencing, Inc., ACT Proximity, Inc., and ACT Research, Inc. (collectively with the Company, the "Borrower") for value received, hereby promise to pay to NewWest Mezzanine Fund LP or its assigns, on April 30, 2006, the principal amount of One Million, Six Hundred Ninety-Six Thousand, Five Hundred Dollars ($1,696,500) (or such lesser amount as shall then be outstanding pursuant to this Note) at the time and in the amounts set forth in the Note Agreement (as defined below) and to pay interest (computed on the basis of a 360 day year of twelve 30 day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12% per annum from the date of this Note until maturity, payable monthly on the first day of each month, (commencing June 1, 2003) and at maturity. During the continuance of an Event of Default (as defined in the Note Agreement) Borrower agrees to pay interest on the principal and (to the extent legally enforceable) on any overdue installment of royalties or interest, at the rate of 15% per annum, compounded monthly. Both the principal of this Note and royalties and interest on this Note are payable at the principal office of NewWest Mezzanine Fund LP, Denver, Colorado, in current funds of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of the date of this Note (the "Note Agreement"), entered into by Borrower with the Purchaser therein referred to and is secured by the Collateral (as defined in the Note Agreement)

                                   Note page 1
pursuant to a Security Agreement dated as of the date of this Note (the "Security Agreement"). Reference is hereby made to the Note Agreement and the Security Agreement for a full statement of the terms and provisions thereof and for a description of the Collateral thereunder.

     Principal and royalties on this Note shall be payable at the times set forth in the Note Agreement. This Note may be declared due prior to its expressed maturity date on the terms and in the manner provided in the Note Agreement.

     The performance and payment when due by the Company of its obligations under this Note, the Note Agreement and related financing documents is unconditionally guaranteed by ACT Teleconferencing, Inc. and the Foreign Subsidiaries (as defined in the Note Agreement) pursuant to the Guarantee dated as of the date of this Note. Reference is hereby made to the Guarantee for a full statement of the terms and provisions thereof.

     This Note may be prepaid or redeemed at the option of Borrower prior to its expressed maturity date on the terms and conditions and in the amounts set forth in the Note Agreement.

     The holder of this Note is registered on the books of the Company. It is transferable only by surrender at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney duly authorized in writing. Payment of or on account of principal, royalties and interest on this Note shall be made only to or upon the order in writing of such holder.

ACT Teleconferencing Services, Inc.          ACT Proximity, Inc.


By  _______________________________          By  _______________________________
Its _______________________________          Its _______________________________


ACT VideoConferencing, Inc.                  ACT Research, Inc.


By  _______________________________          By  _______________________________
Its _______________________________          Its _______________________________

                                  Note page 2

                        Senior Secured Subordinated Note

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            AND CANNOT BE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION
                           OR AN EXEMPTION THEREFROM.

 THIS SENIOR SECURED SUBORDINATED PROMISSORY NOTE. THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR
       INDEBTEDNESS AND THE RIGHTS OF THE SENIOR LENDER UPON THE TERMS OF SUBORDINATION SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED MAY 12, 2003, AMONG VECTRA BANK COLORADO, NATIONAL ASSOCIATION, NEWWEST MEZZANINE FUND
      LP, KCEP VENTURES II, L.P., CONVERGENT CAPITAL PARTNERS I, L.P., AND
    JAMES F. SEIFERT MANAGEMENT TRUST DATED OCTOBER 8, 1992, ACKNOWLEDGED BY
      ACT TELECONFERENCING SERVICES, INC., AS SUCH INTERCREDITOR AGREEMENT
                        MAY BE AMENDED FROM TIME TO TIME.

 THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER
   OF THE COMPANY, LOCATED AT 1658 COLE BOULEVARD, SUITE 130, GOLDEN, COLORADO 80401-8944, WILL, BEGINNING NO LATER THAN TEN DAYS AFTERTHE ISSUE DATE, PROMPTLY
 MAKE AVAILABLE TO HOLDERS UPON REQUEST THE ISSUE PRICE, THE AMOUNT OF ORIGINAL
     ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE.

                          ____________________________

                        Senior Secured Subordinated Note

                               Due April 30, 2006

$1,696,500                                                          May 12, 2003

          ACT Teleconferencing Services, Inc., a Minnesota corporation (the "Company") and ACT VideoConferencing, Inc., ACT Proximity, Inc., and ACT Research, Inc. (collectively with the Company, the "Borrower") for value received, hereby promise to pay to Convergent Capital Partners I L.P. or its assigns, on April 30, 2006, the principal amount of One Million, Six Hundred Ninety-Six Thousand, Five Hundred Dollars ($1,696,500) (or such lesser amount as shall then be outstanding pursuant to this Note) at the time and in the amounts set forth in the Note Agreement (as defined below) and to pay interest (computed on the basis of a 360 day year of twelve 30 day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12% per annum from the date of this Note until maturity, payable monthly on the first day of each month, (commencing June 1, 2003) and at maturity. During the continuance of an Event of Default (as defined in the Note Agreement) Borrower agrees to pay interest on the principal and (to the extent legally enforceable) on any overdue installment of royalties or interest, at the rate of 15% per annum, compounded monthly. Both the principal of this Note and royalties and interest on this Note are payable at the principal office of Convergent Capital Partners I L.P., Minneapolis, Minnesota, in current funds of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of the date of this Note (the "Note Agreement"), entered into by Borrower with the Purchaser therein referred to and is secured by the Collateral (as defined in the Note Agreement)

                                   Note page 1
pursuant to a Security Agreement dated as of the date of this Note (the "Security Agreement"). Reference is hereby made to the Note Agreement and the Security Agreement for a full statement of the terms and provisions thereof and for a description of the Collateral thereunder.

          Principal and royalties on this Note shall be payable at the times set forth in the Note Agreement. This Note may be declared due prior to its expressed maturity date on the terms and in the manner provided in the Note Agreement.

          The performance and payment when due by the Company of its obligations under this Note, the Note Agreement and related financing documents is unconditionally guaranteed by ACT Teleconferencing, Inc. and the Foreign Subsidiaries (as defined in the Note Agreement) pursuant to the Guarantee dated as of the date of this Note. Reference is hereby made to the Guarantee for a full statement of the terms and provisions thereof.

          This Note may be prepaid or redeemed at the option of Borrower prior to its expressed maturity date on the terms and conditions and in the amounts set forth in the Note Agreement.

          The holder of this Note is registered on the books of the Company. It is transferable only by surrender at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney duly authorized in writing. Payment of or on account of principal, royalties and interest on this Note shall be made only to or upon the order in writing of such holder.

ACT Teleconferencing Services, Inc.         ACT Proximity, Inc.


By  _______________________________         By  _______________________________
Its _______________________________         Its _______________________________


ACT VideoConferencing, Inc.                 ACT Research, Inc.


By  _______________________________         By  _______________________________
Its _______________________________         Its _______________________________

                                   Note page 2

                        Senior Secured Subordinated Note

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            AND CANNOT BE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION
                           OR AN EXEMPTION THEREFROM.

 THIS SENIOR SECURED SUBORDINATED PROMISSORY NOTE. THE PAYMENT OF THIS NOTE AND
    THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR INDEBTEDNESS AND THE RIGHTS OF THE SENIOR LENDER UPON THE TERMS OF
        SUBORDINATION SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT,
      DATED MAY 12, 2003, AMONG VECTRA BANK COLORADO, NATIONAL ASSOCIATION, NEWWEST MEZZANINE FUND LP, KCEP VENTURES II, L.P., CONVERGENT CAPITAL
          PARTNERS I, L.P., AND JAMES F. SEIFERT MANAGEMENT TRUST DATED
             OCTOBER 8, 1992, ACKNOWLEDGED BY ACT
        TELECONFERENCING SERVICES, INC., AS SUCH INTERCREDITOR AGREEMENT
                        MAY BE AMENDED FROM TIME TO TIME.

     THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL
       OFFICER OF THE COMPANY, LOCATED AT 1658 COLE BOULEVARD, SUITE 130,
         GOLDEN, COLORADO 80401-8944, WILL, BEGINNING NO LATER THAN TEN
          DAYS AFTERTHE ISSUE DATE, PROMPTLY MAKE AVAILABLE TO HOLDERS
              UPON REQUEST THE ISSUE PRICE, THE AMOUNT OF ORIGINAL
                               ISSUE DISCOUNT, THE
              ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE.

                          ____________________________

                        Senior Secured Subordinated Note

                               Due April 30, 2006

$2,871,000                                                          May 12, 2003

          ACT Teleconferencing Services, Inc., a Minnesota corporation (the "Company") and ACT VideoConferencing, Inc., ACT Proximity, Inc., and ACT Research, Inc. (collectively with the Company, the "Borrower") for value received, hereby promise to pay to KCEP Ventures II, L.P. or its assigns, on April 30, 2006, the principal amount of Two Million, Eight Hundred Seventy-One Thousand Dollars ($2,871,000) (or such lesser amount as shall then be outstanding pursuant to this Note) at the time and in the amounts set forth in the Note Agreement (as defined below) and to pay interest (computed on the basis of a 360 day year of twelve 30 day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12% per annum from the date of this Note until maturity, payable monthly on the first day of each month, (commencing June 1, 2003) and at maturity. During the continuance of an Event of Default (as defined in the Note Agreement) Borrower agrees to pay interest on the principal and (to the extent legally enforceable) on any overdue installment of royalties or interest, at the rate of 15% per annum, compounded monthly. Both the principal of this Note and royalties and interest on this Note are payable at the principal office of KCEP Ventures II, L.P., Kansas City, Missouri, in current funds of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of the date of this Note (the "Note Agreement"), entered into by Borrower with the Purchaser therein referred to and is secured by the Collateral (as defined in the Note Agreement)

                                   Note page 1
pursuant to a Security Agreement dated as of the date of this Note (the "Security Agreement"). Reference is hereby made to the Note Agreement and the Security Agreement for a full statement of the terms and provisions thereof and for a description of the Collateral thereunder.

          Principal and royalties on this Note shall be payable at the times set forth in the Note Agreement. This Note may be declared due prior to its expressed maturity date on the terms and in the manner provided in the Note Agreement.

          The performance and payment when due by the Company of its obligations under this Note, the Note Agreement and related financing documents is unconditionally guaranteed by ACT Teleconferencing, Inc. and the Foreign Subsidiaries (as defined in the Note Agreement) pursuant to the Guarantee dated as of the date of this Note. Reference is hereby made to the Guarantee for a full statement of the terms and provisions thereof.

          This Note may be prepaid or redeemed at the option of Borrower prior to its expressed maturity date on the terms and conditions and in the amounts set forth in the Note Agreement.

          The holder of this Note is registered on the books of the Company. It is transferable only by surrender at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney duly authorized in writing. Payment of or on account of principal, royalties and interest on this Note shall be made only to or upon the order in writing of such holder.

ACT Teleconferencing Services, Inc.         ACT Proximity, Inc.


By  ________________________________        By  _______________________________
Its ________________________________        Its _______________________________


ACT VideoConferencing, Inc.                 ACT Research, Inc.


By  ________________________________        By  _______________________________
Its ________________________________        Its _______________________________

                                   Note page 2

                        Senior Secured Subordinated Note

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            AND CANNOT BE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION
                           OR AN EXEMPTION THEREFROM.

   THIS SENIOR SECURED SUBORDINATED PROMISSORY NOTE. THE PAYMENT OF THIS NOTE
        AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR INDEBTEDNESS AND THE RIGHTS OF THE SENIOR LENDER UPON
       THE TERMS OF SUBORDINATION SET FORTH IN THAT CERTAIN INTERCREDITOR
       AGREEMENT, DATED MAY 12, 2003, AMONG VECTRA BANK COLORADO, NATIONAL
         ASSOCIATION, NEWWEST MEZZANINE FUND LP, KCEP VENTURES II, L.P.,
      CONVERGENT CAPITAL PARTNERS I, L.P., AND JAMES F. SEIFERT MANAGEMENT
        TRUST DATED OCTOBER 8, 1992, ACKNOWLEDGED BY ACT TELECONFERENCING
                 SERVICES, INC., AS SUCH INTERCREDITOR AGREEMENT
                        MAY BE AMENDED FROM TIME TO TIME.

 THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER
       OF THE COMPANY, LOCATED AT 1658 COLE BOULEVARD, SUITE 130, GOLDEN,
      COLORADO 80401-8944, WILL, BEGINNING NO LATER THAN TEN DAYS AFTERTHE
         ISSUE DATE, PROMPTLY MAKE AVAILABLE TO HOLDERS UPON REQUEST THE
               ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT,
            THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE.

                          ____________________________

                        Senior Secured Subordinated Note

                               Due April 30, 2006

$1,044,000                                                          May 12, 2003

          ACT Teleconferencing Services, Inc., a Minnesota corporation (the "Company") and ACT VideoConferencing, Inc., ACT Proximity, Inc., and ACT Research, Inc. (collectively with the Company, the "Borrower") for value received, hereby promise to pay to James F. Seifert Management Trust dated October 8, 1992 or its assigns, on April 30, 2006, the principal amount of One Million Forty-Four Thousand Dollars ($1,044,000) (or such lesser amount as shall then be outstanding pursuant to this Note) at the time and in the amounts set forth in the Note Agreement (as defined below) and to pay interest (computed on the basis of a 360 day year of twelve 30 day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12% per annum from the date of this Note until maturity, payable monthly on the first day of each month, (commencing June 1, 2003) and at maturity. During the continuance of an Event of Default (as defined in the Note Agreement) Borrower agrees to pay interest on the principal and (to the extent legally enforceable) on any overdue installment of royalties or interest, at the rate of 15% per annum, compounded monthly. Both the principal of this Note and royalties and interest on this Note are payable at the principal office of James F. Seifert Management Trust dated October 8, 1992, Cedar Rapids, Iowa, in current funds of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of the date of this Note (the "Note Agreement"), entered into by Borrower with the Purchaser therein referred to and is secured by the Collateral (as defined in the Note Agreement)

                                   Note page 1
pursuant to a Security Agreement dated as of the date of this Note (the "Security Agreement"). Reference is hereby made to the Note Agreement and the Security Agreement for a full statement of the terms and provisions thereof and for a description of the Collateral thereunder.

          Principal and royalties on this Note shall be payable at the times set forth in the Note Agreement. This Note may be declared due prior to its expressed maturity date on the terms and in the manner provided in the Note Agreement.

          The performance and payment when due by the Company of its obligations under this Note, the Note Agreement and related financing documents is unconditionally guaranteed by ACT Teleconferencing, Inc. and the Foreign Subsidiaries (as defined in the Note Agreement) pursuant to the Guarantee dated as of the date of this Note. Reference is hereby made to the Guarantee for a full statement of the terms and provisions thereof.

          This Note may be prepaid or redeemed at the option of Borrower prior to its expressed maturity date on the terms and conditions and in the amounts set forth in the Note Agreement.

          The holder of this Note is registered on the books of the Company. It is transferable only by surrender at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney duly authorized in writing. Payment of or on account of principal, royalties and interest on this Note shall be made only to or upon the order in writing of such holder.

ACT Teleconferencing Services, Inc.        ACT Proximity, Inc.


By  ________________________________       By  ________________________________
Its ________________________________       Its ________________________________


ACT VideoConferencing, Inc.                ACT Research, Inc.


By  ________________________________       By  ________________________________
Its ________________________________       Its ________________________________

                                  Note page 2

                                     Warrant

   THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN
        THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION
               THEREFROM UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY
                BE APPLICABLE, AND ARE TRANSFERABLE ONLY UPON THE
                  CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT
                       BETWEEN THE ISSUER AND THE INITIAL
                             HOLDER OF THIS WARRANT.

No.  NWWR-1              Dated May 12, 2003      Exercise Price: $2.50 per Share

                               Warrant to Purchase

                                  Common Stock
                                       of
                           ACT Teleconferencing, Inc.

          THIS IS TO CERTIFY that, for value received and subject to the provisions set forth in this Warrant and the Warrant Agreement attached to this Warrant and incorporated in this Warrant by this reference, NEWWEST MEZZANINE FUND LP or its assigns is entitled to purchase from ACT Teleconferencing, Inc., a Colorado corporation (the "Company"), at any time during the Exercise Period, 541,667 shares of common stock, no par value, at a price of $2.50 per share (the "Exercise Price"), all subject to adjustment pursuant to the Warrant Agreement and subject to the terms, provisions and conditions set forth in the Warrant Agreement. Capitalized terms shall have the meanings specified in the Warrant Agreement unless the context shall otherwise require.

          WITNESS the signatures of the Company's duly authorized officers.

                           ACT Teleconferencing, Inc.

By:__________________________                 By:_______________________________
Its: Secretary                                Its: Chief Financial Officer

                                     Warrant

                                     Warrant

   THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS
 AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE
          ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION
               THEREFROM UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY
                BE APPLICABLE, AND ARE TRANSFERABLE ONLY UPON THE
                  CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT
                       BETWEEN THE ISSUER AND THE INITIAL
                             HOLDER OF THIS WARRANT.

No.  NWWR-2                  Dated May 12, 2003  Exercise Price: $2.50 per Share

                               Warrant to Purchase

                                  Common Stock
                                       of
                           ACT Teleconferencing, Inc.

          THIS IS TO CERTIFY that, for value received and subject to the provisions set forth in this Warrant and the Warrant Agreement attached to this Warrant and incorporated in this Warrant by this reference, KCEP VENTURES II, L.P. or its assigns is entitled to purchase from ACT Teleconferencing, Inc., a Colorado corporation (the "Company"), at any time during the Exercise Period, 916,667 shares of common stock, no par value, at a price of $2.50 per share (the "Exercise Price"), all subject to adjustment pursuant to the Warrant Agreement and subject to the terms, provisions and conditions set forth in the Warrant Agreement. Capitalized terms shall have the meanings specified in the Warrant Agreement unless the context shall otherwise require.

          WITNESS the signatures of the Company's duly authorized officers.

                           ACT Teleconferencing, Inc.

By:__________________________                 By:_______________________________
Its: Secretary                                Its: Chief Financial Officer

                                     Warrant

                                     Warrant

   THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS
 AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE
          ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION
               THEREFROM UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY
                BE APPLICABLE, AND ARE TRANSFERABLE ONLY UPON THE
                  CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT
                       BETWEEN THE ISSUER AND THE INITIAL
                             HOLDER OF THIS WARRANT.

No.  NWWR-3                  Dated May 12, 2003  Exercise Price: $2.50 per Share

                               Warrant to Purchase

                                  Common Stock
                                       of
                           ACT Teleconferencing, Inc.

          THIS IS TO CERTIFY that, for value received and subject to the provisions set forth in this Warrant and the Warrant Agreement attached to this Warrant and incorporated in this Warrant by this reference, CONVERGENT CAPITAL PARTNERS I, L.P. or its assigns is entitled to purchase from ACT Teleconferencing, Inc., a Colorado corporation (the "Company"), at any time during the Exercise Period, 541,667 shares of common stock, no par value, at a price of $2.50 per share (the "Exercise Price"), all subject to adjustment pursuant to the Warrant Agreement and subject to the terms, provisions and conditions set forth in the Warrant Agreement. Capitalized terms shall have the meanings specified in the Warrant Agreement unless the context shall otherwise require.

          WITNESS the signatures of the Company's duly authorized officers.

                           ACT Teleconferencing, Inc.

By:__________________________                By:_______________________________
Its: Secretary                               Its: Chief Financial Officer

                                     Warrant

                                     Warrant

   THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS
 AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE
          ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION
               THEREFROM UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY
                BE APPLICABLE, AND ARE TRANSFERABLE ONLY UPON THE
                  CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT
                       BETWEEN THE ISSUER AND THE INITIAL
                             HOLDER OF THIS WARRANT.

No. NWWR-4                 Dated May 12, 2003    Exercise Price: $2.50 per Share


                               Warrant to Purchase

                                  COMMON STOCK
                                       OF
                           ACT Teleconferencing, Inc.

                  THIS IS TO CERTIFY that, for value received and subject to the provisions set forth in this Warrant and the Warrant Agreement attached to this Warrant and incorporated in this Warrant by this reference, JAMES F. SEIFERT MANAGEMENT TRUST DATED OCTOBER 8, 1992 or its assigns is entitled to purchase from ACT Teleconferencing, Inc., a Colorado corporation (the "Company"), at any time during the Exercise Period, 333,333 shares of common stock, no par value, at a price of $2.50 per share (the "Exercise Price"), all subject to adjustment pursuant to the Warrant Agreement and subject to the terms, provisions and conditions set forth in the Warrant Agreement. Capitalized terms shall have the meanings specified in the Warrant Agreement unless the context shall otherwise require.

        WITNESS the signatures of the Company's duly authorized officers.

                           ACT Teleconferencing, Inc.

By:__________________________                 By:_______________________________
Its: Secretary                                Its: Chief Financial Officer

                                     Warrant

                                Warrant Agreement

         This Warrant Agreement (which, together with the Schedules and Exhibits which are attached and incorporated in this Warrant Agreement by reference, is referred to as the "Warrant Agreement") is effective as of May 12, 2003 among NewWest Mezzanine Fund LP, a Colorado limited partnership, KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership (each, an "Institutional Holder, and collectively, the "Institutional Holders"), and James F. Seifert Management Trust dated October 8, 1992 (along with each Institutional Holder, individually, a "Holder" and collectively, the "Holders"), ACT Teleconferencing, Inc., a Colorado corporation (the "Company"), ACT Teleconferencing Services, Inc., a Minnesota corporation ("Services") and Gerald Van Eeckhout, Gavin Thomson and Gene Warren (Messrs. Van Eeckhout, Thomson and Warren are, collectively, the "Principals"). In consideration of the Holders' provision of financing to the Company pursuant to a Note Agreement among the Holders, the Company and certain of the Company's subsidiaries, dated as of the date of this Warrant Agreement, as such agreement may be amended from time to time (the "Note Agreement"), the parties agree as follows:

SECTION 1. DEFINITIONS.

           In addition to the terms defined elsewhere in this Warrant Agreement, the terms set forth on the Definitions Schedule to this Warrant Agreement shall have the meanings set forth on such Schedule.

SECTION 2. EXERCISE OF WARRANT; CERTAIN ADJUSTMENTS TO NUMBER OF UNDERLYING SHARES.

           2.1 Exercise Procedure. Subject to the conditions set forth in this Warrant Agreement, the Warrant may be exercised in whole or in part during the Exercise Period, but in no event subsequent to the end of the Exercise Period, by the surrender of the Warrant (with the subscription form attached to this Warrant Agreement duly completed and executed) at the principal office of the Company at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401-8944, and upon payment of the applicable Exercise Price. At the option of the exercising Holder, payment may be made by (a) cash or other immediately available funds and/or (b) the surrender and cancellation of all or part of the Holder's Note accompanied by a written statement designating all or a portion of the unpaid principal, royalty and/or interest amount of the Note to be applied to the payment of the Exercise Price. In addition, at the option of the exercising Holder or the Company, payment may be made by the Company withholding from the Warrant Shares a number of whole or fractional Shares equal to the Exercise Price, divided by the Fair Market Value of a Share. If the Note is tendered in payment of the Exercise Price and the unpaid principal amount of such Note exceeds the Exercise Price, the Company shall (without charge to the Holder) immediately issue and deliver to the exercising Holder a new Note, in exchange for the Note so tendered, at a principal amount equal to such excess and issued in the name of such Holder or its designated nominee or registered assignee.

         The right granted by the Warrant to acquire Shares shall expire at the end of the Exercise Period, and such right shall be wholly null and void to the extent the Warrant is not exercised before that time. The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any certificates or other documents evidencing the Shares under this (S)2, regardless of the name or names in which such documents shall be registered. Notwithstanding the surrender of the Warrant upon its exercise, the rights and obligations of the Company and the Holders as set forth in this Warrant Agreement shall continue in full force and effect.

         2.2 Penalty Shares. If any interest, royalties, principal or other payments required by the Note Agreement or this Warrant Agreement (other than payments described in (S)2.4) are not paid as scheduled and such payment default continues for 60 days, then for each period of 30 days or less thereafter during which any such payment default exists, the number of Underlying Shares shall automatically increase by an amount equal to 25,000 Underlying Shares, as such number is appropriately adjusted for stock splits, stock dividends and similar transactions (the "Penalty Shares"). The Penalty Shares will grow at a 10 percent monthly rate (to 27,500 Shares, 30,250 Shares, etc.) for each month thereafter until such payment default is cured. Any Penalty Shares shall be allocated prorata among the Holders (based on the Underlying Shares initially associated with each Warrant on the date of this Agreement). For example, if such payment defaults exist for one or more periods that total 80 days following the initial 60 day grace period, then the number of Penalty Shares shall be equal to 82,750 (as such number is appropriately adjusted for stock splits, stock dividends and similar transactions), determined on the basis of 25,000 Underlying Shares for the first 30 day period following the initial 60 day grace period, 27,500 Underlying Shares for the second 30 day period, and 30,250 Underlying Shares for the third period of 20 days.

         2.3 Put Default. If any payments required by (S)10 of this Warrant Agreement are not paid as scheduled, then for each period of 90 days or less thereafter during which any such payment default exists, the number of Underlying Shares shall automatically increase by an amount equal to 75,000 Underlying Shares (as such number is appropriately adjusted for stock splits, stock dividends and similar transactions), compounded at a 25% rate for each such 90 day period (the "Put Default Shares"). Any Put Default Shares shall be allocated prorata among the Holders (based on the Underlying Shares initially associated with each Warrant on the date of this Agreement). For example, if such payment default exists for a 210 day period, the number of Put Default Shares shall be equal to 285,938 (as such number is appropriately adjusted for stock splits, stock dividends and similar transactions), determined on the basis of 75,000 Underlying Shares for the first 90 day period, 93,750 Underlying Shares for the second 90 day period, and 117,188 Underlying Shares for the third period of 30 days.

         2.4 Adjustment Upon Share Issuance. If the Company issues or Transfers any Shares (other than Exempt Shares) for consideration of $.75 per Share or less (as such amount is appropriately adjusted for stock splits, stock dividends and similar transactions), then the number of Underlying Shares shall automatically increase by a factor of 25%, prorata among the Holders (based on the Underlying Shares initially associated with each Warrant on the date of this Agreement). Any adjustment pursuant to this (S)2.5 shall be in addition to any adjustment required under (S)6. For example, if prior to such Transfer the aggregate number of Underlying Shares is 2,333,334, then following such Transfer, the aggregate number of Underlying Shares shall be increased to 2,916,667 Shares (before giving effect to any adjustments required under (S)(S)2.2, 2.3, 2.5 or 6).

           2.5 Adjustment in Connection with Other Antidilution Adjustments. If
(a) as a result of the issuance or existence of the Warrants, any additional warrants, derivative securities or Shares are issued to the holders of securities issued by the Company, or any adjustment occurs in the conversion price or exercise price of any securities issued by the Company, or (b) any antidilution adjustment to securities issued by the Company prior to the date of this Agreement is made (other than antidilution adjustments reflected in the Capitalization Schedule attached to the Note Agreement), then in each such case, promptly following such issuance or adjustment, the number of Underlying Shares associated with each Warrant shall be increased by an amount equal to such Warrant's Applicable Percentage of any such issuance or adjustment.

SECTION 3. RESERVATION.

           At all times during the Exercise Period, the Company shall reserve and keep available the maximum number of authorized but unissued Shares, solely for the purpose of issuing, upon the exercise of the Warrant, a number of Shares equal to the number of Underlying Shares. In addition, the Company shall make all appropriate filings with the Nasdaq National Market, Nasdaq Small Cap Market or any exchange upon which the Shares may be traded, including filing an additional listing application for the Underlying Shares.

SECTION 4. REORGANIZATIONS.

           As a condition to any Reorganization, lawful and adequate provision shall be made so that immediately after such Reorganization, each Holder shall have the right to receive, in lieu of each Underlying Share or Warrant Share immediately prior to such Reorganization, such Shares, other securities, property or assets as may (by virtue of such Reorganization) be issued or payable with respect to or in exchange for a Share in connection with such Reorganization. In any such case appropriate provisions shall be made with respect to the rights and interests of each Holder to the end that the provisions of this Warrant Agreement shall thereafter be applicable, as nearly as may be, in relation to any Shares, other securities, property or assets obtainable upon exercise of the Warrant after such Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation of such Reorganization, the Company or any successor entity (if other than the Company) resulting from such transaction shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holder such Shares, other securities, property or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive. Notice of any proposed Reorganization shall be given by the Company to each Holder as promptly as possible after such Reorganization above appears likely. The Company shall also notify each Holder promptly and in any event within seven days of any adjustment required to be made pursuant to this (S)4. Following any Reorganization in which assets, property or securities other than Shares are obtainable upon exercise of the Warrant, the term "Underlying Shares" shall be deemed to include such other securities, property and assets.

SECTION 5. DISSOLUTION OR LIQUIDATION; DIVIDENDS AND DISTRIBUTIONS.

           Upon any proposed distribution of the assets of the Company in dissolution or liquidation, the Company shall mail notice of such distribution to each Holder and shall make no distribution to its shareholders until the expiration of 60 days from the date of mailing of such notice. Upon receipt of such notice, each Holder may (a) exercise the Warrant at any time prior to the expiration of such 60 day period and thereafter receive any distributions made to shareholders of the Company in connection with such dissolution or liquidation, or (b) exercise its rights under (S)10.1 of this Warrant Agreement to the extent such rights are then applicable, in which case no dissolution or liquidation of the Company may be commenced until such Holder has been paid in full all amounts owed pursuant to (S)10 of this Warrant Agreement.

           The Company shall mail notice of any dividend or distribution (other than dividend or distributions in connection with a dissolution or liquidation described above or in connection with Reorganizations covered by (S)4) to each Holder at least 30 days prior to the record date for such dividend or distribution or, if no record date is set, at least 30 days prior to the payment date of such dividend or distribution.

SECTION 6. ANTIDILUTION ADJUSTMENTS.

           In order to prevent dilution of the exercise rights of the Warrants, the Exercise Price shall be subject to adjustment from time to time pursuant to this (S)6.

           If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Company at any time combines (by reverse stock split or otherwise) its outstanding Shares into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

           If (and whenever), on or after the date of this Warrant Agreement, the Company issues or Transfers, or in accordance with this Section is deemed to have issued or Transferred, any Shares for a consideration per Share less than the Exercise Price in effect immediately prior to such issue or Transfer, then immediately upon such issue or Transfer the Exercise Price shall be reduced to equal (a) the sum of (1) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or Transfer times the number of Shares Deemed Outstanding immediately prior to such issue or Transfer, plus (2) the consideration, if any, received by the Company upon such issue or Transfer, divided by (b) the number of Shares Deemed Outstanding immediately after such issue or Transfer.

           If the Company in any manner grants any rights or options to subscribe for or to purchase Shares or any stock or other securities convertible into or exchangeable for Shares (such rights, options or securities being called "Derivative Securities") and the price per Share for which Shares are issuable upon the exercise or conversion of such Derivative Securities is less than (a) the Exercise Price in effect immediately prior to the time of the granting or issuing of such Derivative Securities or (b) the Fair Market Value of the Shares determined as of such time, then the total maximum number of Shares issuable upon the exercise or conversion of such Derivative Securities shall be included in the number of Shares Deemed Outstanding and shall be deemed to have been issued and Transferred by the Company at the time of the grant or issuance of such Derivative Securities for such price per Share. For purposes of this Section, the "price per Share for which Shares are issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or issuance of such Derivative Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise or conversion of all such Derivative Securities, by (B) the total maximum number of Shares issuable upon the exercise or conversion of such Derivative Securities. No further adjustment of the Exercise Price shall be made when Shares are actually issued upon the exercise or issuance of such Derivative Securities. "Shares Deemed Outstanding" means, at any given time, the number of Shares actually outstanding at such time, plus the number of Shares deemed to be outstanding pursuant this (S)6 (whether or not the Derivative Securities are actually exercisable at such time), but excluding any Underlying Shares.

           If the purchase price or additional consideration provided for in any Derivative Securities, or the rate at which any Derivative Securities are convertible into or exchangeable for Shares shall change at any time, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Derivative Securities still outstanding provided for such changed purchase price, additional consideration or changed rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice of such adjustment has been given by the Company to all holders of the Warrants.

           Upon any adjustment of the Exercise Price pursuant to this (S)6, the number of Underlying Shares shall be adjusted by multiplying the number of Underlying Shares immediately prior to such transaction by a fraction (i) the numerator of which shall be the Exercise Price in effect immediately prior to such transaction and (ii) the denominator of which shall be the Exercise Price immediately after such transaction.

           The provisions of this (S)6 shall not apply to Exempt Sales. For purposes of determining Fair Market Value and the fair market value of any consideration received by the Company for Shares (or Derivative Securities), Fair Market Value and the fair market value of such consideration shall be determined by the Holders and the Company in good faith as of immediately prior to any such transaction.

           For purposes of explanation, an example of the calculations required pursuant to this (S)6 is attached to this Agreement.

SECTION 7. ADDITIONAL ADJUSTMENT TO EXERCISE PRICE.

           The Exercise Price will be adjusted to the average of the closing bid prices of the Shares over the last 45 trading days prior to April 30, 2004, if, and only if, such average is less than the initial Exercise Price (in each case, as appropriately adjusted for any stock split, stock dividend or similar transaction occurring after the date of this Agreement and on or prior to April 30, 2004). If any adjustment to the Exercise Price is made under this (S)7, then the provisions of (S)6 of this Warrant Agreement shall apply as if the Exercise Price, as adjusted under this (S)7, had been the Exercise Price at all times since the date of this Warrant Agreement.

           Each Holder agrees, individually and not jointly, that such Holder will not sell any Shares short prior to April 30, 2004.

SECTION 8. FULLY PAID SHARES; TAXES; FRACTIONAL SHARES.

           The Company covenants and agrees that the Warrant Shares will, at the time of delivery upon the exercise of the Warrant, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state issuance or transfer taxes that may be payable in respect of the Warrant or any Warrant Shares or certificates issued upon the exercise of the Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any Transfer involving a Transfer of Warrant Shares in the name other than that of a Holder, and any such tax shall be paid by the Holder requiring such Transfer. Fractional Warrant Shares shall not be issued upon the exercise of the Warrant in any case in which the Underlying Shares are not a whole number and, in lieu of a fractional Warrant Share the Company shall round the number of Shares being issued up to the nearest whole number.

SECTION 9. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.

           9.1. In General. Neither the Warrant nor any Warrant Shares shall be Transferred except upon the conditions specified in this Warrant Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of any such Transfer.

           9.2. Restrictive Legend. The Warrant and any Warrant Shares shall be represented by certificates, and, unless otherwise permitted by the provisions of this (S)9.2, shall be marked with a legend reading substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY BE APPLICABLE AND ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANT PURSUANT TO WHICH SUCH SECURITIES WERE ISSUED.

           If a registration statement covering the Warrant or any Warrant Shares shall become effective under the Securities Act and under any applicable state securities laws, or if the Company shall receive an opinion of counsel reasonably satisfactory to the Company (which shall include counsel to the

Company and counsel to the original Holder of the Warrant) that, in the opinion of such counsel, such legend is not required (including, without limitation, because of the availability of an exemption afforded by Rule 144 under the Securities Act), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend or issue new Warrants or certificates without such legend. Upon the reasonable written request of a Holder, the Company shall forthwith request counsel to render an opinion with respect to the matters covered in this paragraph, and the Company shall pay all expenses in connection with such matters.

SECTION 10. PUT RIGHTS.

           10.1. Right to Put. At any time following the earlier of (i) the first occurrence of a Triggering Event, (ii) the date the Company notifies the Holder of a proposed distribution upon dissolution or liquidation, or (iii) the fifth anniversary of the date of this Warrant Agreement, each Holder shall have the right to require the Company or Services to purchase all of its Warrant and any Warrant Shares held by such Holder for cash (the "Right to Put"), and the Company and Services agrees to make such purchase.

           10.2 Closing of the Right to Put. Each Holder may exercise the Right to Put by delivering notice of exercise (the "Notice of Sale") to the Company, provided that, on the date of such delivery, either (i) the Company's stock is not listed on The New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, or (ii) the daily trading volume of the Shares as reported by Nasdaq is less than 30,000 Shares daily (as such number is appropriately adjusted for stock splits, stock dividends and similar transactions), averaged over the last 45 trading days (i.e., representing the sale of 15,000 Shares). The purchase price for each Underlying Share or Share shall be equal to Fair Market Value less the Exercise Price per Share. Fair Market Value for this (S)10 shall be determined as of the date of the Notice of Sale by the exercising Holder. Following the determination of the purchase price, the exercising Holder shall select a settlement date by notice in writing to the Company, which, unless otherwise agreed by the Company, shall be not less than 10 days nor more than 30 days after such determination. On such settlement date, upon surrender of the Warrant (and any certificates evidencing Warrant Shares) by the exercising Holder at the principal place of business of the Company, or, at the option of such Holder, upon delivery of the Warrant and such certificates to an escrow agent reasonably acceptable to such Holder and the Company, the Company shall pay the purchase price to such Holder in immediately available funds by the method specified in the Notice of Sale.

           10.3. Default by the Company. If for any reason the Company shall default on, or be otherwise unable to meet, its obligations under this (S)10, at the exercising Holder's option, the Company or Services shall promptly either
(a) issue to such Holder the Company's or Services demand promissory note in the principal amount equal to any unpaid amounts, bearing interest at a rate of 15%, compounded quarterly, with the Company required to use any available cash to pay any accrued interest and unpaid principal on such note, or (b) return the Warrant and any certificates evidencing Shares to such Holder, and thereafter the Holders may exercise the Right to Put at any subsequent time. Such rights shall be in addition to all other rights and remedies available to the Holders upon a breach by the Company of its obligations under this (S)10.

SECTION 11. REGISTRATION RIGHTS.

           11.1 Requests for Registration. Each Holder may request by written notice to the Company at any time the registration under the Securities Act on Form S-3 or any other applicable form of all or any portion of its Underlying Shares and Warrant Shares for sale in a firm commitment or best efforts underwriting. A registration requested pursuant to this (S)11.1 is referred to as a "Demand Registration." Each request for a Demand Registration shall specify the approximate number of Shares requested to be registered. Each Holder shall be entitled to request one Demand Registration in which the Company shall pay all Registration Expenses. Within 10 business days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Shares and, except as provided in (S)11.5 below, will include in such registration all Shares held by other Holders with respect to which the Company has received written requests for inclusion therein within 10 business days after the receipt of the Company's notice.

           11.2 Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the Holders were given piggyback rights pursuant to (S)11.3 unless the underwriter in such previous registration consents to a shorter period. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's Board of Directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, business combination, tender offer, joint venture, reorganization or similar transaction; provided that in such event, the Holders initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations and the Company shall pay all Registration Expenses in connection with such registration.

           11.3 Piggyback Registrations. Whenever the Company proposes to register the sale of any of its securities (whether for itself or any of its security holders) under the Securities Act and the registration form to be used may be used for the registration of Shares (a "Piggyback Registration"), the Company shall give prompt written notice to all Holders of its intention to effect such a registration and, subject to (S)(S)11.4 and 11.5 below, shall include in such registration all of the Holders' Shares with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. The Registration Expenses in all Piggyback Registrations shall be paid by the Company.

           11.4 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company or a successor, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall exclude from such registrations the excess amount of Shares, and shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Shares and Underlying Shares requested to be included in such registration pursuant to registration rights granted by the Company, prorata among the owners of such Shares and Underlying Shares on the basis of the number of Underlying Shares and Shares owned by each such owner, and (iii) third, other Shares requested to be included in such registration.

           11.5 Priority on Secondary Registrations. If the managing underwriters of a Demand Registration advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall exclude from such registration the excess amount of Shares, and shall include in such registration (i) first, the Shares and Underlying Shares requested to be included therein by the Holder(s) who requested such registration, prorata among such Holders on the basis of the number of Underlying Shares and Shares owned by each Holder, (ii) second, other Shares and Underlying Shares requested to be included in such registration by the other Holder(s), prorata among such Holders on the basis of the number of Underlying Shares and Shares owned by each Holder and (iii) third, other Shares requested to be included in such registration.

           11.6 Company Holdback Obligations. If the Company has previously filed a registration statement with respect to Shares pursuant to (S)11.1 or
(S)11.3, and if such previous registration was underwritten and has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for its equity securities under the Securities Act (except on Form S-4, S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration unless the underwriters in the previous registration consent to a shorter period. The Company shall not effect any public sale of its equity securities, or any securities convertible into or exchangeable or exercisable for such units or securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration of its securities (except as part of such underwritten registration or pursuant to registrations on Form S-4, S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree.

           11.7 Registration Procedures. Whenever the Holders have requested that any Shares be registered pursuant to this (S)11, the Company shall use its best efforts to effect the registration and the sale of such Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

           (i) prepare and file with the Securities and Exchange Commission, within 90 days of receiving a request for a Demand Registration, a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective (provided that a reasonable time before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Shares covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

           (ii) notify each Holder of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (iii) furnish to each seller of Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

                  (iv) use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

                  (v) notify each seller of such Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, whereupon such sellers shall cease distributing any Shares until, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (vi) cause all such Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on Nasdaq and, if listed on Nasdaq, use its best efforts to secure designation of all such Shares covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 promulgated by the Securities and Exchange Commission or, failing that, to secure Nasdaq authorization for such Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Shares with the NASD;

                  (vii) provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement;

                  (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Shares being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Shares (including effecting a stock split or a combination of shares);

                  (ix) make available for inspection by any seller of Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 promulgated by the Securities and Exchange Commission;

                  (xi) permit any Holder who might, in its sole and exclusive judgment, be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

                  (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

                  11.8 Registration Expenses. All expenses incident to the Company's performance of or compliance with this (S)11, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, NASD fees, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, fees (up to $10,000) and disbursements of one counsel for the Holders, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company as provided in this (S)11.

                  11.9 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement filed by the Company, prospectus prepared by the Company or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders issued by the Company.

                  11.10 Indemnification by the Holders. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Shares pursuant to such registration statement.

                  11.11 Defense. Any person entitled to indemnification under this (S)11 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  11.12 Contribution. The indemnification provided for under this (S)11 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. In order to provide for contribution in any case in which either (i) any Holder exercising rights under this (S)11 makes a claim for indemnification pursuant to this (S)11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this (S)11 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Holder in circumstances for which indemnification is provided under this (S)11; then, in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities which they would otherwise be obligated to indemnify under (S)11.9 and (S)11.10 (after contribution from others) in such proportions so that such Holder is responsible for the portion of such aggregate losses, claims, damages or liabilities represented by the percentage that the public offering price of its Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the proceeds to it from the sale of all Shares sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  11.13 Participation in Underwritten Registrations. No person may participate in any registration under this (S)11 which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such underwriter and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  11.14 Other Registration Rights. The Company shall not grant to any persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which conflict or are inconsistent with the rights of the Holders pursuant to this Agreement.

                  11.15 Selection of Underwriters. The Board of Directors of the Company shall have the right to select the investment banker(s) and manager(s) to administer any registered offering of the equity securities of the Company, after consultation with any Holder(s) exercising a Demand Registration.

                  11.16 Assignment of Rights. Except as otherwise agreed by the parties to any Transfer of a Warrant or any Shares, any rights granted pursuant to this (S)11 shall be automatically assigned to any transferee of the Warrant.

SECTION 12.       LOOK-BACK.

                  If (a) the Shares are not traded on The New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, (b) within 12 months following any acquisition by the Company of the Warrant or any Warrant Shares from a Holder (other than an acquisition of the Warrant upon its exercise), the Company consummates a Look-Back Transaction, or enters into an agreement contemplating any Look-Back Transaction which is thereafter consummated within 6 months of the date of entering into such agreement; and (c) the fair market value of the Shares indicated by such Look-Back Transaction exceeds the per Share purchase price paid in such acquisition; then in each such case the Company shall promptly pay to such Holder an amount in cash equal to the difference between the price paid to such Holder in the acquisition (as adjusted to reflect additional amounts paid as a result of any previous Look-Back Transactions) and the value of the Shares as indicated by such Look-Back Transaction. In determining fair market value of the Shares as indicated in a Look-Back Transaction, no discount shall be applied to reflect the fact that the Underlying Shares or the

Shares held by the Holder would constitute a minority interest in the Company's total capital structure, would be illiquid or would have transfer restrictions, and the value of the Shares as indicated in the Look-Back Transaction shall be adjusted by assuming all Shares and Underlying Shares acquired in the acquisition were outstanding and that the Company had additional cash equal to the consideration paid in the acquisition.

SECTION 13.       TAG-ALONG AND SALE ARRANGEMENTS.

                  13.1. Tag-Along Rights. Each Holder shall have the right to have a prorata portion of its Underlying Shares and any Shares held by such Holder included in any Transfer by the Principals or their personal representatives, heirs and assigns unless such Transfer shall be (a) of 1% or less of the outstanding Shares in a transaction or series of transactions effected in the public markets, (b) to the Company, as long as it does not create an Event of Default under the Note Agreement, or (c) to any other person or entity approved in advance by the Holders, which approval shall not be unreasonably withheld. Such prorata portion shall be equal to the total number of Shares to be sold in the proposed Transfer, multiplied by a fraction equal to the number of Underlying Shares or Shares held by the Holder divided by the number of Underlying Shares or Shares held by the Holder plus the number of Shares held by the Principal and other shareholders selling in the proposed Transfer. If a Holder notifies the Company that such Holder wishes to condition any exercise of all or part of the Warrant upon consummation of any such Transfer (such that only Shares and not the Warrant will be sold in such Transfer), then the Company shall, if such Transfer is consummated, deem such exercise to have been consummated immediately prior to such Transfer (provided the applicable Exercise Price is paid in full), and, if such Transfer is not consummated, return such Warrant and any Exercise Price paid to such Holder unless otherwise instructed by such Holder.

                  13.2. Tag-Along Notices. Promptly after becoming aware of any proposed Transfer under (S)13.1, the Company and the Principals shall give notice of such transaction to each Holder, specifying the terms of the transaction, including the date on which it is expected to occur, the number of Underlying Shares and Shares which may be sold by such Holder, and stating any other material information concerning such Transfer. Each Holder shall have 20 days after the receipt of such notice in which to respond as to whether or not it elects to be included in the proposed Transfer on the terms set forth in the notice. If a Holder elects to be included, the Company and the Principals shall use its best efforts to include such Holder's securities upon the same terms as those applicable to the proposed Transfer.

                  13.3. Personal Gain on Sale Transaction. Neither the Company nor the Principals (and the personal representatives, heirs and assigns of the Principals) shall enter into any Sale Transaction if the Company's executives, officers or directors will receive any Excess Compensation in connection with such Sale Transaction unless, in connection with and as a condition to such Sale Transaction, proper provision is made such that the Holder receives an amount in connection with such Sale Transaction equal to the amount of such Excess Compensation times such Holder's Applicable Percentage.

SECTION 14.       BOARD RIGHTS.

                  14.1 Notices and Right to Attend. So long as the aggregate Applicable Percentage of the Institutional Holders is at least 5%, each Institutional Holder shall receive all notices of and shall have the right to attend (by any of the Institutional Holder's authorized representatives) at Company's expense all meetings of (i) the board of directors of the Company,
(ii) the board of directors of Services, and (iii) any committees of either board. The Company agrees that meetings of the Boards of Directors of the Company and Services shall take place at least quarterly. Each Institutional Holder shall be entitled to receive, at the same time distributed to members of such boards or committees, copies of all minutes of such meetings along with copies of any information or other items distributed to the members of such boards and committees, whether or not the Institutional Holder's representative attends any meeting. Any such board or committee observers shall be entitled to have the Company reimburse them for all reasonable out-of-pocket expenses (which will include travel expenses only if the applicable board or committee meets in person rather than telephonically).

                  14.2. Right to Board Seats. In addition to representatives with attendance rights as described in (S)14.1, so long as the Notes remain outstanding or the aggregate Applicable Percentage of the Institutional Holders is at least 5%, the Boards of Directors of the Company and Services shall consist of not more than seven members, and the Institutional Holders shall have the right to name two representatives who shall maintain seats on such Boards, and be entitled to all benefits generally available to members of such Boards. Such representatives shall be appointed to such Boards as soon as practicable following the date the Institutional Holders notify the Company of the identity of such representative, and the appointment of such representatives shall be approved by the Boards for purposes of any change in control provisions in any severance arrangements or other contracts triggered by a change in the membership of the Boards. Any such representatives shall be entitled to have the Company reimburse them for all reasonable out-of-pocket expenses (which will include travel expenses only if the applicable board or committee meets in person rather than telephonically); shall be indemnified by the Company to the fullest extent permitted by Colorado and Minnesota law (as applicable); and shall be entitled to have the Company advance expenses in connection with such indemnification to the fullest extent permitted by Colorado and Minnesota law (as applicable). The Company's Personnel and Compensation Committee shall include at least one representative of the Institutional Holders, so long as at least one such representative meets any applicable regulatory requirements applicable to such committee membership.

                  14.3. Remedies Upon Occurrence of Triggering Event. Upon the occurrence of a default in any payment to the Holders required by this Agreement or in any payment required under the Note Agreement, the Company, Services and the Principals shall take all action necessary to increase the size of the Boards of Directors of the Company and Services, as requested by the Institutional Holders, and the Institutional Holders shall have the right to name one additional representative to such Boards (so that, if the Notes remain outstanding, the total number of representatives named to such Boards by the Institutional Holders shall constitute three out of eight). The Company and the Principals shall take all necessary action to promptly cause the Institutional Holders' representatives elected to such Boards, including (if necessary) convening a special meeting of the Company's shareholders as soon as practicable and voting for the Institutional Holders' representatives.

                  14.4 Board Vacancies. If, prior to the end of the term of any member of the Boards of Directors of the Company or Services designated by the Institutional Holders, a vacancy in the office of such member shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled by the Institutional Holders as provided in this
(S)14. The Institutional Holders shall have the right to replace their representatives on such Boards at any time with or without cause.

                  14.5 Principals. The Principals shall take all action necessary or reasonably advisable to give effect to the provisions of this
(S)14, including voting their Shares in favor of any representative to the Boards of Directors of the Company named by the Holders and recommending that other stockholders of Holdings vote their Shares in favor of such representatives.

SECTION 15.       PURCHASE RIGHTS.

                  Subject to any consent required pursuant to (S)16 of this Warrant Agreement, if the Company authorizes the issuance or sale of any Shares or other securities issued by the Company (including any securities containing options or rights to acquire any Shares) ("Offered Securities"), the Company shall first offer to sell to each Holder a portion of the Offered Securities equal to the Applicable Percentage held by such Holder. Each Holder shall be entitled to purchase such Offered Securities at the most favorable price and on the most favorable terms as such Offered Securities are to be offered to any other person or entity. The provisions of this (S)15 shall not apply to Exempt Sales.

                  In order to exercise its purchase rights under this (S)15, within 20 days after receipt of written notice from the Company describing in reasonable detail the Offered Securities, the purchase price for such Offered Securities, the payment terms and such Holder's percentage allotment, the Holder must deliver a written notice to the Company describing its election under this
(S)15. If all of the Offered Securities offered to the Holders are not fully subscribed, any Offered Securities not purchased by the Holders shall be reoffered by the Company to the Holders purchasing their full allotment upon the terms set forth in this paragraph, except that such Holders must exercise their purchase rights within five days after receipt of such reoffer. The closing of the purchase and sale of the Offered Securities pursuant to the provisions of this (S)15 shall occur at a place and on a date which are agreed to by the Company and any participating Holder, but no more than 60 days after the date of the election by a Holder which resulted in the sale and purchase of such Offered Securities.

                  Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Offered Securities which the Holders have not elected to purchase during the 20 days following such expiration on terms and conditions no more favorable to the purchasers than those offered to such Holders. Any Shares or other securities offered or sold by the Company after such 20-day period must be reoffered to the Holders pursuant to the terms of this (S)15.

                  If a Holder is unable to purchase such Offered Securities for cash because of regulatory restrictions limiting the amount of such Holder's investment in the Company, the Company will permit such Holder to pay for such Offered Securities, at such Holder's option, by (i) such Holder's issuance of a five year subordinated promissory note, bearing interest at the prime rate as set forth in the "Money Rates" column or similar listing of The Wall Street Journal, secured to the extent required by Colorado law, or (ii) cancellation of an amount of accrued interest and, if necessary, accrued royalties or principal of the Note, in each case equal to the amount owing on such Offered Securities.

SECTION 16.       COVENANTS.

                  The covenants and other agreements of the Company set forth in the Note Agreement (including any defined terms) are hereby incorporated into this Warrant Agreement by this reference, and the Company agrees that it will take all action required to be taken by such the Note Agreement, and omit to take any action prohibited by the Note Agreement; provided, however, that following the date that all principal, royalties, interest and other amounts owing on the Note are paid in their entirety, only the provisions of (S)(S)6.6,
6.13 and 6.16 of the Note Agreement shall be incorporated into this Warrant Agreement, and only for so long as the aggregate Applicable Percentage of the Institutional Holders is at least 5%. Without the consent of the Holders, the Company agrees that it will not, and the Principals agree that they will not take any action: (i) to effect any amendment to the Company's charter or bylaws which adversely affects the Holders or any holder of Warrant Shares, and (ii) to effect any Reorganization or similar transaction involving the Company if the result of such transaction would be to convert or change the Holders' equity interest in the Company into a form of consideration which differs from the form held by the Principals (provided that this obligation shall not bind a Principal in his or her capacity as a director to the extent the Principal believes in good faith such obligation is inconsistent with the Principal's fiduciary duties as a director).

SECTION 17.       LOST, STOLEN WARRANTS, ETC.

                  If the Warrant or any certificates evidencing Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant or certificate of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant or certificate, or in lieu of the Warrant or certificate lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be deemed sufficient) of the loss, theft or destruction of such Warrant or certificate.

SECTION 18.       MISCELLANEOUS.

                  18.1. Holder Not A Shareholder. Except as otherwise specifically provided in this Warrant Agreement, prior to the exercise of the Warrant no Holder shall be entitled to any of the rights of a shareholder of the Company, including the right as a shareholder to (a) vote or consent or (b) receive dividends or any other distributions made in respect of Shares.

                  18.2. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant Agreement shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prepaid overnight delivery addressed to each Holder at its last known address appearing on the books of the Company maintained for such purpose or (ii) if by a Holder, by prepaid overnight delivery, addressed to the Company at the Company's address as set forth in (S)2; and

(b) if given by courier or confirmed facsimile transmission shall be deemed to have been made or given when received. Each Holder and the Company may each designate a different address by notice to the other in the manner provided in this (S)18.2.

                  The Company shall notify each Holder promptly and in any event within 7 days of any adjustment required to be made pursuant to (S)(S)2, 6 or 7, and provide such Holder with a reasonably detailed explanation as to any such adjustment.

                  18.3. Successors and Assigns; Transfers by the Principals. This Warrant Agreement and the rights evidenced by the Warrant shall inure to the benefit of and be binding upon the successors and assigns of the Company and each Holder, provided that no rights under this Agreement shall be transferred to any purchaser of Warrant Shares in a public market. The provisions of this Warrant Agreement are intended to be for the benefit of the Holders of the Warrant or the Warrant Shares and shall be enforceable by the Holders. Prior to any Transfer of any Shares to any person who would, following such Transfer, be a holder of more than 5% of the outstanding Shares, the Company and each of the Principals agrees that it or he will obtain the consent of the prospective transferee to be bound by all provisions of this Warrant Agreement applicable to a Principal, and the Company will not recognize any Transfer of Shares on its stock books unless the prospective transferee has executed an agreement to be so bound.

                  18.4. Actions by Holders; Amendments and Waivers. Any action by the Holders pursuant to this Agreement, including any notice, waiver, modification, supplement, variation or amendment of any provision of the Warrant and this Warrant Agreement, may be taken only pursuant to an instrument in writing. Any waiver, modification, supplement, variation or amendment to this Agreement may only be taken by the Majority Holders, provided, however, that no such action shall, without the consent of all Holders: (a) change the Exercise Price, the Exercise Period, the Right to Put or the number of Underlying Shares or Warrant Shares, (b) materially change the provisions of (S)10, or (c) amend the provisions of this (S)18.4. Notwithstanding the foregoing, each Holder shall have all rights reserved for separate Holders pursuant to this Warrant Agreement, including without limitation the right to exercise the Warrant and the Right to Put pursuant to (S)10.

                  18.5. Headings; Severability. The descriptive headings of sections of this Warrant Agreement are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant Agreement. Should any part of the Warrant or this Warrant Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if the Warrant and this Warrant Agreement had been executed with the invalid portion eliminated. It is the intention of the Company and the Holders that they would have executed and accepted the remaining portion of the Warrant and this Warrant Agreement without including in such remaining portion any such part, parts or portion which may, for any reason, be hereafter declared invalid.

                  18.6. Governing Law. The Warrant and this Warrant Agreement and all matters concerning the Warrant and this Warrant Agreement shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws; provided however, that with respect to the Company's internal corporate matters, the laws of the State of Colorado shall govern the Warrant and this Warrant Agreement.

                  18.7. Survival of Certain Provisions. Except as otherwise provided, the provisions of this Warrant Agreement shall survive the exercise of the Warrant and shall continue in full force and effect following such exercise until all Warrant Shares are no longer restricted securities under the federal securities laws.

                  18.8. Specific Performance. The Company and Services acknowledge and agree that the Holders would be damaged irreparably in the event any of the provisions of this Warrant Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company and Services agree that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant Agreement and to enforce specifically this Warrant Agreement and the terms and provisions of this Warrant Agreement in any action instituted in any federal or state court in the United States having jurisdiction over the parties and the matter, in addition to any other remedy to which the Holders may be entitled, at law or in equity.

                  18.9. Consent to Jurisdiction. THE COMPANY AND SERVICES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE MAJORITY HOLDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND SERVICES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. EACH OF THE COMPANY AND SERVICES SHALL MAINTAIN THE APPOINTMENT OF ITS REGISTERED AGENT FOR SERVICE IN COLORADO, AND AGREES THAT ITS AGENT MAY RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE HOLDER BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN (S)18.2 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY THE COMPANY AND SERVICES FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY THE COMPANY OR SERVICES REFUSES TO ACCEPT SERVICE, EACH OF THE COMPANY AND SERVICES HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS WARRANT AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF HOLDER TO BRING PROCEEDINGS AGAINST THE COMPANY OR SERVICES IN THE COURTS OF ANY OTHER JURISDICTION.

                  18.10. Waiver of Jury Trial. EACH OF THE COMPANY, SERVICES AND EACH HOLDER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS WARRANT, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE HOLDERS AND THE COMPANY OR SERVICES; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF THE COMPANY OR SERVICES OR THE HOLDERS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS,

PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THE COMPANY, SERVICES OR THE HOLDER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH OF THE COMPANY, SERVICES AND THE HOLDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS WARRANT AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY, SERVICES AND THE HOLDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE WARRANT. EACH OF THE COMPANY, SERVICES AND THE HOLDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Warrant Agreement has been duly executed as of the day and year first above written.

COMPANY:                               HOLDERS:

ACT Teleconferencing, Inc.             NEWWEST MEZZANINE FUND LP
                                       By Touchstone Capital Group LLLP, General
By _________________________________   Partner
Its ________________________________

SERVICES:                              ________________________________
                                       David L. Henry, Managing General Partner
ACT Teleconferencing Services, Inc.
                                       KCEP VENTURES II, L.P.
By _________________________________   By KCEP II, LC, General Partner
Its ________________________________
                                       ________________________________
PRINCIPALS:                            Terry Matlack, Managing Director

________________________________       CONVERGENT CAPITAL PARTNERS I, L.P.
                                       By Convergent Capital, LLC, General
                                       Partner
________________________________
                                       ________________________________
                                       Keith Bares, Executive Vice President
________________________________
                                       JAMES F. SEIFERT MANAGEMENT TRUST
                                       DATED OCTOBER 8, 1992
________________________________       By James F. Seifert and Nancy L. Seifert,
                                       as Trustees and not individually


                                       ________________________________
                                       James F. Seifert, Trustee


                                       ________________________________
                                       Nancy L. Seifert, Trustee

                              ELECTION TO PURCHASE

TO: ACT Teleconferencing, Inc.:

              The undersigned registered holder of the Warrant attached to this election notice irrevocably exercises the Warrant, purchases pursuant to such exercise ________ Shares of the Company, makes payment of $____ for such Shares, and requests that the certificates for such Shares be issued in the name of the undersigned holder or its nominee and delivered to such holder at holder's address on the books of the Company.

Holder:  _______________________________________



By:      _______________________________________


Dated:   _______________________________________


                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned registered holder of the Warrant attached to this assignment notice, sells, assigns and transfers unto _________________ the Warrant and all rights evidenced by such Warrant and does irrevocably constitute and appoint___________________ attorney to transfer such Warrant on the books of the Company.

Holder:  _______________________________________



By:      _______________________________________


Dated:   _______________________________________

                     Warrant Agreement Definitions Schedule

              As used in this Warrant Agreement, the following terms have the following respective meanings:

              "Applicable Percentage" means the number of Underlying Shares or Warrant Shares held by a Holder divided by the number of Fully Diluted Shares.

              "Company" means ACT Teleconferencing, Inc., a Colorado corporation, and any successor to all or substantially all of the assets and business of ACT Teleconferencing, Inc. Unless the context otherwise indicates, "Company" shall also include all Subsidiaries of the Company.

              "Determined Value" means the greater of (i) Fair Value of the Company and (ii) six (6) times the Company's EBITDA for the 12 full months preceding the date of determination of Determined Value, less (a) outstanding funded debt and the unpaid and accrued interest on outstanding funded debt, in each case as of the end of the 12 month period described above (for this purpose, funded debt shall mean any long term and/or permanent debt as of the end of the 12 month period described above, including the lowest average revolving debt for working capital purposes during any 30 day period within the 12 month period described above) plus (b) the Company's cash and Cash Equivalents (as defined in the Note Agreement), in each case as of the end of the 12 month period described above. At the option of the Holder exercising the Right to Put, the Determined Value shall be equal to the price set forth in any bona fide offer to purchase the Company received within 12 months prior to the date of such Holder's Notice of Sale.

              "EBITDA" means the consolidated net income of Holdings, plus interest expense, provision for income taxes for such period, depreciation and amortization expense, all as calculated from financial statements of Holdings prepared in accordance with GAAP.

              "Excess Compensation" means any cash, securities or other remuneration, including cash, securities or other remuneration related to future performance or payable subsequent to the closing of a Sale Transaction, in excess of (a) compensation in the form of salary and bonus (but excluding stock based compensation) for services rendered in an amount equal to the amounts paid by the Company during the previous 12 full months (excluding payments pursuant to executive compensation agreements in effect prior to the issuance of the Warrant), plus (b) consideration received on a prorata basis as a shareholder of the Company. To the extent such cash, securities or other remuneration is payable subsequent to the closing of a Sale Transaction, the amount of Excess Compensation shall be the present value of such cash, securities or other remuneration, discounted to the time of the closing of the Sale Transaction at the then prevailing prime rate of interest as set forth in the "Money Rates" or similar listing in The Wall Street Journal. To the extent such cash, securities or other remuneration payable subsequent to the closing of the Sale Transaction is unliquidated or contingent, the amount of such cash, securities or other remuneration, for purposes of computing Excess Compensation, shall be equal to the maximum amount that may be payable at such future time.

              "Exempt Sales" means (a) the issuance of Shares upon the exercise of the Warrants, and (b) the issuance of Shares to the Company's employees and non-employee directors, provided that such

Shares are issued to the Company's management or employees under a bona-fide compensation arrangement that has been approved by the Company's Board of Directors are provided as compensation in connection with bona fide employment arrangements.

              "Exercise Period" means any time prior to 5:00 p.m., Denver time, on May 12, 2010, provided, however, that if the full funding contemplated by
(S)2.4 of the Note Agreement does not occur and all amounts previously funded under such (S)2.4 of the Note Agreement are repaid within 10 days of the date full funding was originally scheduled, then this Warrant shall cease to be exercisable and shall be cancelled.

              "Exercise Price" is defined and set forth in the first paragraph of this Warrant Agreement.

              "Fair Market Value" means the (i) if the Shares are not traded on The New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, then Determined Value divided by the number of Fully Diluted Shares, or (ii) if the Shares are traded on The New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, then the average, for the 45 trading day period prior to the date for determining Fair Market Value (appropriately adjusted to reflect any stock splits, stock dividends, recapitalizations, mergers, business combinations or similar transactions applicable to the Shares after the beginning of such 45 trading day period) of the closing bid prices, regular way, of the Shares on the Nasdaq National Market or the Nasdaq SmallCap Market, or, if the Shares are not quoted on such market, the closing sales prices, regular way, on the principal national securities exchange on which the Shares are listed or admitted to trading.

              "Fair Value" means the fair value of the Company determined in accordance with the procedures set forth below. In determining Fair Value, (i) no discount shall be applied to reflect the fact that the Underlying Shares or the Shares held by the Holders would constitute a minority interest in the Company's total capital structure, (ii) no discount shall be applied to reflect the fact that the Warrant or the Shares held by the Holders may not be freely tradable due to restrictions on transfer, lack of a public market, or otherwise, and (iii) the aggregate exercise price of any options, warrants or convertible securities included within the definition of Fully Diluted Shares shall be deemed to have been received by the Company. Promptly after any event requiring the determination of Fair Value, the Holders and the Company shall attempt to reach agreement on Fair Value. In connection with the determination of the fair value of the Company, the Company shall provide the Holders and the Holders' agents with all information in the Company's possession applicable to the determination of Fair Value. If the Holders and the Company agree on Fair Value, the parties shall put their agreement in writing. If the parties cannot agree, they shall promptly appoint a mutually acceptable qualified independent appraiser to determine Fair Value. If such parties shall be unable to agree on such an appraiser within 20 days of the event requiring determination of Fair Value, Fair Value shall be determined by a panel of three independent appraisers, one of whom shall be selected in good faith by the Company, another of whom shall be selected in good faith by the Majority Holders and the third of whom shall be selected by such other two appraisers or, if such appraisers shall be unable to agree upon a third appraiser within 10 days of the selection date of the second of such two appraisers, by the American Arbitration Association; provided, that if either party fails to select its appraiser within 10 days after the expiration of the time period for selecting a single appraiser, then Fair Value shall be determined solely by the appraiser selected by the other party. The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine the fair value of the Company within 30 days after the final appointment of all appraisers, and such determination shall be final and binding upon the parties. If three appraisers shall be appointed, (a) if the median of the determinations of the appraisers shall equal the mean of such determinations, such mean shall constitute the determination of the appraisers, otherwise (b) the determination of the appraiser that shall differ most from the other two appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute Fair Value. Each party shall bear its respective fees and expenses with respect to any appraisal procedures and one-half of the fees and expenses of the third appraiser participating in any appraisal procedure. The Company shall cause one copy of the final determination of the appraisers to be sent directly to each Holder.

              "Fully Diluted Shares" means the sum of (a) the total number of outstanding Shares plus (b) the total number of Warrant Shares plus (c) the total number of Shares issuable upon the exercise of options, warrants or other derivative securities, but only to the extent the exercise or conversion price of such derivative securities is less than Fair Market Value.

              "Holder" has the meaning set forth in the preamble to this Warrant Agreement and includes any transferee of any Holder.

              "Look-Back Transaction" shall mean (a) consummation of a public offering or disposition of Shares, (b) a private sale, or series of private sales, of Shares constituting more than twenty percent (20%) of the Shares then outstanding, (c) the sale or disposition (or a series of related sales or dispositions) of all or substantially all of the assets of the Company on a consolidated basis, including any sale or disposition of the capital stock or assets of the subsidiaries of the Company, or (d) any merger, consolidation, combination or similar transaction involving the Company in which the Shares are changed or converted.

              "Majority Holders" means the Institutional Holders holding a majority of the Underlying Shares held by the Institutional Holders, or, if the Institutional Holders no longer hold any Warrants, a majority of the Warrant Shares held by the Institutional Holders.

              "Note" means the note issued to the Holder pursuant to the Note Agreement.

              "Notice of Sale" has the meaning set forth in (S)10.2.

              "Principals" means the Principals as described in the preamble to this Warrant Agreement and any other person who beneficially owns 5% or more of the Shares, other than the Holders and any person acquiring such ownership in the public markets or through the conversion of preferred stock issued prior to the date of this Agreement or the purchase of common stock through the exercise of warrants issued prior to the date of this Agreement in connection with the issuance of convertible preferred stock.

              "Reorganization" means (a) any split, subdivision, reorganization or reclassification of the Shares or other equity securities or interests of the Company, (b) any merger, consolidation, combination or similar transaction involving the Company, or (c) any Sale Transaction.

              "Right to Put" has the meaning set forth in (S)10.1.

              "Sale Transaction" means any transaction pursuant to which (a) the Company would sell or dispose (in one or a series of related sales or dispositions) all or substantially all of the assets of the Company on a consolidated basis (other than inventory in the ordinary course of business), including any sale or disposition of the capital stock or assets of the Subsidiaries of the Company, or (b) the Company or holders of Shares would Transfer Shares, or the Company would engage in any merger, consolidation, combination or similar transaction, in one or a series of related transactions, such that the beneficial owners of Shares immediately prior to the transaction or transactions will, immediately after such transaction or transactions, beneficially own less than a majority of the Shares or outstanding equity of the surviving corporation, or (c) any transaction or series of related transactions which results in any change of control of the Company (as the term "control" is defined in Rule 405 the Securities Act), whether such change of control occurs through sale of assets, securities or Shares, exchange of securities, or otherwise.

              "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations under such act, all as the same shall be effect at the time.

              "Shares" means, collectively, (a) shares of the Company's common stock, no par value, and (b) any other class of equity security issued by the Company that is not limited to a fixed sum in respect to the rights of the holders of such security to participate in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

              "Subsidiary" means any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, at least 50% of the voting equity securities.

              "Transfer" means any sale, transfer, issuance, assignment, pledge or other disposition or conveyance of Shares or the Warrant.

              "Triggering Event" has the meaning set forth in the Note
Agreement.

              "Underlying Shares" means the Shares issuable upon exercise of the Warrant.

              "Unlocking Proposal" means any bona fide proposal made to the Company or any of its shareholders pursuant to which a Sale Transaction would occur.

              "Warrant" means the Warrants issued on the date of this Warrant Agreement to the Holders and any warrant issued in exchange or substitution for the Warrants.

              "Warrant Shares" means the Shares obtained upon exercise of the Warrant.

                     Warrant Agreement Antidilution Example

               Example of Antidilution Adjustments Under Section 6

         Shares Outstanding                                  10,000,000
         Underlying Shares                                    2,000,000
         Exercise Price                                     $      2.00

         Issue Shares below Exercise Price

         New Shares Issued                                    1,000,000
         New Price                                          $      1.50
         Total Shares and Underlying Shares                  13,000,000

         Calculation of New Exercise Price

         Exercise Price                                     $      2.00
         times
         Old Shares and Underlying Shares                    12,000,000
         plus
         New capital raised                                 $ 1,500,000
         divided by
         Total Shares and Underlying Shares                  13,000,000

         ---------------------------------------------------------------
         New Warrant Exercise Price                         $      1.96
         ---------------------------------------------------------------

         Calculation of Number of Underlying Shares

         Old Underlying Shares                                2,000,000
         times
         Old Exercise Price                                 $      2.00
         divided by
         New Exercise Price                                 $      1.96

         ---------------------------------------------------------------
         New Underlying Shares                                2,039,216
         ---------------------------------------------------------------

                               Security Agreement

              This Security Agreement (this "Agreement"), dated as of May 12, 2003, is made by ACT Teleconferencing Services, Inc., a Minnesota corporation (the "Company"), and the Co-Borrowers listed on the signature page of this Agreement (the "Co-Borrowers" and, together with the Company, the "Borrower"), in favor of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as Collateral Agent (the "Collateral Agent"), for the benefit of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as a lender, and KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (collectively, "Lenders"). In consideration of Lenders' provision of financing to Borrower pursuant to the terms and conditions of a Note Agreement dated as of the date of this Agreement among Borrower, Lenders and ACT Teleconferencing, Inc. (as such Note Agreement may be amended, supplemented, amended and restated, renewed or otherwise modified from time to time hereafter, the "Note Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Collateral Agent, for the benefit of Lenders, agree as follows:

              1. Definitions.

         (a) Whenever the following terms are used in this Agreement, they shall be defined as follows:

              "Collateral" shall mean all of Borrower's assets and property, whether now owned or existing or hereafter acquired or arising regardless of where located, including (i) all of Borrower's "Equipment," "General Intangibles," "Inventory", "Investment Property" and "Receivables" (all as defined below); (ii) all proceeds including, without limitation, proceeds of any insurance policies, and all products of all of Borrower's Equipment, General Intangibles, Inventory and Receivables; (iii) all of Borrower's books and records related to any of the foregoing; (iv) all of Borrower's rights, title and interest in and to all cash, accounts, deposits and similar sums; and (v) all of the foregoing, whether now owned or existing or hereafter acquired or arising, or in which Borrower now has or hereafter acquires any rights.

              "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment and fixtures, including, without limitation, tangible personal property not otherwise described in this Agreement, furniture, machinery, vehicles, computers and associated hardware and equipment and trade fixtures, together with any and all attachments, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

              "General Intangibles" shall mean all choses in action, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Receivables), now owned and hereafter acquired, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, service marks, service mark applications, service names, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, all intellectual property used by Borrower in the operation of computers and associated hardware and other equipment, licenses, franchises, customer lists, tax refunds, tax refund claims, pension plan refunds and reversions, rights and claims against carriers and shippers, rights to indemnification and mineral rights.

              "Inventory" shall mean and include all of Borrower's now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale, rental or lease, including, without limitation, all farm products, all product and sales catalogs and literature, raw materials, minerals, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same.

              "Investment Property" shall mean "investment property" as defined in the UCC.

              "Receivables" shall mean and include all of Borrower's now existing and hereafter arising or acquired accounts, receivables and all present and future rights of Borrower to payment for goods sold, rented or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; proceeds of any letters of credit on which Borrower is named as beneficiary; contract rights; chattel paper; instruments; documents; insurance proceeds; and all such obligations whatsoever owing to Borrower, together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same may represent, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         (b) Unless the context requires otherwise, any capitalized term not defined this Agreement shall have the meaning given to such term in the Note Agreement. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent such terms are defined.

              2.  Grant of Security Interest; Term; Perfection.

         (a) As security for the due and punctual payment and performance of the Obligations in full, Borrower hereby grants to the Collateral Agent, for the benefit of Lenders, a security interest in all of the Collateral. This Agreement shall terminate on the later to occur of (i) the full performance, payment and satisfaction of the Obligations in cash or cash equivalents and (ii) the termination of the Note Agreement. Until termination of this Agreement, the security interest of the Collateral Agent, for the benefit of Lenders, in the Collateral, and all proceeds and products thereof, shall continue in full force and effect.

         (b) Borrower hereby irrevocably authorizes the Collateral Agent, on behalf of Lenders, to file any financing statement deemed appropriate by the Collateral Agent in its sole discretion in order to perfect the security interest granted by this Agreement. Until the termination of this Agreement, Borrower shall perform any and all steps requested by the Collateral Agent to perfect, maintain and protect the security interest of the Collateral Agent for the benefit of Lenders in the Collateral, including, without limitation, executing and filing financing and continuation statements in form and substance satisfactory to the Collateral Agent, maintaining a perpetual inventory and complete and accurate stock records, delivering to the Collateral Agent warehouse receipts covering that portion of the Collateral located in warehouses and for which warehouse receipts are issued, transferring Inventory to warehouses approved by the Collateral Agent, delivering to the Collateral Agent all certificates of title with respect to Borrower's motor vehicles or other similar titled property, placing notations on Borrower's books of account to disclose the security interest of the Collateral Agent for the benefit of Lenders in such books, taking such other steps as deemed necessary by the Collateral Agent to protect Lenders' interest in the Inventory and delivering to the Collateral Agent all letters of credit on which Borrower is named as a beneficiary. The Collateral Agent may file one or more financing statements disclosing the security interest granted to the Collateral Agent for the benefit of Lenders under this Agreement without Borrower's signature appearing on such financing statements and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory is in the possession or control of any warehouseman or any of Borrower's agents or processors, Borrower shall notify such warehousemen, agents or processors of the security interest of the Collateral Agent for the benefit of Lenders in such Inventory and instruct them, upon the Collateral Agent's request, to hold all such Inventory for the account of the Collateral Agent, on behalf of Lenders, and subject to the Collateral Agent's instructions. Borrower shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, that no such taxes, assessments or governmental charges need be paid during such period as they are being contested in good faith by Borrower, in appropriate proceedings promptly commenced and diligently prosecuted, if adequate reserves in accordance with GAAP have been set aside on Borrower's books, and the continuance of such contest shall neither result in any part of the Collateral or the premises or any other property of Borrower being made the subject of any proceeding in foreclosure, or of any levy or execution, which shall not have been stayed or dismissed, or the subject of any seizure or other loss nor prevent the Collateral Agent, for the benefit of Lenders, from acquiring and/or maintaining a perfected security interest in the Collateral after the Closing Date or with respect to any future advances under the Note Agreement; and provided, further, that Borrower will promptly pay such tax, assessment or charge when the dispute is finally settled. If Borrower fails to pay such taxes, assessments and governmental charges, the Collateral Agent may (but shall not be required to) pay the same and charge the cost to Borrower's account as part of the Obligations payable on demand and secured by the Collateral. In order to protect or perfect the security interest which the Collateral Agent is granted for the benefit of Lenders under this Agreement, the Collateral Agent may, in its sole discretion, discharge any lien or encumbrance or bond on the Collateral, pay any insurance, maintain guards, pay any service bureau and obtain any record and charge the same to Borrower's account as an advance under this Agreement and part of the Obligations, payable on demand and secured by the Collateral. The Collateral Agent may notify Borrower's customers or account debtors, at any time and from time to time, that the Receivables have been assigned to the Collateral Agent for the benefit of Lenders and of the security interest of the Collateral Agent for the benefit of Lenders in the Receivables, and if, upon an Event of Default, the Collateral Agent shall desire that Borrower's customers or account debtors make payment directly to the Collateral Agent for the benefit of Lenders, the Collateral Agent, as Borrower's irrevocable attorney-in-fact, shall be entitled to notify such customers and account debtors to make payments directly to the Collateral Agent for the benefit of Lenders, in the Collateral Agent's name and to such address as the Collateral Agent may designate. Borrower understands and agrees that the Collateral Agent has no obligation whatsoever to, but the Collateral Agent, at its sole discretion, may, take any steps to collect any of Borrower's Receivables, and that all costs of collection and other expenses incurred in connection therewith shall be charged to Borrower's account.

       (c) The Collateral Agent shall have no duty of care with respect to the Collateral except that the Collateral Agent shall exercise reasonable care with respect to the Collateral in its custody. The Collateral Agent shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Collateral Agent accords its own property, or if the Collateral Agent takes such action with respect to the Collateral as Borrower shall request in writing. No failure to comply with any such request of Borrower nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care, nor shall the Collateral Agent's failure to take steps to preserve rights against any parties or property be deemed to be failure to exercise reasonable care with respect to the Collateral in the Collateral Agent's custody.

              3. Set-Off and Related Matters. All moneys, securities and other properties of Borrower and the proceeds thereof now or hereafter held or received by the Collateral Agent from or for the account of Borrower, including any and all deposits (general or special), account balances and credits of Borrower with the Collateral Agent at any time existing, shall be deemed Collateral under this Agreement and held as security for the Obligations and may be set-off and applied against any Obligations. The rights given to the Collateral Agent under this Agreement are cumulative with the other rights and remedies of the Collateral Agent, for the benefit of Lenders, including other rights of set-off.

              4.   Collateral Agent as Borrower's Attorney.

       (a) Upon the occurrence of an Event of Default, Borrower hereby appoints the Collateral Agent, or any other Person whom the Collateral Agent may designate, as Borrower's attorney, with power: (i) to send requests for verification of Receivables to customers or account debtors; (ii) to sign and endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security in payment of Receivables or from the sale of Inventory or that may otherwise come into the Collateral Agent's possession;
(iii) to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers; (iv) to collect, enforce, compromise, settle and adjust all Receivables and take other actions with respect thereto as the Collateral Agent determines in its sole discretion; (v) to give receipts in Borrower's name and to perform such other acts in connection with the Receivables as the Collateral Agent in its sole discretion may determine to be appropriate; (vi) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by the Collateral Agent, which may be a post office box opened by the Collateral Agent for such purpose or any other address, at the Collateral Agent's sole discretion; (vii) to receive, open and dispose of all mail addressed to Borrower; and (viii) to do all things necessary to perfect the security interest of the Collateral Agent, for the benefit of Lenders, in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement. All such acts shall be at the cost of Borrower, and Borrower hereby ratifies and approves all acts of such attorney. Neither the Collateral Agent nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and this Agreement terminated. Borrower agrees to execute and deliver promptly to the Collateral Agent all instruments necessary or appropriate, as determined in the Collateral Agents sole discretion, to further the Collateral Agent's exercise of the rights and powers granted it in this
(S)4.

         (b) So long as no Event of Default shall have occurred and be continuing:

               (i) Borrower shall be entitled to receive dividends to the extent permitted by the Note Agreement and to exercise any and all voting and other consensual rights, in each case pertaining to the common stock of any of Borrower's Subsidiaries for any purpose not inconsistent with the terms of this Agreement or the Note Agreement; provided, however, that Borrower shall not exercise or refrain from exercising any such right if, in the judgment of the Collateral Agent, such action or inaction would have a material adverse effect on the value of the Collateral or any part thereof, and, provided, further, that Borrower shall give the Collateral Agent prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any right pertaining to such stock or any part thereof which is material to the interests of the Collateral Agent and Lenders.

               (ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

Upon the occurrence of an Event of Default, and after notice to Borrower by the Collateral Agent, all rights of Borrower to receive dividends or to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to (S)4(b)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights on behalf of Lenders.

               5. Examination of Collateral and Records. The Collateral Agent shall, upon reasonable notice to Borrower and during normal business hours, have access to and the right to examine and inspect the Collateral and all of Borrower's books and records relating to the Collateral. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Collateral Agent shall at all times thereafter have access to and the right to examine and inspect the Collateral and all of Borrower's books and records relating thereto.

               6. Warranties and Representations. Borrower warrants and represents that:

               (a) The Collateral has not suffered damage or destruction which renders it inoperable and, under applicable zoning, use, environmental protection and other laws, ordinances, rules and regulations, such properties may be used for the present use and purpose as described in the Agreement.

               (b) Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens except for Permitted Liens.

              (c) Without limiting the foregoing, no portion of the real property constituting a portion of the Collateral is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 C.F.R. (S)1909.1).

              (d) Borrower has executed UCC financing statements, containing sufficient legal descriptions of the Collateral and otherwise in form and substance sufficient for filing in every governmental, municipal or other office in every jurisdiction necessary to perfect the security interest of the Collateral Agent for the benefit of Lenders in the Collateral. The Financing Documents and/or financing statements with respect thereto have been filed for record in all public offices wherein such filing is necessary to perfect, fully preserve and protect the lien of the Collateral Agent for the benefit of Lenders under the Financing Documents against creditors, and the Collateral Agent, for the benefit of Lenders, has a perfected security interest in the Collateral specifically described therein.

              (e) Other than Borrower's current name, neither Borrower nor any of its Subsidiaries has used any names during the last five years (either as a company name, trade name, assumed name, business name, fictitious name or otherwise) and has no present plans to use any such names.

              (f) The principal place of business of Borrower, the office where its chief executive offices and accounting offices are located, the office where Borrower keeps its records concerning the Receivables and General Intangibles, Borrower's registered office, and the location of all of Borrower's Inventory, Equipment and other tangible Collateral is 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401-8944, and such location is the sole location for Borrower's business and the Collateral.

              (g) The federal employer identification number and organizational number of each Borrower is as follows:

         Borrower                                    FEIN           Org. No.
         --------                                    ----           --------
         ACT Teleconferencing Services, Inc.         41-1665759     19941088983
         ACT VideoConferencing, Inc.                 41-1798183     20011209669
         ACT Proximity, Inc.                         84-1613549     20011241877
         ACT Research, Inc.                                         19891112377

              7. Covenants. Until the Obligations are fully paid, performed and satisfied and this Agreement is terminated, Borrower covenants that it shall:

              (a) Defend in good faith the Collateral against the claims and demands of all persons;

              (b) Advise the Collateral Agent in writing, at least thirty (30) days prior thereto, of any change in Borrower's principal place of business, registered office or other places of business, or the opening of any new places of business, or any change in Borrower's name or the adoption by Borrower of trade names, assumed names or fictitious names, and, in such event, Borrower shall promptly execute and deliver to the Collateral Agent (and Borrower agrees that the Collateral Agent may execute and deliver the same as Borrower's irrevocable attorney-in-fact) new UCC financing statements describing the Collateral specified in this Agreement and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Collateral Agent's sole discretion, to perfect or continue perfected the security interest of the Collateral Agent for the benefit of Lenders in the Collateral based upon such new places of business or registered offices or changes in or adoption of names, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse the Collateral Agent therefor if the Collateral Agent pays the same;

              (c) If any commercial tort claim arises after the date of this Agreement, Borrower shall notify the Collateral Agent of such claim and promptly execute a supplement to this Agreement to specifically identify any such commercial tort claim for purposes of confirming the security interest of the Collateral Agent for the benefit of Lenders in such claim.

              (d) Notify the Collateral Agent in writing immediately upon the creation of any Receivables with respect to which the account debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business which is located in a foreign country;

              (e) Mark its books and records of Receivables to indicate the security interest granted to the Collateral Agent for the benefit of Lenders under this Agreement;

              (f) Immediately notify the Collateral Agent in writing of any information which Borrower has or may receive with respect to the Collateral which might in any manner materially adversely affect the value thereof or the rights of the Collateral Agent for the benefit of Lenders with respect thereto;

              (g) Maintain the Equipment in good operating condition and repair, make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, promptly inform the Collateral Agent of any material additions to or deletions from the Equipment and immediately upon demand therefor by the Collateral Agent, deliver to the Collateral Agent any and all evidences of ownership of the Equipment (including, without limitation, certificates of title and applications for title); and if Borrower fails to keep and maintain the Equipment in good operating condition and repair or to make necessary replacements thereof, the Collateral Agent may (but shall not be required to) so maintain, repair or replace all or any part of the Equipment and charge the cost thereof to Borrower's account as part of the Obligations payable on demand and secured by the Collateral;

              (h) Insure the Collateral in the name of the Collateral Agent, for the benefit of Lenders, against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Collateral Agent shall specify in amounts and under policies by insurers acceptable to the Collateral Agent, and the policies or a certificate thereof signed by the insurer evidencing that such insurance coverage is in effect for periods of not less than one (1) year shall be delivered to the Collateral Agent within five (5) Business Days after the issuance of the policies to Borrower and after each renewal thereof and all premiums thereon shall be paid by Borrower monthly in advance; each such policy shall name the Collateral Agent for the benefit of Lenders (and no other party other than the Bank) as mortgagee under a New York Standard Mortgage clause or other similar clause acceptable to the Collateral Agent, shall contain a lender's loss payable clause acceptable to the Collateral Agent and shall provide that such policy may not be amended or canceled without thirty
         (30) days prior written notice to the Collateral Agent; and if Borrower fails to do so, the Collateral Agent may (but shall not be required to) procure such insurance and charge the cost to Borrower's account as part of the Obligations payable on demand and secured by the Collateral, the premises and other security for the Obligations;

              (i) Not permit any part of the Collateral (except for Inventory in the ordinary course of business) or any of the records concerning the same to be removed from the locations referred to in ss.6(f) above or any other location at which any of the same may hereafter be located and shall not move or change its principal place of business, registered office or other place of businesses, or open new places of business, or change its name or adopt trade names, assumed names or fictitious names, without notification to the Collateral Agent as provided in Section 7(b) above;

              (j) Not permit any of the Equipment to be sold, transferred or otherwise disposed of or to become a fixture to real property not mortgaged to the Collateral Agent, for the benefit of Lenders, or an accession to other personal property not constituting part of the Collateral except as otherwise permitted under the Note Agreement;

              (k) Not, except for Permitted Liens and except as otherwise provided in this Agreement or in the Note Agreement, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral; and

              (l) If any of the Equipment is sold by Borrower, transferred or otherwise disposed of and (i) (A) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or (B) such Equipment is replaced by Equipment leased by Borrower, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Bank for application to the Bank Indebtedness or, if not so delivered and applied, to the Collateral Agent, which proceeds shall be applied to the repayment of the Obligations, or (ii) such sale, transfer or disposition is made in connection with the purchase by Borrower of replacement Equipment, Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by Borrower of replacement Equipment and shall deliver to the Collateral Agent written evidence of the use of the proceeds for such purchase.

              8.  Rights and Remedies of Collateral Agent.

         (a) If any Event of Default shall occur and be continuing, the Collateral Agent, for the benefit of Lenders, shall have, in addition to all other rights provided in this Agreement, the Note Agreement and the other Financing Documents and available at law and in equity, the rights and remedies of a secured party under the UCC, and further, the Collateral Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which Borrower waives, at any time or times, take physical possession of the Collateral and maintain such possession on Borrower's premises at no cost to the Collateral Agent, convert raw materials Inventory to work-in-process Inventory, convert work-in-process Inventory to finished goods Inventory, or remove the Collateral, or any part thereof, to such other place(s) as the Collateral Agent may desire, or Borrower shall, upon the Collateral Agent's demand, at Borrower's own cost and expense, assemble the Collateral and make it available to the Collateral Agent, at a place convenient to the Collateral Agent, and the Collateral Agent may sell and deliver any or all Collateral held by or for the Collateral Agent, for the benefit of Lenders, at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, at the Collateral Agent's sole discretion, and may, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that the Collateral Agent has no obligation to preserve rights to the Collateral against prior parties. Borrower acknowledges that portions of the Collateral could be difficult to preserve and dispose of and further subject to complex maintenance and management. Accordingly, the Collateral Agent shall have the widest possible latitude to preserve and protect the Collateral and the security interest of the Collateral Agent for the benefit of Lenders therein, and the Collateral Agent, at its sole option, shall have the unqualified right to appoint a receiver, without notice or hearing, for the preservation, possession, protection and disposition of all or part of the Collateral and the collection and protection for the Collateral Agent of any proceeds of use or disposition of the Collateral and to do any other thing and exercise any other right or remedy which the Collateral Agent may, with or without judicial process, do or exercise on behalf of Lenders. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address as set forth in the Note Agreement at least ten (10) days before the time of sale or other disposition. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order the Collateral Agent elects) of all Obligations. The Collateral Agent will return any excess to Borrower and Borrower shall remain liable to Lenders for any deficiency. The rights and remedies of the Collateral Agent for the benefit Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or Lenders may have.

         (b) Borrower shall pay to the Collateral Agent, on demand and as part of the Obligations, all costs and expenses, including court costs, attorneys' fees and costs of sale, incurred by the Collateral Agent in exercising any of its rights or remedies under this Agreement.

              9. Waiver; Amendments; Successors and Assigns.

         (a) Any and all rights of the Collateral Agent for the benefit of Lenders with respect to the Collateral and the security interest granted under this Agreement shall continue unimpaired, notwithstanding the release or substitution of any Collateral at any time(s), or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by the Collateral Agent and/or Lenders in reference to any Obligations, and Borrower hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence.

         (b) Failure by the Collateral Agent, on behalf of Lenders, to exercise any right, remedy or option under this Agreement or any present or future supplement hereto or in any other agreement between Borrower and the Collateral Agent and/or Lenders or delay by the Collateral Agent in exercising the same will not operate as a waiver by the Collateral Agent or any Lender of its right to exercise any such right, remedy or option. No waiver by the Collateral Agent will be effective unless it is in writing and then only to the extent specifically stated.

         (c)  This Agreement cannot be changed or terminated orally.

         (d) The Collateral Agent and Lenders shall have the right to assign this Agreement. Borrower may not assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement, by operation of law or otherwise, and any such assignment, transfer or other disposition without the prior written consent of the Collateral Agent and the Majority Purchaser shall be void. All of the rights, privileges, remedies and options given to the Collateral Agent for the benefit of Lenders under this Agreement shall inure to the benefit of the respective successors and assigns of the Collateral Agent and Lenders, and all the terms, conditions, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of Borrower, the Collateral Agent and Lenders, respectively.

              10. Miscellaneous.

         (a) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (b) This Agreement has been delivered and accepted at and shall be deemed to have been made at Denver, Colorado. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of Colorado and all other laws of mandatory application.

         (c) BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE COLLATERAL AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE

BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE COLLATERAL AGENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN THE NOTE AGREEMENT AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY BORROWER FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         (d) EACH OF BORROWER AND THE COLLATERAL AGENT HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS, OR
(B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE COLLATERAL AGENT AND BORROWER; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF BORROWER OR THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH BORROWER OR THE COLLATERAL AGENT; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH OF BORROWER AND THE COLLATERAL AGENT ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE COLLATERAL AGENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF BORROWER AND THE COLLATERAL AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. EACH OF BORROWER AND THE COLLATERAL AGENT FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         (e) Borrower covenants, warrants and represents to the Collateral Agent, for the benefit of Lenders, that all of Borrower's representations and warranties contained in this Agreement are true at this time, shall survive the execution and delivery of this Agreement and shall remain true in all material respects until the Obligations are fully performed, paid and satisfied, subject to such changes as may not be prohibited hereby or do not constitute Events of Default under this Agreement.

         (f) All of the Obligations shall constitute one loan secured by the security interest of the Collateral Agent for the benefit of Lenders in the Collateral and by all other security interests, mortgages, liens, claims and encumbrances now and from time to time hereafter granted by Borrower to the Collateral Agent for the benefit of Lenders. The Collateral Agent may, in its sole discretion, (i) exchange, enforce, waive or release any such security or portion thereof, (ii) apply such security and direct the order or manner of sale thereof as the Collateral Agent may, from time to time, determine, and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner following the occurrence of any Event of Default without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

         (g) Borrower shall reimburse the Collateral Agent for all reasonable attorneys' fees and for all costs, fees, expenses and liabilities incurred by the Collateral Agent or for which the Collateral Agent becomes obligated in connection with or arising out of (i) the negotiation and preparation of this Agreement, any amendment of this Agreement, and any agreements, documents and instruments in any way relating hereto, (ii) the enforcement by the Collateral Agent of any of its rights, on behalf of Lenders, under this Agreement, (iii) any transaction contemplated by this Agreement, (iv) any inspection and/or audit and/or verification of the Collateral and/or Borrower and (v) meeting to discuss any Event of Default and the course of action to be taken in connection therewith; the foregoing to include, without limitation, all fees for the employment of professionals, all lien search and title search fees, all filing and recording fees and all travel expenses. All of the foregoing shall be part of the Obligations, payable upon demand, and secured by the Collateral.

         (h) The Note Agreement and the terms and provisions thereof are hereby incorporated in this Agreement in their entirety by this reference. Any notice or notification required, permitted or contemplated under this Agreement shall be provided in accordance with the provisions of the Note Agreement.

         (i) Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Collateral Agent and Lenders; therefore, Borrower agrees that, if the Collateral Agent so requests, the Collateral Agent, for the benefit of Lenders, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (j) Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this Agreement at any time after the Loans and/or other Obligations become due, as this Agreement provided, in any court in or of the State of Colorado or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Collateral Agent and Lenders against Borrower, the amount due thereon or hereon, plus interest as this Agreement provided, and all costs of collection, and waives and releases all errors in said proceedings and judgments and all rights of appeal from the judgment rendered. Borrower agrees and consents that the attorney confessing judgment on behalf of Borrower may also be counsel to the Collateral Agent, Lenders or any Affiliate of a Lender, waives any conflict of interest which might otherwise arise, and consents to the Collateral Agent paying such confessing attorney a reasonable legal fee or allowing such attorney's reasonable fees to be paid from the proceeds of collection of the Loans and/or Obligations or proceeds of any Collateral, the Premises or any other security for the Loans and the other Obligations.

         (k) THIS AGREEMENT, TOGETHER WITH THE OTHER FINANCING DOCUMENTS, CONSTITUTES A WRITTEN AGREEMENT AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         (l) THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS INDEMNIFICATION OBLIGATIONS PURSUANT TO (S)10(g) AND THE NOTE AGREEMENT.

              11. Security Interest in favor of Bank. Simultaneously with the execution and delivery of this Agreement, Borrower is granting to Vectra Bank Colorado, National Association (the "Bank") a senior security interest in certain collateral to secure the payment in full of certain obligations of Borrower to the Bank. To the extent that any obligation of Borrower pursuant to this Agreement is inconsistent with the obligations of Borrower pursuant to the security interest in favor of the Bank, then the terms of the security interest in favor of the Bank shall govern, pursuant to and to the extent provided in the terms and conditions of the Intercreditor Agreement between the Bank and Lenders dated as of the date of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

BORROWER:

ACT Teleconferencing Services, Inc.


By _____________________________________
Its ____________________________________


ACT VideoConferencing, Inc.


By _____________________________________
Its ____________________________________


ACT Proximity, Inc.


By _____________________________________
Its ____________________________________


ACT Research, Inc.


By _____________________________________
Its ____________________________________


Accepted at Denver, Colorado
as of _________, 2003, by:

COLLATERAL AGENT, FOR THE BENEFIT OF LENDERS:

NewWest Mezzanine Fund LP
By Touchstone Capital Group LLLP,
General Partner


By:______________________________
David Henry, Managing General Partner

                               Closing Certificate

         This Certificate is delivered by ACT Teleconferencing, Inc., a Colorado corporation, ACT Teleconferencing Services, Inc., a Minnesota corporation, ACT VideoConferencing, Inc., a Minnesota corporation, ACT Proximity, Inc., a Colorado corporation, and ACT Research, Inc., a Colorado corporation (individually, a "Loan Party" collectively, the "Loan Parties") pursuant to (S)5.1(a) of the Note Agreement dated May 12, 2003, by and among the Loan Parties and NewWest Mezzanine Fund LP, a Colorado limited partnership, KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (the "Agreement"). Capitalized terms used in this Certificate and not otherwise defined have the meanings assigned to them in the Agreement.

         The undersigned, as a duly appointed officer of each Loan Party, does hereby certify that he has examined the Agreement and that after due inquiry and reasonable investigation:

         1. The representations and warranties of each Loan Party set forth in the Agreement and its Schedules and Exhibits are true and correct as if made on the Closing Date,

         2. Each Loan Party has performed all of its obligations under the Agreement that are to be performed on or prior to the Closing Date,

         3.   No Default or Event of Default has occurred and is continuing,

         4. Attached to this certificate are true and accurate copies of the charter and bylaws of each Loan Party, in each case as amended through the Closing Date, and resolutions of each Loan Party authorizing the sale and issuance of the Note and the Warrant and the authorization, execution and delivery of this Agreement and each of the other agreements required to be executed by such Loan Party in connection with this Agreement,

         5. A legend referencing the restrictions set forth in the Warrant has been added to the certificates evidencing Shares held by the Principals (as defined in the Warrant),

         6. Holdings has duly reserved for issuance the total number of Shares issuable upon exercise in full of the Warrant, and

         7. Attached to this certificate are copies of the Capitalization Schedule, the Indebtedness Schedule and the Projections Schedule.

         8. The Company's tax identification number and organizational number are 41-1665759 and 19941088983, respectively, and Holdings tax identification number and organizational number are 84-1132665 and 19891112372, respectively.

         In witness whereof, the undersigned has executed and delivered this certificate as of May 12, 2003.

HOLDINGS:
ACT Teleconferencing, Inc.


By _____________________________________
Its ____________________________________

COMPANY:
ACT Teleconferencing Services, Inc.


By _____________________________________
Its ____________________________________

CO-BORROWER:
ACT VideoConferencing, Inc.


By _____________________________________
Its ____________________________________

CO-BORROWER:
ACT Proximity, Inc.


By _____________________________________
Its ____________________________________

CO-BORROWER:
ACT Research, Inc.


By _____________________________________
Its ____________________________________

                                   EXHIBIT E

            Description of Closing Opinion of Counsel to the Company

                  The closing opinion of Faegre & Benson, counsel to Borrower, which is called for by (S)5.1(b) of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be reasonably satisfactory in scope and form to the Purchaser, and shall be to the effect that:

                  (1) Each of Holdings, Borrower and their Subsidiaries is a corporation, duly organized, legally existing and in good standing under the laws of the State of [insert state of incorporation].

                  (2) Borrower has the corporate power and authority and is duly authorized to enter into and perform the Financing Documents to which it is a party, to issue the Note and incur the Indebtedness to be evidenced by the Note. Each of Holdings and the Foreign Subsidiaries has the corporate power and authority and is duly authorized to enter into and perform the Financing Documents to which it is a party, and, in the case of Holdings, to issue the Warrant. Each of Holdings, Borrower and their Subsidiaries has the corporate power and authority to conduct the activities in which it is engaged. Borrower is duly licensed or qualified and in good standing as a foreign corporation in the State of Colorado.

                  (3) The Agreement and the other Financing Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower and constitute the legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with their terms, [subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).] The Agreement and the other Financing Documents to which Holdings is a party have been duly authorized, executed and delivered by Holdings and constitute the legal, valid and binding agreement of the Holdings, enforceable against Holdings in accordance with their terms, [subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).]

                  (4) The Note has been duly authorized by proper corporate action on the part of Borrower, has been duly executed by authorized officers of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (5) The Warrant has been duly authorized by proper corporate action on the part of Holdings, has been duly executed and delivered by authorized officers of Holdings and constitutes the legal, valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms, [subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except that enforcement of the provisions with respect to indemnification contained in (S)11.8 of the Warrant may be limited by public policy considerations.]

                  (6) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, or the NASD, is necessary in connection with the execution and delivery of the Financing Documents by Borrower or Holdings which has not been obtained.

                  (7) The Financing Documents create valid and enforceable security interests in favor of the Purchaser in the Collateral therein described which constitutes property in which a security interest can be granted under the UCC.

                  (8) The issuance and sale of the Note and the execution, delivery and performance by Borrower of the Financing Documents to which it is a party will not violate any preemptive or other rights of shareholders of Borrower or conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of its charter or bylaws or under laws of the States of Minnesota or Colorado or any material agreement or other instrument known to such counsel to which Borrower is a party or by which Borrower may be bound. The issuance and sale of the Warrant, the issuance of any Shares upon exercise of the Warrant, and the execution, delivery and performance by Holdings of the Financing Documents to which it is a party will not violate any preemptive or other rights of shareholders of Holdings or conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of its charter or bylaws or under laws of the State of Colorado or any material agreement or other instrument known to such counsel to which Holdings is a party or by which Holdings may be bound.

                  (9) Assuming the accuracy of the Purchaser's representations and warranties in the Agreement, the issuance, sale and delivery of the Note and the Warrant under the circumstances contemplated by the Agreement and the issuance of Shares upon exercise of the Warrant each constitute an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and do not under existing law require the registration of the Note or the Warrant or such Shares under the Securities Act of 1933, as amended.

                  (10) Assuming compliance with the terms and provisions of the Warrant, the Shares issuable upon exercise thereof shall be duly issued, fully paid and nonassessable.

                  (11) The authorized capital stock of the Borrower consists of __________ Shares, of which ________ Shares are issued and outstanding according to the Borrower's stock transfer books and records. The authorized capital stock of Holdings consists of __________ shares, of which _______ shares have been reserved for issuance upon exercise of the Warrant and ________ shares have been reserved for issuance upon the exercise of other warrants or options issued by Holdings.

                  (12) The Guarantee has been duly authorized by proper corporate action on the part of each of the Foreign Subsidiaries, has been duly executed by authorized officers of the Foreign Subsidiaries and constitutes the legal, valid and binding obligation of the Foreign Subsidiaries, enforceable against the Foreign Subsidiaries in accordance with its terms, [subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).]

                  This opinion shall cover such other matters relating to the sale of the Note and the Warrant as the Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, counsel shall be entitled to rely on appropriate certificates of public officials and officers of Borrower and Holdings.

                                    Guarantee

                  This Guarantee dated as of May 12, 2003 (as amended, modified or supplemented from time to time, this "Guarantee"), is jointly and severally made by each of ACT Teleconferencing, Inc, a Colorado corporation, ACT Teleconferencing Belgium SA, ACT Teleconferencing of Bermuda Limited, ACT Teleconferencing of Canada Inc., ACT Teleconferencing Limited, ACT Business Solutions Limited, ACT Teleconferencing France SA, ACT Teleconferencing BV, ACT Teleconferencing GmbH, ACT Teleconferencing Hong Kong Limited, ACT Teleconferencing (Pty) Limited and ACT Teleconferencing Singapore PTE Limited (each, a "Guarantor" and, collectively, the "Guarantors"), in favor of NewWest Mezzanine Fund LP, a Colorado limited partnership, KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (collectively, the "Lenders"). The Lenders entered into a Note Agreement dated as of the date of this Guarantee among ACT Teleconferencing Services, Inc., a Minnesota corporation, and certain co-borrowers listed on the signature page of the Note Agreement (collectively, the "Borrower"), ACT Teleconferencing, Inc. and the Lenders (as it may hereafter be amended or otherwise modified from time to time, the "Note Agreement"). The Guarantors' execution and delivery of this Guarantee is a condition precedent to the making of loans by the Lender under the Note Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make loans under the Note Agreement, each of the Guarantors agrees as follows.

                  1. Guarantee. Each Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether upon the occurrence of an Event of Default or earlier, by reason of acceleration or otherwise, and at all times thereafter of (a) all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owed, held or acquired by the Lenders, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, (b) all Borrower's indebtedness, liabilities and obligations under the Note Agreement and each other Financing Document, and (c) all expenses (including reasonable attorneys' fees) incurred by the Lenders in enforcing any rights under this Guarantee (all such indebtedness, liabilities, obligations and expenses being collectively referred to in this Guarantee as the "Obligations"). Notwithstanding the foregoing, (i) the guarantee of ACT Teleconferencing Limited shall be limited such that the guarantee shall not require ACT Teleconferencing Limited to take any action which would breach or violate the Share Purchaser Agreement dated January 17, 2001 by and among ACT Teleconferencing, Inc. and Dave L. Holden and others for the acquisition of 10,000 Shares of ACT Teleconferencing Limited and (ii) if and to the extent any guarantee by an entity organized or incorporated outside the United States could give rise to adverse tax consequences to ACT Teleconferencing, Inc. under the Internal Revenue Code of 1986, as amended, then such guarantee shall be limited or void to the extent necessary to avoid such adverse tax consequences.

                  2. Guarantee Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Agreement and each other Financing Document, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect to the Financing Documents. The liability of the Guarantors under this Guarantee shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any of the Note Agreement, the other Financing Documents or any other agreement or instrument evidencing all or any part of the Obligations;

                  (b) the absence of any attempt to collect the Obligations from Borrower or any guarantor or surety or other action to enforce the same;

                  (c) the waiver or consent by the Lenders with respect to any provision of any document evidencing the Obligations, or any part thereof, or any other agreement now or hereafter executed by Borrower and delivered to the Lenders and any modification thereof;

                  (d) failure by the Lenders to take any steps to perfect and maintain its security interest in, or preserve its rights to, any security or collateral for the Obligations;

                  (e) the Lenders' election in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. (S)101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

                  (f) any borrowing or grant of a security interest under
         Section 364 of the Bankruptcy Code; or

                  (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  3. Waivers. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Guarantee will not be discharged, except by complete performance of the Obligations contained in this Guarantee. Upon any Event of Default as provided in the Note Agreement or any other instrument or document evidencing all or any part of the Obligations, the Lenders may, at their election, proceed directly and at once, without notice, against the Guarantors to collect and recover the full amount or any portion of the Obligations, without first proceeding against such Borrower or any other Person or against any security or collateral for the Obligations. The Lenders shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantors, such Borrower or from any other Person on account of the Obligations or of any other liability of the Guarantors to the Lenders.

                  4. Authorization. The Lenders are hereby authorized, without notice or demand and without affecting the liability of the Guarantors under this Guarantee, from time to time, to (a) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or otherwise modify, amend or change the terms of the Note Agreement, the Note or any other promissory note, agreement, document or instrument now or hereafter executed by Borrower and delivered to the Lenders; (b) accept partial payments on the Obligations; (c) take and hold security or collateral for the payment of this Guarantee, any other guarantees of the Obligations or other liabilities of Borrower and the Obligations guaranteed under this Guarantee, and exchange, enforce, waive and release any such security or collateral; (d) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and
(e) settle, release, compromise, collect or otherwise liquidate the Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantors under this Guarantee.

                  At any time upon the occurrence and during the continuation of an Event of Default, the Lenders may, in their sole discretion, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment of this Guarantee, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from the Lenders to the Guarantors, and (b) any moneys, credits or other property belonging to the Guarantors, at any time held by or coming into the possession of the Lenders.

                  5. Subrogation. The Guarantors shall have no right of subrogation, and each Guarantor hereby waives any right to enforce any remedy which the Lenders now have or may hereafter have against Borrower or any endorser or any other guarantor of all or any part of the Obligations, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Lenders to secure payment of the Obligations or any other liability of Borrower to the Lenders. Each Guarantor further agrees that any and all claims of such Guarantor against Borrower or any endorser or any other guarantor of all or any part of the Obligations, or against any of their respective properties, arising by reason of any payment by such Guarantor to the Lenders pursuant to the provisions of this Guarantee or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all principal and interest, all reasonable costs of collection (including attorneys' fees) and any other liabilities or obligations owing to the Lenders by Borrower which may arise either with respect to or on any note, instrument, document, item, agreement or other writing heretofore, now or hereafter delivered to the Lenders. Each Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guarantee. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Lenders to secure payment of the Obligations.

                  6. Financial Condition of Borrower. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal, and such Guarantor hereby agrees that the Lenders shall not have any duty to advise the Guarantors of information known to the Lenders regarding such condition or any such circumstances. If a Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantors, then neither such Lender or any other Lender shall be under any obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such Lender wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Guarantors.

              7. Marshalling of Assets. Each Guarantor consents and agrees that the Lenders shall not be under any obligation to marshal any assets in favor of the Guarantors or against or in payment of any or all of the Obligations. Each Guarantor further agrees that, to the extent that Borrower makes a payment or payments to the Lenders, or the Lenders receive any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantors, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

              8.   Representations and Warranties; Incumbency.

              (a) Each Guarantor hereby represents and warrants that (i) such Guarantor is a company duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has full power and authority to make and deliver this Guarantee; (ii) the execution, delivery and performance of this Guarantee by such Guarantor have been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its charter or bylaws or any agreement presently binding on it; (iii) this Guarantee has been duly executed and delivered by the authorized officers of such Guarantor and constitutes its lawful, binding and legally enforceable obligation (subject to the United States Bankruptcy Code and other similar laws generally affecting the enforcement of creditors' rights); (iv) the authorization, execution, delivery and performance of this Guarantee do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency; and (v) there are no actions, suits or proceedings pending or threatened against or affecting such Guarantor, or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if adversely determined, may (A) call into question the legality, validity or enforceability of this Guarantee or any Financing Document, or (B) have a material adverse effect on the condition, financial or otherwise, operations, properties or prospects of such Guarantor.

              (b) Each Guarantor shall deliver to the Lenders, concurrently with the execution of this Guarantee, a certificate executed by an authorized officer of such Guarantor certifying as true, correct, complete and in full force and effect, without amendment or revocation as of the date of this Guarantee, and attaching: (i) the resolutions of the Board of Directors (or similar governing body) of such Guarantor authorizing the execution, performance and delivery of this Guarantee, and (ii) such Guarantor's charter and bylaws or other organizational documents.

              9. Negative Covenants. Each Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Note Agreement remains in effect, such Guarantor shall not, except as otherwise permitted under the Note Agreement:

              (a) create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Indebtedness of any Person;

              (b) sell, lease, transfer or otherwise dispose of any of its material assets; or

              (c) make any material change in the nature of its business as carried on at the date of this Guarantee.

              10. Amendments, Etc. No amendment or waiver of any provision of this Guarantee nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              11. Addresses for Notices. All notices and other communications provided for under this Guarantee shall be in writing and, if to a Guarantor, mailed or delivered to it, addressed to it at the Company's address as set forth in the Note Agreement, if to the Lenders, mailed or delivered to them, addressed to them at the respective addresses of the Lenders specified in the Note Agreement, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective upon the earlier of (a) receipt by the party so notified, or (b) forty-eight (48) hours following deposit in the mails, addressed as aforesaid.

              12. No Waiver; Remedies. No failure on the part of the Lenders to exercise, and no delay in exercising, any right or remedy under this Guarantee shall operate as a waiver of any such right or remedy, and no single or partial exercise by the Lenders of any right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right; nor shall any modification, amendment or waiver of any of the provisions of this Guarantee be binding upon the Lenders, except as expressly set forth in a writing duly signed and delivered by an authorized officer or agent of each of the Lenders on behalf of such Lenders. The Lenders' failure at any time or times hereafter to require strict performance by any of Borrower or Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or such Guarantor and delivered to the Lenders shall not waive, affect or diminish any right of the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Lenders, their respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an authorized officer or agent of each of the Lenders and directed to Borrower specifying such waiver. No waiver by the Lenders of any default or Event of Default shall operate as a waiver of any other default or the same default or Event of Default on a future occasion, and no action by the Lenders permitted under this Guarantee shall in any way affect or impair the Lenders' rights or the obligations of the Guarantors under this Guarantee. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Borrower to the Lenders shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made. The remedies in this Guarantee provided are cumulative and not exclusive of any remedies provided by law.

              13. Right of Set-off. Upon the occurrence and during the continuation of an Event of Default, the Lenders, or any of them, are hereby authorized at any time and from time to time without notice to the Guarantors to the fullest extent permitted by law, to set off and apply any and all deposits

(general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of any Guarantor against any and all of the obligations of the Guarantors now or hereafter existing under this Guarantee, whether or not such Lender shall have made any demand under this Guarantee and although such obligations of such Guarantor may be contingent. Each Lender agrees promptly to notify the applicable Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Lenders may have.

              14. Continuing Guarantee. This Guarantee is a continuing Guarantee and shall (a) remain in full force and effect until payment in full of the Obligations and the termination of all of the Borrower's obligations arising under the Note Agreement and all other amounts payable under this Guarantee, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), a Lender may assign or otherwise transfer any portion of Borrower's indebtedness to such Lender held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect of such Indebtedness granted to such Lender in this Guarantee or otherwise.

              15. Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to principles of conflict of laws.

              16. WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ITS ACCEPTANCE HEREFOF, EACH LENDER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS GUARANTEE OR ANY OF THE FINANCING DOCUMENTS, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE LENDERS AND THE GUARANTORS; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF THE GUARANTORS OR THE LENDERS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THE GUARANTORS OR THE LENDERS; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH GUARANTOR AND EACH LENDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTEE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTEE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. EACH GUARANTOR AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES

ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTEE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

              17. WAIVER OF JURISDICTION. EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTEE, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. EACH GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH GUARANTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE LENDERS BY REGISTERED MAIL TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN (S)11 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY SUCH GUARANTOR FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY A GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS GUARANTEE SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDERS TO BRING PROCEEDINGS AGAINST THE GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION.

              18. Capitalized Terms. Capitalized terms not otherwise defined in this Guarantee shall have the meanings given to such terms in the Note Agreement.

              19. Confession of Judgment. Each Guarantor hereby irrevocably authorizes and empowers any attorney-at-law to appear for such Guarantor in any action upon or in connection with this Guarantee at any time after any of the Obligations become due, as in this Guarantee provided, in any court in or of the State of Colorado or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Lenders against such Guarantor, the amount due thereon or hereon, plus interest as in this Guarantee provided, and all costs of collection, and waives and releases all errors in said proceedings and judgments and all rights of appeal from the judgment rendered. Each Guarantor agrees and consents that the attorney confessing judgment on behalf of such Guarantor may also be counsel to the Lenders or any of the Lenders' respective Affiliates, waives any conflict of interest which might otherwise arise, and consents to the Lenders paying such confessing attorney a reasonable legal fee or allowing such attorney's reasonable fees to be paid from the proceeds of collection of the Loans and/or Obligations or proceeds of any Collateral or any other security for the Loans and the other Obligations.

              20. Joint and Several Obligations. Each of the obligations of each and every Guarantor under this Guarantee are joint and several. The Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Lenders, or any of them, shall not be a defense to any action the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders hereby reserves all rights against each Guarantor.

              21. Guarantee in Favor of Bank. To the extent that any obligation of the Guarantors pursuant to this Guarantee is inconsistent with the obligations of the Guarantors to Vectra Bank Colorado, National Association, then the terms of such obligations to Vectra Bank Colorado, National Association shall govern, pursuant to and to the extent provided in the terms and conditions of the Intercreditor Agreement among Vectra Bank Colorado, National Association and the Lenders dated as of the date of this Guarantee.

         IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTORS:                              ACT Teleconferencing France SA

ACT Teleconferencing, Inc.               By:  ___________________________
                                         Name:
By:  ___________________________         Title:
Name:
Title:                                   ACT Teleconferencing BV

ACT Teleconferencing Belgium SA          By:  ___________________________
                                         Name:
By:  ___________________________         Title:
Name:
Title:                                   ACT Teleconferencing GmbH

ACT Teleconferencing of Bermuda Limited  By:  ___________________________
                                         Name:
By:  ___________________________         Title:
Name:
Title:                                   ACT Teleconferencing (Pty) Limited

ACT Teleconferencing of Canada Inc.      By:  ___________________________
                                         Name:
By:  ___________________________         Title:
Name:
Title:                                   ACT Teleconferencing Hong Kong Limited

ACT Teleconferencing Limited             By:  ___________________________
                                         Name:
By:  ___________________________         Title:
Name:
Title:                                   ACT Teleconferencing Singapore PTE
                                         Limited
ACT Business Solutions Limited
                                         By:  ___________________________
By:  ___________________________         Name:
Name:                                    Title:
Title:

                                Pledge Agreement

         This Pledge Agreement (the "Agreement"), dated as of May 12, 2003, is made by ACT Teleconferencing, Inc., a Colorado corporation ("Pledgor"), in favor of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as Collateral Agent (the "Collateral Agent"), for the benefit of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as a lender, and KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (collectively, "Lenders"). Lenders have provided financing to ACT Teleconferencing Services, Inc. and certain co-borrowers that are subsidiaries of Pledgor (collectively, "Borrower") pursuant to the terms and conditions of a Note Agreement, dated as of the date of this Agreement, among Pledgor, Borrower and Lenders (as such Note Agreement may be amended, supplemented, amended and restated, renewed or otherwise modified from time to time hereafter, the "Note Agreement"). All capitalized terms not otherwise defined shall have the meaning ascribed thereto in the Note Agreement. Pledgor is the owner of the percentage of the outstanding common stock of Borrower and each of the other companies as set forth on Schedule A hereto (each a "Company" and collectively the "Companies") and, as a condition precedent to the Note Agreement and Lenders' extension of credit under the Note Agreement, Lenders have requested that Pledgor grant the Collateral Agent, for the benefit of Lenders, the security interest contemplated by this Agreement. In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Collateral Agent, for the benefit of Lenders, agree as follows:

              1. Grant of Security Interest. Pledgor hereby assigns and pledges to the Collateral Agent for the benefit of Lenders and hereby grants to the Collateral Agent for the benefit of Lenders a security interest in, all of the right, title and interest of Pledgor in and to the following, whether now owned or hereafter acquired (the "Collateral").

                  (a) All shares of stock issued by each Company are held or beneficially owned by Pledgor (the "Pledged Shares"), including the certificates representing the Pledged Shares (as such are listed on Schedule A hereto and made a part hereof), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) All additional shares of stock of each Company from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                  (c) All proceeds of any and all of the foregoing Collateral described in clauses (a) and (b) of this (S)1 and any and all payments (in any form whatsoever) made, due or payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and, to the extent not otherwise included, all payments under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral (the "Proceeds").

              Notwithstanding anything to the contrary contained in this Section 1, Pledgor shall not be required to pledge more than 65% of the total outstanding voting stock of any non-U.S. Subsidiary of Pledgor pursuant to this Agreement if such pledge could give rise to adverse tax consequences to Pledgor, and not be required to pledge more than 60% of the total outstanding stock of ACT Teleconferencing Limited.

              2. Security for Obligations. This Agreement and the Collateral under this Agreement secures the payment of (i) all obligations of Borrower now or hereafter existing under the Note Agreement and the other Financing Documents, whether for principal, interest, fees, expenses or otherwise, (ii) all obligations of Pledgor now or hereafter existing under the Guarantee dated as of the date of this Agreement (the "Guarantee") by Pledgor in favor of Lenders, and (iii) all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations of Borrower and Pledgor being referred to in this Agreement as the "Obligations").

              3. Representations and Warranties. Pledgor represents and warrants as follows:

                  (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Pledged Shares constitute
     (i) one hundred percent (100%) of the issued and outstanding shares of the capital stock of each of the Companies, except for ACT Business Solutions LTD, which is 97.7% owned by the Pledgor, and except for capital stock required to be owned by foreign persons under applicable laws. There are no warrants, options or other rights to acquire any of the capital stock of any Company.

                  (b) Except for Permitted Liens, Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Bank relating to the Bank Indebtedness or Lenders relating to this Agreement.

                  (c) The pledge and delivery of the Pledged Shares pursuant to this Agreement creates a valid and perfected security interest in the Collateral, securing the payment of the Obligations.

                  (d) Except for the filing of a UCC financing statement with the Secretary of State of Colorado and the delivery of stock certificates as provided below, no authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required either (i) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the perfection of or the exercise by the Collateral Agent, for the benefit of Lenders, of its rights and remedies under this Agreement or for the exercise by the Collateral Agent, for the benefit of Lenders, of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                  (e) Pledgor is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has full power and authority to make and deliver this Agreement. Pledgor's organizational number is 19891112372.

                  (f) The execution, delivery and performance of this Agreement by Pledgor (i) have been duly authorized by all necessary action of its officers, directors and stockholders, and (ii) do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its charter or bylaws or any agreement presently binding on it.

                  (g) This Agreement has been duly executed and delivered by the authorized officers of Pledgor and constitutes its lawful, binding and legally enforceable obligation (subject to the Bankruptcy Code (as defined below) and other similar laws generally affecting the enforcement of creditors' rights).

                  (h) The authorization, execution, delivery and performance of this Agreement do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.

                  (i) The outstanding common stock of Pledgor is duly authorized, validly issued, fully paid and nonassessable.

                  (j) There are no actions, suits or proceedings pending or threatened against or affecting Pledgor, or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if adversely determined, may
     (i) call into question the legality, validity or enforceability of this Agreement or any Financing Document, or (ii) have a material adverse effect on the condition, financial or otherwise, operations, properties or prospects of Pledgor.

                  (k) Pledgor has delivered to the Collateral Agent and Lenders, concurrently with the execution of this Agreement, (i) a certificate executed by an authorized officer of Pledgor certifying (A) the resolutions of the directors of Pledgor authorizing the execution, performance and delivery of this Agreement, and (B) as true, correct, complete and in full force and effect, without amendment or revocation as of the date of this Agreement, Pledgor's charter and bylaws.

                  (l) Pledgor has delivered to the Collateral Agent certificates representing the Pledged Shares set forth on the Pledged Shares schedule.

             4. Covenants. Pledgor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Note Agreement remains in effect, Pledgor shall:

                  (a) Not, without the prior written consent of Lender, create or suffer to exist any Lien or any other type of preferential arrangement upon or with respect to the Collateral, or assign any right to receive income, in each case to secure any indebtedness of any Person, other than Permitted Liens

                  (b) Not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral.

                   (c) Cause each Company not to issue any shares of stock, securities, warrants, options or other acquisition rights in addition to or in substitution for the Pledged Shares issued by such entity, except to Pledgor

                   (d) Pledge under this Agreement, immediately upon acquisition (directly or indirectly), any and all additional shares of stock or other securities, warrants, options or other acquisition rights of a Company received or acquired by Pledgor.

              5.   Further Assurances. Pledgor hereby agrees that:

                   (a) From time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, for the benefit of Lenders, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent, for the benefit of Lenders, to exercise and enforce its right and remedies under this Agreement with respect to any Collateral.

                   (b) Pledgor will furnish to the Collateral Agent and each Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

              6.   Voting Rights.

              (a) So long as no Event of Default shall have occurred and be continuing:

                   (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral for any purpose not inconsistent with the terms of this Agreement or the Note Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in the judgment of the Collateral Agent, such action or inaction would have a material adverse effect on the value of the Collateral or any part thereof, and, provided, further, that Pledgor shall give the Collateral Agent prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any right pertaining to the Collateral or any part thereof which is material to the interests of the Collateral Agent and Lenders.

                   (ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered), to Pledgor, on behalf of Lenders, all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

                   (b) Upon the occurrence of an Event of Default, and after notice to Pledgor by the Collateral Agent, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to (S)6(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of Lenders, who shall thereupon have the sole right to exercise such voting and other consensual rights.

                        7. Appointment as Attorney-in-Fact.

                           (a) Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any partner, officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in its own name, from time to time, in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement or any Financing Document to the extent permitted by applicable law, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, any Financing Document and, without limiting the generality of the foregoing, hereby gives the Collateral Agent, for the benefit of Lenders, subject to the other terms of this Agreement, the power and right, on behalf of Pledgor, without notice to or assent by Pledgor to do the following:

                           (i) upon the occurrence and continuance of an Event of Default, to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral which are not permitted by the terms of this Agreement;

                           (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; and

                           (iii) upon the occurrence and continuance of an Event
                  of Default, (A) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction and to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (B) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (C) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (D) except to the extent prohibited by law, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent, for the benefit of Lenders, were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and Pledgor's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the security interest of the Collateral Agent, for the benefit of Lenders, therein, in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

                           Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Agreement and in accordance herewith. This power of attorney is a power coupled with an interest and shall be irrevocable.

                           (b) Pledgor also authorizes the Collateral Agent, for the benefit of Lenders, at any time and from time to time, to execute, in connection with any sale provided for in (S)9 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                       8. Collateral Agent May Perform. If Pledgor fails to perform any agreement contained in this Agreement, the Collateral Agent, for the benefit of Lenders, may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under (S)10(a).

                       9. Duties of Collateral Agent. The powers conferred on the Collateral Agent, for the benefit of Lenders, under this Agreement are solely to protect the interest of the Collateral Agent, for the benefit of Lenders, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession, the Collateral Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility or liability for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) the collection of any proceeds of any Collateral.

                       10. Remedies. If any Event of Default shall have occurred and be continuing:

                           (a) the Collateral Agent, for the benefit of Lenders, may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) exercise any and all rights and remedies of Pledgor in respect of the Collateral, (ii) manage and control the Collateral and do any acts which it deems necessary or desirable to preserve the value or marketability of the Collateral, or any part thereof or interest therein, all without prior notice to Pledgor, except as specifically provided below with respect to a formal public or private sale and, after deducting the expenses of preserving the Collateral, including, without limitation, just and reasonable compensation for its services and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, shall apply the net proceeds of the Collateral pursuant to the provisions of this Agreement, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Nothing contained in this Agreement shall be construed to impose upon the Collateral Agent any obligation to preserve or protect the Collateral following the occurrence of an Event of Default. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (b) Pledgor recognizes and acknowledges that the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable blue sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Collateral Agent has no obligation to delay sale of any such Collateral for the period of time necessary to permit the applicable Company, even if such Company would agree, to register such collateral for public sale under such applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by that fact alone.

                           (c) All payments received by Pledgor under or in connection with any Collateral shall be received in trust for the benefit of the Collateral Agent, on behalf of Lenders, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Collateral Agent for the benefit of Lenders in the same form as so received (with any necessary endorsement).

                           (d) All payments made under or in connection with any Collateral and all cash proceeds received by the Collateral Agent, for the benefit of Lenders, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent, for the benefit of Lenders, as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent, for the benefit of Lenders, pursuant to (S)11) in whole or in part by the Collateral Agent, for the benefit of Lenders, to all or any part of the Obligations, in such order as the Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent, for the benefit of Lenders, and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                       11. Indemnity and Expenses.

                           (a) Pledgor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

                           (b) Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the attorneys fees and fees of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, or the sale of, collection from, or other realization upon, any of the Collateral, as provided for in this Agreement, (iii) the exercise or enforcement of any of the rights of the Collateral Agent, for the benefit of Lenders, under this Agreement or (iv) the failure by Pledgor to perform or observe any of the provisions of this Agreement.

                       12. Security Interest Absolute. All rights of the Collateral Agent, for the benefit of Lenders, and security interests under this Agreement, and all obligations of Pledgor under this Agreement, shall be absolute and unconditional, irrespective of:

                           (a) any lack of validity or enforceability of the Note Agreement, the Guarantee, and the Financing Documents or any other agreement or instrument evidencing all or any part of the Obligations;

                           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Note Agreement, the Guarantee, or any other Financing Document;

                           (c) the absence of any attempt to collect the Obligations from any guarantor or other action to enforce the same;

                           (d) the waiver or consent by the Collateral Agent or Lenders with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement now or hereafter executed by Pledgor and delivered to the Collateral Agent or Lenders;

                           (e) failure by the Collateral Agent to take any steps to perfect and maintain its security interest in, or preserve its rights to, any security or collateral for the Obligations;

                           (f) the Collateral Agent's election in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. (S)101 et seq.) (the "Bankruptcy Code"), of the application of
         Section 1111(b)(2) of the Bankruptcy Code;

                           (g) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

                           (h) any exchange, release or non-perfection of any other collateral; or

                           (i) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor.

                       13. Waiver. Except as otherwise expressly required by the terms of this Agreement, Pledgor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Pledgor, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Agreement will not be discharged, except by complete performance of the Obligations. Upon any Event of Default as provided in the Note Agreement, the Guarantee, the Financing Documents, or any other instrument or document evidencing all or any part of the Obligations, the Collateral Agent, for the benefit of Lenders, may, at its sole election, proceed directly and at once, without notice, against Pledgor to recover the full amount or any portion of the Obligations by exercising its rights provided in (S)10 of this Agreement, without first proceeding against any other Person or against any security or collateral for the Obligations. The Collateral Agent shall have the exclusive right to determine the application of payments and credits, if any, from Pledgor or from any other Person on account of the Obligations or of any other liability of Borrower or Pledgor to the Collateral Agent, for the benefit of Lenders.

                       14. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor from the requirements of this Agreement shall be effective unless the such amendment, waiver or consent is in writing and signed by the Collateral Agent and the Majority Purchaser, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  15. Notices. Any notice or notification required, permitted or contemplated under this Agreement shall be provided in accordance with the provisions of the Note Agreement

                  16. Continuing Security Interest; Assignment; Termination. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of all of the Obligations, (b) be binding upon Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent, for the benefit of Lenders, under this Agreement, to the Collateral Agent and Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Collateral Agent and Lenders may assign or otherwise transfer any instrument held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to them in this Agreement or otherwise. Upon the payment in full of all Obligations and the termination of any and all obligations of Borrower under the Note Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, the Collateral Agent, on behalf of Lenders, shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

                  17. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, except to the extent that the validity or perfection of the security interest under this Agreement, or remedies under this Agreement, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Colorado. Unless otherwise defined in this Agreement or in the Note Agreement, terms used in Article 9 of the UCC are used in this Agreement as defined in the UCC.

                  18. Consent to Jurisdiction. PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE COLLATERAL AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. PLEDGOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY PLEDGOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY LENDER BY REGISTERED MAIL TO PLEDGOR AT ITS ADDRESS PROVIDED IN (S)15 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY PLEDGOR FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY PLEDGOR REFUSES TO ACCEPT SERVICE, PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN

THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

                  19. Waiver of Jury Trial. EACH OF PLEDGOR AND COLLATERAL AGENT HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND PLEDGOR; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF PLEDGOR OR THE COLLATERAL AGENT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PLEDGOR OR THE COLLATERAL AGENT; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. PLEDGOR AND THE COLLATERAL AGENT ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE COLLATERAL AGENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. PLEDGOR AND THE COLLATERAL AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. EACH OF PLEDGOR AND THE COLLATERAL AGENT FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  20. Security Interest in favor of Bank. To the extent that any obligation of Pledgor pursuant to this Agreement is inconsistent with the obligations of Pledgor to Vectra Bank Colorado, National Association, then the terms of such obligations to Vectra Bank Colorado, National Association shall govern, pursuant to and to the extent provided in the terms and conditions of the Intercreditor Agreement among Vectra Bank Colorado, National Association and the Lenders dated as of the date of this Agreement.

                  IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by their officers/managers thereunto duly authorized as to the date first above written.

                                    PLEDGOR:
                                    ACT Teleconferencing, Inc.

                                    By:  ______________________________
                                    Name:
                                    Title:

Accepted in Denver, Colorado,
as of May 12, 2003.

COLLATERAL AGENT FOR THE BENEFIT OF LENDERS:
NewWest Mezzanine Fund LP
By Touchstone Capital Group LLLP, General Partner

________________________________________
David L. Henry, Managing General Partner

                             PLEDGED SHARES SCHEDULE
                                       To
                                Pledge Agreement

                   Pledged Shares Owned and Pledged by Pledgor

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Company                            Number of    Class of Stock    Certificate Nos. Percentage          Percentage
-------                            ----------   --------------    ---------------- -----------         -----------
                                   Shares                                          Owned*              Pledged
                                   ------                                          ------              -------
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing                                                               100%                100%
                                                                                   ----                ----
Services, Inc.
--------------------------------------------------------------------------------------------------------------------------
ACT VideoConferencing, Inc.                                                        100%                100%
                                                                                   ----                ----
--------------------------------------------------------------------------------------------------------------------------
ACT Proximity, Inc.                100          Common            001              100%                100%
                                   ---          ------            ---              ----                ----
--------------------------------------------------------------------------------------------------------------------------
ACT Research, Inc.                              Common                             100%                100%
                                                ------                             ----                ----
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing               100          Common                             100%                65%
                                   ---          ------                             ----                ---
Canada Inc.
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing               25,000       Common                             100%                60%
                                   ------       ------                             ----                ---
Limited
--------------------------------------------------------------------------------------------------------------------------
ACT Business Solutions             29,654       Common                             96.6%               65%
                                   ------       ------                             -----               ---
Limited
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing France SA     2,492        Common                             100%                65%
                                   -----        ------                             ----                ---
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing GmbH          25,000       Common                             100%                65%
                                   ------       ------                             ----                ---
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing BV            40           Common                             100%                65%
                                   --           ------                             ----                ---
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing               749          Common                             100%                65%
                                   ---          ------                             ----                ---
Belgium SA
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing (Pty)         50,000       Common            1,2,3,4          100%                65%
                                   ------       ------            -------          ----                ---
  Limited
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing               9,999        Ordinary          1                100%                65%
                                   -----        --------          -                ----                ---
  Hong Kong Limited
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing of            12,000       Common                             100%                65%
                                   ------       ------                             ----                ---
  Bermuda Limited
--------------------------------------------------------------------------------------------------------------------------
ACT Teleconferencing               100,000      Ordinary          006              100%                65%
                                   -------      --------          ---              ----                ---
  Singapore PTE Limited
--------------------------------------------------------------------------------------------------------------------------

*Other than required foreign owership